Exhibit 10.51

Deal CUSIP: H1437LAN6
Revolving Facility CUSIP: H1437LAP1

Execution Version

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
among
CHUBB LIMITED
CHUBB GROUP HOLDINGS INC.
CHUBB BERMUDA INSURANCE LTD.
CHUBB TEMPEST LIFE REINSURANCE LTD.
CHUBB TEMPEST REINSURANCE LTD.
CHUBB INA HOLDINGS LLC
as Borrowers
THE BANKS NAMED HEREIN,
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent, the Swingline Bank and an Issuing Bank
and
BANK OF AMERICA, N.A.
CITIBANK, N.A.
HSBC BANK USA, NATIONAL ASSOCIATION
as Co-Syndication Agents
$3,000,000,000 Senior Unsecured Letter of Credit and Revolving Credit Facility
WELLS FARGO SECURITIES, LLC
BOFA SECURITIES, INC.
CITIGROUP GLOBAL MARKETS INC.
HSBC SECURITIES (USA) INC.
Joint Book Runners and Joint Lead Arrangers
BARCLAYS BANK PLC
JPMORGAN CHASE BANK, N.A.
ROYAL BANK OF CANADA
STANDARD CHARTERED BANK
as Co-Documentation Agents

Dated as of December 19, 2025

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Page
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01	Certain Defined Terms	2
1.02	Computation of Time Periods; Other Definitional Provisions	34
1.03	Accounting Terms and Determinations	34
1.04	Exchange Rates; Currency Equivalents	35
1.05	Redenomination of Certain Foreign Currencies and Computation of Dollar Amounts	35
1.06	Times of Day	36
1.07	Divisions	36
1.08	Rates	36
ARTICLE II
AMOUNTS AND TERMS OF THE CREDIT

2.01	Commitments	37
2.02	Borrowings	38
2.03	Disbursements; Funding Reliance; Domicile of Loans	40
2.04	Evidence of Debt; Notes	41
2.05	Termination or Reduction of the Commitments	42
2.06	Mandatory Payments	42
2.07	Voluntary Prepayments	42
2.08	Interest	43
2.09	Fees	47
2.10	Conversions and Continuations	48
2.11	Payments and Computations; Apportionment of Payments	48
2.12	Recovery of Payments	50
2.13	Use of Proceeds	50
2.14	Pro Rata Treatment	51
2.15	Increased Costs, Etc	51
2.16	Taxes	53
2.17	Compensation	58
2.18	Replacement of Affected Bank, Defaulting Bank or Nonconsenting Bank	58
2.19	Increase in Commitments	58
2.20	Defaulting Banks	61
2.21	Provisions Relating to Non-NAIC Banks	64

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(continued)
Page
ARTICLE III
LETTERS OF CREDIT

3.01	Syndicated Letters of Credit	66
3.02	Participated Letters of Credit	69
3.03	Existing Letters of Credit	72
3.04	Conditions Precedent to the Issuance of Letters of Credit	73
3.05	Obligations Absolute	74
3.06	Interest	75
3.07	Collateralization of Letters of Credit	76
3.08	Use of Letters of Credit	76
3.09	Reporting of Letter of Credit Information	77
ARTICLE IV
CONDITIONS OF LENDING AND ISSUANCES OF LETTERS OF CREDIT

4.01	Conditions Precedent to Effective Date	77
4.02	Conditions Precedent to all Credit Extensions	78
4.03	Determinations Under Section 4.01	79
ARTICLE V
REPRESENTATIONS AND WARRANTIES

5.01	Representations and Warranties of the Borrowers	79
5.02	Representations by Banks	83
ARTICLE VI
COVENANTS OF THE BORROWERS

6.01	Affirmative Covenants	83
6.02	Negative Covenants	85
6.03	Reporting Requirements	88
6.04	Financial Covenant	91
ARTICLE VII
EVENTS OF DEFAULT

7.01	Events of Default	91
7.02	Actions in Respect of the Letters of Credit upon Default	93
ARTICLE VIII
THE GUARANTY

8.01	The Guaranty	94
8.02	Guaranty Unconditional	94

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(continued)
Page

8.03	Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances	95
8.04	Waiver by the Parent	95
8.05	Subrogation	95
8.06	Stay of Acceleration	95
8.07	Continuing Guaranty; Assignments	96
8.08	Subordination of Other Obligations	96
ARTICLE IX
THE ADMINISTRATIVE AGENT

9.01	Appointment and Authority	96
9.02	Rights as a Bank	96
9.03	Exculpatory Provisions	97
9.04	Reliance by Administrative Agent	98
9.05	Delegation of Duties	98
9.06	Successor Administrative Agent	98
9.07	Non-Reliance on Administrative Agent and Other Banks	99
9.08	No Other Duties, Etc	99
9.09	Administrative Agent May File Proofs of Claim	100
9.10	Issuing Bank and Swingline Bank	100
9.11	Erroneous Payments	100
ARTICLE X
MISCELLANEOUS

10.01	Amendments, Etc	102
10.02	Notices, Etc	103
10.03	No Waiver; Remedies	106
10.04	Evidence of Debt; Notes	106
10.05	Right of Set-off	107
10.06	Binding Effect	108
10.07	Assignments and Participations	108
10.08	Counterparts; Integration	112
10.09	No Liability of the Issuing Banks	113
10.10	Confidentiality	113
10.11	Jurisdiction, Etc	114
10.12	Governing Law	115
10.13	Waiver of Jury Trial	115
10.14	Disclosure of Information	115
10.15	Judgment Currency	115
10.16	Certain Swiss Withholding Tax Matters	115
10.17	USA PATRIOT Act; Anti-Money Laundering Laws	116
10.18	Amendment and Restatement; No Novation	116
10.19	No Advisory or Fiduciary Responsibility	116

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(continued)
Page

10.20	Defaulting Banks	117
10.21	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	118
10.22	Acknowledgement Regarding Any Supported QFCs	119

Schedule I         Commitments
Schedule II        Existing Letters of Credit
Schedule 1.04(c)    Existing Letters of Credit Denominated in Foreign Currencies
Schedule 6.02(a)    Liens
Exhibit A-1        Form of Note
Exhibit A-2        Form of Swingline Note
Exhibit B-1        Form of Notice of Borrowing
Exhibit B-2        Form of Notice of Swingline Borrowing
Exhibit B-3        Form of Notice of Conversion/Continuation
Exhibit C        Form of Assignment and Assumption
Exhibit D        Form of Syndicated Letter of Credit
Exhibit E-1    Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Banks)
Exhibit E-2    Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)
Exhibit E-3    Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
Exhibit E-4        Form of U.S. Tax Compliance Certificate (Foreign Bank Partnerships)
Exhibit F        Form of Compliance Certificate

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT
THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 19, 2025, among Chubb Limited, a Swiss company (the “Parent”), Chubb Group Holdings Inc., a Delaware corporation (“Chubb Group Holdings”), Chubb Bermuda Insurance Ltd., a Bermuda exempted company (“Chubb Bermuda”), Chubb Tempest Life Reinsurance Ltd., a Bermuda exempted company (“Tempest Life”), Chubb Tempest Reinsurance Ltd., a Bermuda exempted company (“Tempest”), and Chubb INA Holdings LLC, a Delaware limited liability company (“Chubb INA” and together with the Parent, Chubb Group Holdings, Chubb Bermuda, Tempest Life and Tempest, the “Borrowers” and each individually a “Borrower”), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Banks (the “Initial Banks”), Bank of America, N.A. (“Bank of America”), Citibank, N.A. (“Citibank”) and HSBC Bank USA, National Association (“HSBC”) as co-syndication agents (collectively, the “Syndication Agents”), Barclays Bank PLC, JPMorgan Chase Bank, N.A., Royal Bank of Canada and Standard Chartered Bank, as co-documentation agents (collectively, the “Documentation Agents”), and Wells Fargo, as administrative agent (together with any successor administrative agent appointed pursuant to Article IX, the “Administrative Agent” and, together with the Syndication Agents and Documentation Agents, the “Agents”) for the Banks.
The Borrowers (other than Chubb Group Holdings) are party to the Second Amended and Restated Credit Agreement, dated as of October 6, 2022 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Revolving Credit Agreement”), among the Borrowers (other than Chubb Group Holdings), each lender from time to time party thereto, Wells Fargo as administrative agent, and the other agents and arrangers party thereto, which Existing Revolving Credit Agreement is hereby amended and restated in its entirety by this Agreement.
PRELIMINARY STATEMENTS
A.The Borrowers have requested that the Banks make available to the Borrowers a senior unsecured credit facility in the aggregate initial principal amount of $3,000,000,000 for the issuance of standby letters of credit for the account of the Borrowers or any wholly owned subsidiary of the Parent and the making of Revolving Loans to the Borrowers (the “Credit Facility”).
B.The Banks are willing to make available to the Borrowers the credit facilities described herein subject to and on the terms and conditions set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

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Article I
DEFINITIONS AND ACCOUNTING TERMS
1.01Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Account Designation Letter” means, with respect to each Borrower, a letter from such Borrower to the Administrative Agent, duly completed and signed by an Authorized Officer of such Borrower and in form and substance reasonably satisfactory to the Administrative Agent, listing any one or more accounts to which such Borrower may from time to time request the Administrative Agent to forward the proceeds of any Loans made hereunder.
“Additional Bank” has the meaning given to such term in Section 2.19(a).
“Adjusted Base Rate” means, at any time with respect to any Base Rate Loan, a rate per annum equal to the Base Rate as in effect at such time plus the Applicable Margin for Base Rate Loans in effect at such time.
“Administrative Agent” has the meaning given to such term in the recitals of parties to this Agreement.
“Administrative Agent’s Account” means the account of the Administrative Agent maintained by the Administrative Agent at Wells Fargo Bank, National Association, Charlotte, NC, ABA: 121000248, Acct: 01104331628807, Acct. Name: Agency Services Clearing A/C, Ref: Chubb Ltd., Attn: Financial Cash Controls, or such other account as the Administrative Agent shall specify in writing to the Banks.
“Administrative Questionnaire” means, with respect to each Bank, the administrative questionnaire in the form submitted to such Bank by the Administrative Agent and returned to the Administrative Agent duly completed by such Bank.
“Affected Bank” means any Bank that (i) has made, or notified any Borrower that an event or circumstance has occurred which may give rise to, a demand for compensation under Section 2.15(a) or (b) or Section 2.16 (but only so long as the event or circumstance giving rise to such demand or notice is continuing), (ii) becomes a Non-Qualifying Bank if the Parent determines such Bank’s continuation as a Bank would, or would be reasonably likely to, result in Swiss Withholding Tax being applicable to any payment under this Agreement or (iii) is (or its Applicable Lending Office for the Issuance of Letters of Credit is) a Non-NAIC Bank.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”,

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“controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.
“Agent Parties” has the meaning given to such term in Section 10.02(c).
“Agents” has the meaning given to such term in the recitals of parties to this Agreement.
“Agreement” means this Third Amended and Restated Credit Agreement.
“Agreement Currency” has the meaning given to such term in Section 10.15.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Parent or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.
“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Borrower, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).
“Applicable Currency” means, with respect to any Letter of Credit, Dollars or the Foreign Currency in which the Stated Amount of such Letter of Credit is denominated.
“Applicable Lending Office” means, with respect to any Bank, the office of such Bank described as such in its Administrative Questionnaire (as set forth in Schedule I as of the Effective Date with respect to the Initial Banks) or in the Assignment and Assumption pursuant to which it became a Bank, as the case may be, or such other office of such Bank as such Bank may from time to time specify to any Borrower and the Administrative Agent, which office may include any Affiliate of such Bank or any domestic or foreign branch of such Bank or such Affiliate.
“Applicable Margin”, “Applicable Commitment Fee Percentage” or “Applicable Letter of Credit Fee Percentage,” respectively, means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

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Public Debt Rating S&P/Moody’s	Applicable Commitment Fee Percentage	Applicable Letter of Credit Fee Percentage	Applicable Margin for SOFR Loans	Applicable Margin for Base Rate Loans
Level 1 AA-/Aa3 and above	0.060%	0.625%	0.750%	0.000%
Level 2 A+/A1	0.070%	0.750%	0.875%	0.000%
Level 3 A/A2	0.080%	0.875%	1.000%	0.000%
Level 4 A-/A3	0.100%	1.000%	1.125%	0.125%
Level 5 BBB+/Baa1 and below	0.125%	1.250%	1.375%	0.375%
If neither S&P nor Moody’s has assigned Chubb INA a Public Debt Rating, Level 5 shall apply.

“Approved Investment” means any Investment that was made by the Parent or any of its Subsidiaries pursuant to investment guidelines set forth by the board of directors of the Parent which are consistent with past practices.

“Assignment and Assumption” means an assignment and assumption entered into by a Bank and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 10.07 and in substantially the form of Exhibit C hereto or any other form approved by the Administrative Agent.
“Authorized Officer” means, with respect to any action specified herein to be taken by or on behalf of a Borrower, any officer of such Borrower duly authorized by resolution of its board of directors or other governing body to take such action on its behalf, and whose signature and incumbency shall have been certified to the Administrative Agent by the secretary, an assistant secretary or any other appropriately authorized officer of such Borrower.
“Availability Period” means the period from the Effective Date to the Maturity Date.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.08(h)(iv).

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“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” has the meaning set forth in the recitals of the parties to this Agreement.
“Bankruptcy Code” means 11 U.S.C. §§101 et seq., and all rules from time to time promulgated thereunder.
“Bankruptcy Laws” means the Bankruptcy Code, Part XIII of the Companies Act 1981 of Bermuda, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, Bermuda, Switzerland or other applicable jurisdictions or of any insurance regulatory authority from time to time in effect and affecting the rights of creditors generally.
“Banks” means the Initial Banks and each Person that shall become a Bank hereunder pursuant to Section 2.19 or Section 10.07(a), (b) and (c) for so long as such Initial Bank or Person, as the case may be, shall be a party to this Agreement. Unless specifically provided otherwise or the context otherwise requires, all references herein to a Bank or the Banks shall be deemed to include the Issuing Banks and the Swingline Bank.
“Base Rate” means, for any day, a rate per annum equal to the highest of (i) the rate of interest most recently publicly announced by Wells Fargo in Charlotte, North Carolina, as its prime rate, as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, (ii) the Federal Funds Rate plus 0.5% per annum, (iii) Term SOFR for a one-month tenor in effect on such day plus 1.0%; provided that clause (iii) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable and (iv) 1.0%.
“Base Rate Loan” means, at any time, any Loan that bears interest at such time at the Adjusted Base Rate.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to

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the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.08(h)(i).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors or such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

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For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark

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Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.08(h)(i) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.08(h)(i).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 CFR § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.
“Borrowers” has the meaning given to such term in the recitals of parties to this Agreement.
“Borrowing” means the incurrence by a Borrower (including as a result of conversions or continuations of outstanding Loans pursuant to Section 2.10) on a single date of a group of Loans pursuant to Section 2.02 of a single Type (or a Swingline Loan made by the Swingline Bank) and, in the case of SOFR Loans, as to which a single Interest Period is in effect.
“Borrowing Date” means, with respect to any Borrowing, the date upon which such Borrowing is made.
“Business Day” means any day that (a) is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed and (b) is not a day on which commercial banks are required or authorized by law to close in Charlotte, North Carolina, New York, New York, London, England or Bermuda.
“Canadian Dollars” means the Currency of Canada.
“Capitalized Lease” means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease, which obligations are required to be classified and accounted for as capital or finance leases on the balance sheet of such Person in accordance with GAAP; provided that, notwithstanding any change in GAAP after October 25, 2017 that would require obligations that would be classified and accounted for as an operating lease under GAAP as

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existing as of October 25, 2017 to be classified and accounted for as capital or finance leases or otherwise reflected on the Consolidated balance sheet of the Parent and its Subsidiaries, such obligations shall continue to be treated as operating leases for all purposes of this Agreement.
“Cash Collateral” has a meaning correlative to Cash Collateralize and shall include the proceeds of Cash Collateral and other credit support.
“Cash Collateral Account” has the meaning given to such term in Section 3.07(a).
“Cash Collateral Percentage” means, (i) if all outstanding Letter of Credit Exposure is denominated solely in Dollars, 100% and (ii) if any Letter of Credit Exposure is denominated in a Foreign Currency, 105%.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent or an Issuing Bank (as applicable) and the Banks, as collateral for the Letter of Credit Exposure or obligations of any Banks to fund participations in respect thereof (as the context may require), cash or deposit account balances or, if the Administrative Agent and the applicable Issuing Bank(s) shall agree, other credit support pursuant to documentation satisfactory to the Administrative Agent and such Issuing Bank.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III and/or CRD IV, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Parent (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the Parent or (b) a majority of the board of directors of the Parent shall not be Continuing Members.
“Chubb Bermuda” has the meaning given to such term in the recitals of parties to this Agreement.
“Chubb Group Holdings” has the meaning given to such term in the recitals of parties to this Agreement.

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“Chubb INA” has the meaning given to such term in the recitals of parties to this Agreement.
“Citibank” has the meaning set forth in the recitals of the parties to this Agreement.
“Commitment” means, with respect to any Bank at any time, the commitment of such Bank to make Revolving Loans to the Borrowers and to Issue and/or participate in Letters of Credit in an aggregate principal Dollar Amount at any time outstanding up to the amount set forth opposite such Bank’s name on Schedule I hereto under the caption “Commitment Amount” and “Letter of Credit Commitment Amount”, respectively, or, if such Bank has entered into one or more Assignment and Assumptions, the aggregate principal Dollar Amount set forth for such Bank in the Register maintained by the Administrative Agent pursuant to Section 10.07(d) as such Bank’s “Commitment Amount” or “Letter of Credit Commitment Amount”, as applicable, as such amount may be reduced or increased from time to time pursuant to the terms hereof.
“Commitment Increase” has the meaning given to such term in Section 2.19(a).
“Commitment Increase Date” has the meaning given to such term in Section 2.19(c).
“Commitment Letter” means the commitment letter from the Joint Lead Arrangers to the Company, dated November 24, 2025.
“Communication” means any Loan Document and any document, amendment, approval, consent, information, notice, certificate, report, statement, disclosure, certification or authorization related to any Loan Document.
“Confidential Information” means information that any Borrower furnishes to any Agent or any Bank, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by any Agent or any Bank of its obligations hereunder or that is or becomes available to such Agent or such Bank from a source other than the Borrowers that is not, to the best of such Agent’s or such Bank’s knowledge, acting in violation of a confidentiality agreement with a Borrower.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” the definition of “SOFR Market Index Rate” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.17 and other technical, administrative or operational matters) that the Administrative Agent decides, in its reasonable discretion (in consultation with the Borrowers), may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides, in its reasonable

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discretion, that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines, in its reasonable discretion, that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated” refers to the consolidation of accounts in accordance with GAAP.
“Consolidated Net Worth” means at any date the Consolidated shareholders’ equity of the Parent and its Consolidated Subsidiaries determined as of such date; provided that in determining such Consolidated shareholders’ equity, there shall be excluded (a) any amount attributable to noncontrolling interests and (b) any amount of “Accumulated Other Comprehensive Income (Loss)” reflected on a Consolidated balance sheet of the Parent and its Consolidated Subsidiaries prepared in accordance with GAAP.
“Contingent Obligation” means, with respect to any Person, any obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that Contingent Obligations shall not include any obligations of any such Person arising under insurance contracts entered into in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.
“Continuing Member” means a member of the Board of Directors of the Parent who either (i) was a member of the Parent’s Board of Directors on the date of execution and delivery of this Agreement by the Parent and has been such continuously thereafter or (ii) became a member of such Board of Directors after such date and whose election or nomination for election

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was approved by a vote of the majority of the Continuing Members then members of the Parent’s Board of Directors.
“Covered Party” has the meaning given to such term in Section 10.22.
“CRD IV” means, as applicable: (i) Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms (the “EU CRR”) and Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms (the “EU CRD”); (ii) any legislation, rules or guidance implementing, transposing or giving effect to the EU CRR or the EU CRD in any jurisdiction; and (iii) any United Kingdom legislation, statutory instruments, rules or regulatory requirements which, following the withdrawal of the United Kingdom from the European Union, replace, succeed to, correspond to or are substantially equivalent to the EU CRR or the EU CRD, as amended from time to time.
“Credit Exposure” means, with respect to any Bank at any time, the sum of (i) the aggregate principal amount of all Revolving Loans made by such Bank that are outstanding at such time, (ii) such Bank’s Letter of Credit Exposure at such time and (iii) such Bank’s Swingline Exposure at such time.
“Credit Extension” means either of the following: (i) a Borrowing of Loans or (ii) the Issuance of any Letter of Credit.
“Credit Facility” has the meaning given to such term in the recitals of this Agreement.
“Currency” means the lawful currency of any country.
“Debenture” means debt securities issued by Chubb INA or the Parent to a Special Purpose Trust in exchange for proceeds of Preferred Securities and common securities of such Special Purpose Trust.
“Debt” of any Person means, without duplication for purposes of calculating financial ratios, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under Capitalized Leases (excluding imputed interest), (f) all obligations of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests (except for obligations to pay for Equity Interests within customary settlement periods) in such Person or any other Person or any warrants, rights or options to acquire such capital stock (excluding payments under a contract for the forward sale of

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ordinary shares of such Person issued in a public offering), valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Contingent Obligations of such Person in respect of Debt (of the types described above) of any other Person and (i) all indebtedness and other payment obligations referred to in clauses (a) through (h) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligations; provided, however, that the amount of Debt of such Person under clause (i) above shall, if such Person has not assumed or otherwise become liable for any such Debt, be limited to the lesser of the principal amount of such Debt or the fair market value of all property of such Person securing such Debt; provided further that “Debt” shall not include obligations in respect of insurance or reinsurance contracts entered into in the ordinary course of business or any obligations of such Person (1) to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or other property) or (2) to return collateral consisting of securities arising out of or in connection with the loan of the same or substantially similar securities.
“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
“Defaulting Bank” means, subject to Section 2.20(b), any Bank that (i) has failed to (x) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Bank notifies the Administrative Agent and the Parent in writing that such failure is the result of such Bank’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (y) pay to the Administrative Agent, any Issuing Bank, any Swingline Bank or any other Bank any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (ii) has notified the Parent, the Administrative Agent or any Issuing Bank or Swingline Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Bank’s obligation to fund a Loan hereunder and states that such position is based on such Bank’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (iii) has failed, within three (3) Business Days after written request by the Administrative Agent or the Parent, to confirm in writing to the Administrative Agent and the Parent that it will comply with its prospective funding obligations hereunder (provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (iii) upon receipt of such written confirmation by the Administrative Agent and the Parent), or (iv) has, or has a direct or indirect parent company that has, (x) become the subject of a proceeding under any Bankruptcy Law except for any undisclosed administration or comparable pre-insolvency proceedings which may form part of such laws, (y) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation

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of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (z) has become subject to a Bail-In Action; provided that a Bank shall not be a Defaulting Bank solely by virtue of the ownership or acquisition of any equity interest in that Bank or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank. Any determination by the Administrative Agent that a Bank is a Defaulting Bank under any one or more of clauses (i) through (iv) above shall be conclusive and binding absent manifest error, and such Bank shall be deemed to be a Defaulting Bank (subject to Section 2.20(b)) upon delivery of written notice of such determination to the Parent, each Issuing Bank, the Swingline Bank and each Bank.
“Documentation Agents” has the meaning given to such term in the recitals of parties to this Agreement.
“Dollar Amount” means, subject to Section 1.04, (i) with respect to Dollars or an amount denominated in Dollars, such amount, and (ii) with respect to an amount of Foreign Currency or an amount denominated in a Foreign Currency, the equivalent of such amount in Dollars as determined by the Administrative Agent in its sole discretion at such time by reference to the most recent Spot Rate (determined with respect to the most recent Revaluation Date) for the purchase of Dollars with such Foreign Currency.
“Dollars” or “$” means dollars of the United States.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of EEA Financial Institution.
“Effective Date” means the first date on which the conditions set forth in Article IV shall have been satisfied.
“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

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“Eligible Assignee” means (i) a Bank, (ii) an Affiliate of a Bank, or (iii) a commercial bank, a savings bank or other financial institution that is approved by the Administrative Agent, each Fronting Bank that has Issued an outstanding Letter of Credit at the time any assignment is effected pursuant to Section 10.07, the Swingline Bank and, unless an Event of Default has occurred and is continuing at the time any assignment is effected pursuant to Section 10.07, the Parent (such approvals not to be unreasonably withheld or delayed); provided, that (a) neither any Borrower nor any Affiliate of a Borrower shall qualify as an Eligible Assignee under this definition, (b) no Person that is a Non-Qualifying Bank may be an Eligible Assignee, as more fully described in Section 10.07(j), unless the Obligations have become due and payable (at maturity, by acceleration or otherwise), (c) no Person that is a Non-NAIC Bank may be an Eligible Assignee, (d) no natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) shall qualify as an Eligible Assignee and (e) no Defaulting Bank shall qualify as an Eligible Assignee.
“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.
“Environmental Action” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, formal accusations, allegations, notices of noncompliance or violation, public investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to public health or the environment.
“Environmental Law” means any and all applicable federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, binding interpretations and orders of courts or Governmental Authorities, relating to the protection of public health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other

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ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Borrower, or under common control with any Borrower, within the meaning of Section 414 of the Internal Revenue Code or Section 4001 of ERISA.
“Erroneous Payment” has the meaning given to such term in Section 9.11(a).
“Erroneous Payment Deficiency Assignment” has the meaning given to such term in Section 9.11(d).
“Erroneous Payment Return Deficiency” has the meaning given to such term in Section 9.11(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.
“Euro” means the single Currency of Participating Member States of the European Union.
“Events of Default” has the meaning given to such term in Section 7.01.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a recipient or required to be withheld or deducted from a payment to a recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Bank, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Bank, withholding Taxes imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Bank acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by any Borrower pursuant to Section 2.18) or (ii) such Bank changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Bank’s assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its Applicable Lending Office, (c) Taxes attributable to such recipient’s failure to comply with Section 2.16(f) and (d) any Taxes imposed under FATCA.
“Existing Bank” means any Person who was a Bank under the Existing Revolving Credit Agreement.
“Existing Letters of Credit” means those letters of credit set forth on Schedule II and continued under this Agreement pursuant to Section 3.03.

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“Existing Maturity Date” has the meaning given to such term in Section 2.01(b).
“Existing Revolving Credit Agreement” has the meaning given to such term in the recitals to this Agreement.
“Existing Syndicated Letters of Credit” has the meaning given to such term in Section 3.03(b).
“Extension Request” has the meaning given to such term in Section 2.01(b).
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreement entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation or rules adopted pursuant to any such intergovernmental agreement, or any treaty or convention among Governmental Authorities implementing the foregoing.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letters” means any letter agreement between the Parent and the Administrative Agent, a Joint Lead Arranger and/or a Fronting Bank with respect to fees payable in connection with this Agreement.
“Fiscal Year” means the fiscal year of the Parent and its Consolidated Subsidiaries ending on December 31st in any calendar year.
“Floor” means a rate of interest equal to 0%.
“Foreign Bank” means a Bank that is not a U.S. Person.
“Foreign Currency” means, at any time, (A) with respect to Participated Letters of Credit, (i) Pounds Sterling, (ii) Euros, (iii) Yen, (iv) Canadian Dollars, (v) Hong Kong Dollars and (vi) any other lawful Currency that is freely transferable and freely convertible into Dollars and is acceptable to the Administrative Agent and the applicable Issuing Bank(s); and (B) with respect to Syndicated Letters of Credit, (i) each Foreign Currency set forth in the preceding clauses

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(A)(i) through (A)(v), and any other Foreign Currency that satisfies the requirements of the preceding clause (A)(vi).
“Foreign Currency Equivalent” means, subject to Section 1.04, with respect to an amount of Dollars or an amount denominated in Dollars, the equivalent of such amount in the applicable Foreign Currency as determined by the Administrative Agent in its sole discretion at such time by reference to the most recent Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Foreign Currency with Dollars.
“Foreign Government Scheme or Arrangement” has the meaning given to such term in Section 5.01(l)(ii).
“Foreign Government Scheme or Arrangement” has the meaning given to such term in Section 5.01(l)(ii).
“Foreign Plan” has the meaning given to such term in Section 5.01(l)(ii).
“Former NAIC Bank” has the meaning given to such term in Section 2.21(a).
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Bank” means, with respect to Participated Letters of Credit, Wells Fargo, Citibank and any other Bank reasonably acceptable to the Administrative Agent which is requested by the Parent or the applicable Borrower, and which agrees in its sole discretion in writing, to Issue Participated Letters of Credit.
“Fronting Exposure” means, at any time there is a Defaulting Bank, (i) with respect to any Fronting Bank, such Defaulting Bank’s Letter of Credit Exposure with respect to Letters of Credit Issued by the Fronting Bank or fronted by the Fronting Bank on behalf of such Defaulting Bank other than such portion of such Defaulting Bank’s Letter of Credit Exposure as to which such Defaulting Bank’s participation obligation has been reallocated to other Banks or Cash Collateralized in accordance with the terms hereof and (ii) with respect to any Swingline Bank, such Defaulting Bank’s Swingline Exposure with respect to outstanding Swingline Loans made by the Swingline Bank other than Swingline Loans as to which such Defaulting Bank’s participation obligation has been reallocated to other Banks in accordance with the terms hereof.
“GAAP” has the meaning given to such term in Section 1.03.
“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, and all registrations and filings with or issued by, any Governmental Authorities.
“Governmental Authority” means the government of the United States, Bermuda, Switzerland or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, self-regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or

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administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guaranty” means the undertaking by the Parent under Article VIII.
“Guidelines” means, together, guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt “Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)” vom 22. September 1986), guideline S-02.130.1 in relation to money market instruments and accounts receivable of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner), circular letter no. 15 (1-015-DVS-2017) of 3 October 2017 in relation to bonds and derivatives as subject matter of taxation of Swiss federal income tax, Swiss withholding tax as well as Swiss stamp taxes (Kreisschreiben Nr. 15 vom 3. Oktober 2017 betreffend Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer sowie der Stempelabgaben), circular letter no. 34 (1.034-V-2011) of July 2011 in relation to deposits (Kreisschreiben Nr. 34 vom Juli 2011 betreffend Kundenguthaben), the practice note 010-DVS-2019 dated 5 February 2019 published by the Swiss Federal Tax Administration regarding Swiss Withholding Tax in the Group (Mitteilung-010-DVS-2019-d vom 5. Februar 2019 - Verrechnungssteuer: Guthaben im Konzern), circular letter No. 46 of 24 July 2019 (1-046-VS-2019) in relation to syndicated credit facilities, promissory note loans, bills of exchange and subparticipations (Kreisschreiben Nr. 46 vom 24. Juli 2019 betreffend “Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen”) and circular letter No. 47 of 25 July 2019 (1-047-V-2019) in relation to bonds (Kreisschreiben Nr. 47 vom 25. Juli 2019 betreffend “Obligationen”), in each case as issued, amended or replaced from time to time, by the Swiss Federal Tax Administration or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time.
“Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to public health or the environment and are or become regulated by any Governmental Authority under Environmental Law, (c) the presence of which require investigation or remediation under any Environmental Law or binding common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed by a Governmental Authority or otherwise found by any court with applicable jurisdiction in a final nonappealable order to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, or (f) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.
“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.
“Hong Kong Dollars” means the Currency of Hong Kong.

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“HSBC” has the meaning set forth in the recitals of the parties to this Agreement.
“Increasing Bank” has the meaning given to such term in Section 2.19(a).
“Indemnified Party” has the meaning given to such term in Section 10.04(b).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Initial Banks” has the meaning given to such term in the recitals of parties to this Agreement.
“Initial Loans” has the meaning given to such term in Section 2.19(d).
“Interest Period” means, as to any SOFR Loan, the period commencing on the date such SOFR Loan is disbursed or converted to or continued as a SOFR Loan and ending on the date one (1), three (3) or six (6) months thereafter, in each case as selected by the applicable Borrower in its Notice of Borrowing or Notice of Conversion/Continuation and subject to availability; provided that:
(i)the Interest Period shall commence on the date of advance of or conversion to any SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;
(ii)SOFR Loans may not be outstanding under more than ten (10) separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);
(iii)if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;
(iv)no Interest Period shall extend beyond the Maturity Date;
(v)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period; and
(vi)no tenor that has been removed from this definition pursuant to Section 2.08(h)(iv) shall be available for specification in any Notice of Borrowing or Notice of Conversion/Continuation.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Investment” in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business

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unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (h) or (i) of the definition of “Debt” in respect of such Person; provided, however, that any purchase by any Borrower or any Subsidiary of any catastrophe-linked instruments which are (x) issued for the purpose of transferring traditional reinsurance risk to the capital markets and (y) purchased by such Borrower or Subsidiary in accordance with its customary reinsurance underwriting procedures, or the entry by any Borrower or any Subsidiary into swap instruments relating to such instruments in accordance with such procedures, shall be deemed to be the entry by such Person into a reinsurance contract and shall not be deemed to be an Investment by such Person.
“Issue” means, with respect to any Letter of Credit, to issue, to amend in a manner which extends the expiry of, or to renew or increase the Stated Amount of, such Letter of Credit; and the terms “Issued”, “Issuing” and “Issuance” have corresponding meanings; provided that the term “Issue” shall not include the automatic renewal of a Letter of Credit in accordance with its terms.
“Issuing Bank” means (i) with respect to any Participated Letter of Credit, the applicable Fronting Bank, (ii) with respect to a Syndicated Letter of Credit, the Banks (other than the Non-NAIC Banks) and (iii) with respect to an Existing Syndicated Letter of Credit, until such Existing Syndicated Letter of Credit shall be amended in accordance with Section 3.03(b), the Existing Banks who issued such Existing Syndicated Letter of Credit.
“Joint Lead Arrangers” means, collectively, Wells Fargo Securities, LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and HSBC Securities (USA) Inc.
“Judgment Currency” has the meaning given to such term in Section 10.15.
“L/C Advance” has the meaning given to such term in Section 3.02(e).
“L/C Agent” means Wells Fargo, and its successors and permitted assigns in such capacity.
“L/C Disbursement” means (i) with respect to any Participated Letter of Credit, a payment made by the applicable Fronting Bank pursuant thereto and (ii) with respect to any Syndicated Letter of Credit, a payment made by an Issuing Bank pursuant thereto.
“L/C Disbursement Date” means, with respect to each L/C Disbursement made under any Letter of Credit, if the applicable Borrower receives notice from the Administrative Agent of any L/C Disbursement prior to 11:00 a.m. on a Business Day, such Business Day and if such notice is received after 11:00 a.m. on such Business Day, the following Business Day.
“L/C Maturity Date” means the earlier of (i) the first anniversary of the Maturity Date and (ii) the first date after the Maturity Date on which the aggregate Letter of Credit Exposure is

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zero; provided that if such date is not a Business Day, the L/C Maturity Date shall be the immediately preceding Business Day.
“L/C Pro Rata Share” of any amount means, as adjusted pursuant to Section 2.20(a)(iv) and Section 2.21(a), at any time for each NAIC Bank, a percentage obtained by dividing such NAIC Bank’s Commitment at such time by the aggregate Commitments of the NAIC Banks then in effect; provided that, if the Maturity Date has occurred, the L/C Pro Rata Share of each NAIC Bank shall be determined by dividing such NAIC Bank’s Credit Exposure by the aggregate Credit Exposure of all NAIC Banks then outstanding.
“Letter of Credit” means any standby letter of credit Issued hereunder, whether Issued as a Syndicated Letter of Credit or Participated Letter of Credit, including the Existing Letters of Credit, and “Letters of Credit” means all of the foregoing.
“Letter of Credit Collateral Account” has the meaning set forth in Section 2.21(b)(ii).
“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, such Letter of Credit and any application therefor and any other documents attached thereto.
“Letter of Credit Exposure” means, at any time for each NAIC Bank, such Bank’s L/C Pro Rata Share, as adjusted pursuant to Section 2.20(a)(iv), of the amount equal to the sum at such time of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate Dollar Amount of all outstanding Reimbursement Obligations.
“Letter of Credit Fee” has the meaning set forth in Section 2.09(c).
“Letter of Credit Notice” means a Syndicated Letter of Credit Notice or a Participated Letter of Credit Notice, as the context may require.
“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.
“Loan Documents” means this Agreement, the Notes, the Letter of Credit Documents, any Fee Letter and any additional agreement, instrument or document delivered in connection with this Agreement that the Parent and the Administrative Agent agree shall constitute a “Loan Document” hereunder.
“Loans” means any or all of the Revolving Loans and the Swingline Loans.
“Margin Stock” has the meaning given to such term in Regulation U.
“Material Adverse Change” means any material adverse change in the business, condition, operations or properties of the Parent and its Subsidiaries, taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, condition, operations or properties of the Parent and its Subsidiaries, taken as a whole, (b) the rights and

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remedies of the Administrative Agent, any Issuing Bank or any Bank under any Loan Document or (c) the ability of the Borrowers, taken as a whole, to perform their obligations under the Loan Documents.
“Material Financial Obligation” means a principal amount of Debt and/or payment obligations in respect of any Hedge Agreement of the Parent and/or one or more of its Subsidiaries arising in one or more related or unrelated transactions exceeding in the aggregate $750,000,000.
“Material Subsidiary” means (i) any Subsidiary of the Parent that has more than $40,000,000 in assets or that had more than $40,000,000 of revenue during the most recent period of four fiscal quarters for which financial statements are available, and (ii) any Subsidiary that is the direct or indirect parent company of any Subsidiary that qualified as a “Material Subsidiary” under clause (i) above.
“Maturity Date” means December 19, 2030 or such earlier date of termination of the Commitments pursuant to Section 2.05 or Section 7.01.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.
“NAIC” means the National Association of Insurance Commissioners.
“NAIC Bank” means any bank or financial institution that (i) is listed on the List of Qualified U.S. Financial Institutions established by the Securities Valuation Officer of the NAIC as issuers of letters of credit as collateral in reinsurance arrangements and (ii) is acting through the branch so listed.
“Nonconsenting Bank” means any Bank that does not approve a consent, waiver or amendment to any Loan Document requested by any Borrower or the Administrative Agent and that requires the approval of all Banks under Section 10.01 (or all Banks directly affected thereby) when the Required Banks have agreed to such consent, waiver or amendment.
“Non-Extending Bank” has the meaning given to such term in Section 2.01(b).
“Non-NAIC Bank” means any bank or financial institution that is not an NAIC Bank.
“Non-Qualifying Bank” means a Person that is not a Qualifying Bank.
“Notes” means any or all of the Revolving Notes and the Swingline Notes.
“Notice of Borrowing” has the meaning given to such term in Section 2.02(a).

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“Notice of Conversion/Continuation” has the meaning given to such term in Section 2.10(b).
“Notice of Swingline Borrowing” has the meaning given to such term in Section 2.02(c).
“Obligations” means all principal of and interest on the Loans and Reimbursement Obligations and all fees, expenses, indemnities and other obligations owing, due or payable at any time by any Borrower to the Administrative Agent, any Bank, the L/C Agent, any Issuing Bank, the Swingline Bank or any other Person entitled thereto (including interest or fees accruing after the filing of a petition or commencement of a case by or with respect to any Borrower seeking relief under any Bankruptcy Law, whether or not the claim for such interest or fees is allowed in such proceeding), under this Agreement or any of the other Loan Documents, in each case whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, and whether existing by contract, operation of law or otherwise.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.
“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Obligation or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18 or 2.21).
“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
“Parent” has the meaning given to such term in the recitals of parties to this Agreement.
“Participant Register” has the meaning given to such term in Section 10.07(g).
“Participated L/C Honor Date” has the meaning given to such term in Section 3.02(f).
“Participated Letter of Credit Cash Collateral” has the meaning given to such term in Section 2.21(b)(i).

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“Participated Letter of Credit Collateral Account” has the meaning given to such term in Section 2.21(b)(i).
“Participated Letter of Credit Exposure” means, at any time for each Bank, such Bank’s Letter of Credit Exposure in respect of Participated Letters of Credit.
“Participated Letter of Credit Notice” has the meaning given to such term in Section 3.02(b).
“Participated Letters of Credit” means (a) Letters of Credit Issued by any Fronting Bank under Section 3.02(a) and (b) any Existing Letter of Credit designated as a Participated Letter of Credit on Schedule II.
“Participating Member State” means any member state of the European Community that adopts or has adopted the Euro as its Currency in accordance with the legislation of the European Community relating to the Economic and Monetary Union.
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Payment Recipient” has the meaning given to such term in Section 9.11(a).
“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).
“Pension Plan” means a “pension plan”, as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than any “multiemployer plan” as such term is defined in section 4001(a)(3) of ERISA), and to which any Borrower or any ERISA Affiliate may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.
“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced or which are being contested in good faith by appropriate proceedings: (a) Liens for taxes, assessments and governmental charges or levies not yet due and payable; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than ninety (90) days; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

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“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Platform” means Debt Domain, Intralinks, SyndTrak or a substantially similar electronic transmission system.
“Pounds Sterling” means the Currency of the United Kingdom of Great Britain and Northern Ireland.
“Preferred Interests” means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.
“Preferred Securities” means (i) preferred securities issued by a Special Purpose Trust which shall provide, among other things, that dividends shall be payable only out of proceeds of interest payments on the Debentures, or (ii) other instruments that are treated in whole or in part as equity by one or more of S&P and Moody’s (or any successor to any of the foregoing) while being treated as debt for tax purposes.
“Pro Rata Share” of any amount means, as adjusted pursuant to Section 2.20(a)(iv), at any time for each Bank, a percentage obtained by dividing such Bank’s Commitment at such time by the aggregate Commitments then in effect; provided that, if the Maturity Date has occurred, the Pro Rata Share of each Bank shall be determined by dividing such Bank’s Credit Exposure by the aggregate Credit Exposure of all Banks then outstanding.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Debt Rating” means, as of any date, the higher rating that has been most recently announced by either S&P or Moody’s, as the case may be, as the long-term senior unsecured debt rating (or its equivalent) assigned to Chubb INA (as guaranteed by the Parent); provided that if at any time the difference between the ratings of such type most recently announced by S&P and Moody’s is more than one rating grade, the Public Debt Rating shall be the rating that is one grade below the higher of such two ratings. For purposes of the foregoing, (a) if only one of S&P and Moody’s shall have in effect a long-term senior unsecured debt rating (or its equivalent) assigned to Chubb INA (as guaranteed by the Parent), the Public Debt Rating shall be the available rating; (b) if any rating established by S&P or Moody’s shall be changed, such change shall be effective for purposes of this Agreement as of ten (10) Business Days following the date on which such change is first announced publicly by the rating agency making such change; and (c) if S&P or Moody’s shall change the basis on which ratings are established, each reference herein to ratings announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be.
“QFC” has the meaning given to such term in Section 10.22.

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“QFC Credit Support” has the meaning given to such term in Section 10.22.
“Qualifying Bank” means a Person that conducts effectively banking activities, with its own infrastructure and staff, as its principal business purpose and that has a banking license in full force and effect issued in accordance with the banking laws of its jurisdiction of organization or, if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch.
“Redeemable” means, with respect to any Equity Interest, any Debt or any other right or obligation, any such Equity Interest, Debt, right or obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.
“Refunded Swingline Loans” has the meaning given to such term in Section 2.02(d).
“Register” has the meaning given to such term in Section 10.07(d).
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Reimbursement Obligations” means the obligation of the applicable Borrower to reimburse the applicable Issuing Banks for any payment actually made by such Issuing Banks under any Letter of Credit, together with interest thereon payable as provided herein.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.
“Required Banks” means, at any time, (i) Banks having Commitments constituting more than 50.0% of the aggregate of the Commitments or, (ii) if the Commitments have been terminated, Banks owed or holding more than 50.0% of the aggregate Credit Exposure outstanding at such time. The Commitment of, and the portion of the outstanding Credit Exposure held or deemed held by, any Defaulting Bank shall be excluded for purposes of making a determination of Required Banks; provided that, the amount of any participation in any Swingline Loan and Participated Letter of Credit that such Defaulting Bank has failed to fund that has not been reallocated to and funded by another Bank shall be deemed to be held by the Bank that is the Swingline Bank or applicable Issuing Bank, as the case may be, in making such determination.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

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“Responsible Officer” means the Chairman, Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer, General Counsel or Secretary of the Parent.
“Response Date” has the meaning given to such term in Section 2.01(b).
“Revaluation Date” means, with respect to any Letter of Credit denominated in a Foreign Currency, each of the following: (i) each date of issuance of such Letter of Credit, but only as to the Letter of Credit so issued on such date, (ii) in the case of all Existing Letters of Credit denominated in Foreign Currencies, the Effective Date, but only as to such Existing Letters of Credit, and (iii) such additional dates as the Administrative Agent shall reasonably determine and specify in writing to each of the parties hereto.
“Revolving Loans” has the meaning given to such term in Section 2.01(a).
“Revolving Notes” means with respect to any Bank requesting the same, the promissory note of each Borrower in favor of such Bank evidencing the Revolving Loans made by such Bank to such Borrower pursuant to Section 2.01(a), in substantially the form of Exhibit A-1.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc.
“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, the Hong Kong Monetary Authority, the Australian Department of Foreign Affairs and Trade or other relevant sanctions authority with jurisdiction over any Bank or over any Borrower, its respective Subsidiaries or any Affiliate thereof.
“Sanctioned Country” means at any time, a country, territory or region which is itself or whose government is the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, the Australian Department of Foreign Affairs and Trade or other relevant sanctions authority with jurisdiction over the parties to this Agreement, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s).
“Securitization Transaction” means any sale, assignment or other transfer by Parent or any Subsidiary of any accounts receivable, premium finance loan receivables, lease receivables or other payment obligations owing to Parent or such Subsidiary or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection

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or deposit accounts related thereto, and any collateral, guaranties or other property or claims in favor of Parent or such Subsidiary supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables.
“Significant Subsidiary” means a Subsidiary of Parent that is a “significant subsidiary” of the Parent under Regulation S-X promulgated by the Securities and Exchange Commission.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Loan” means any Loan bearing interest at a rate based on Term SOFR or the SOFR Market Index Rate as provided in Section 2.08(a).
“SOFR Market Index Rate” shall mean a daily floating rate per annum equal to Term SOFR for a one-month tenor on each day during the relevant period. Notwithstanding anything to the contrary, if the SOFR Market Index Rate shall be less than zero, then such rate shall be deemed zero for purposes of this Agreement.
“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Special Purpose Trust” means a special purpose business trust established by the Parent or Chubb INA of which the Parent or Chubb INA will hold all the common securities, which will be the issuer of the Preferred Securities, and which will loan to the Parent or Chubb INA (such loan being evidenced by the Debentures) the net proceeds of the issuance and sale of the Preferred Securities and common securities of such Special Purpose Trust.
“Spot Rate” means, subject to Section 1.04 for any Currency, the rate provided (either by publication or otherwise provided or made available to the Administrative Agent) by Thomson Reuters Corp. (or equivalent service chosen by the Administrative Agent in its reasonable discretion and as to which the Administrative Agent shall notify the Parent of such selection) as the spot rate for the purchase of such Currency with another Currency at a time selected by the

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Administrative Agent in accordance with the procedures generally used by the Administrative Agent for syndicated credit facilities in which it acts as administrative agent.
“Stated Amount” means, with respect to any Letter of Credit at any time, the aggregate Dollar Amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).
“Subsequent Borrowings” has the meaning given to such term in Section 2.19(d).
“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.
“Supported QFC” has the meaning given to such term in Section 10.22.
“Swingline Bank” means Wells Fargo in its capacity as maker of Swingline Loans, and its successors in such capacity.
“Swingline Commitment” means the lesser of (a) $240,000,000 and (b) the unutilized Commitment of the Swingline Bank. The Swingline Commitment is part of, and not in addition to, the aggregate Commitments.
“Swingline Exposure” means, with respect to any Bank at any time, its maximum aggregate liability to make Refunded Swingline Loans pursuant to Section 2.02(d) to refund, or to purchase participations pursuant to Section 2.02(e) in, Swingline Loans that are outstanding at such time.
“Swingline Loans” has the meaning given to such term in Section 2.01(a).
“Swingline Maturity Date” means the fifth (5th) Business Day prior to the Maturity Date.
“Swingline Note” means, if requested by the Swingline Bank, the promissory note of each Borrower in favor of the Swingline Bank evidencing the Swingline Loans made by the Swingline Bank pursuant to Section 2.02(c), in substantially the form of Exhibit A-2.
“Swiss Withholding Tax” means Swiss anticipatory tax (Verrechnungssteuer).
“Syndicated L/C Honor Date” has the meaning given to such term in Section 3.01(g).
“Syndicated L/C Participant” has the meaning given to such term in Section 3.03(b).

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“Syndicated Letter of Credit Cash Collateral” has the meaning given to such term in Section 2.21(b)(ii).
“Syndicated Letter of Credit Collateral Account” has the meaning given to such term in Section 2.21(b)(ii).
“Syndicated Letter of Credit Exposure” means, at any time for each Bank, such Bank’s Letter of Credit Exposure in respect of Syndicated Letters of Credit.
“Syndicated Letter of Credit Notice” has the meaning given to such term in Section 3.01(b).
“Syndicated Letters of Credit” means (i) Letters of Credit Issued severally by the Banks under Section 3.01(a) and (ii) any Existing Letter of Credit designated as a Syndicated Letter of Credit on Schedule II.
“Syndication Agents” has the meaning given to such term in the recitals of parties to this Agreement.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tempest” has the meaning given to such term in the recitals of parties to this Agreement.
“Tempest Life” has the meaning given to such term in the recitals of parties to this Agreement.
“Ten Non-Bank Rule” means the rule that not more than ten (10) creditors (within the meaning of the Guidelines) under this Agreement may be Non-Qualifying Banks without triggering Swiss Withholding Tax, all in accordance with the Guidelines.
“Term SOFR” means,
(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding

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U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;
provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Transfer” has the meaning given to such term in Section 10.07(j)(ii).
“Transferee” has the meaning given to such term in Section 10.07(j)(ii).
“Transferor” has the meaning given to such term in Section 10.07(j)(ii).
“Twenty Non-Bank Rule” means the rule that (without duplication) the aggregate number of creditors (including the Banks), which are Non-Qualifying Banks, of the Parent under all its outstanding debts relevant for classification as debenture (Kassenobligation) (including Debt arising under this Agreement and intra-group loans (if and to the extent intra-group loans are not exempt in accordance with art. 14a of the Swiss Federal Ordinance on Withholding Tax), loans, facilities and/or private placements (including under the Loan Documents)) must not at any time exceed 20, in each case in accordance within the meaning of the Guidelines.
“Type” has the meaning given to such term in Section 2.02(a).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined in the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as

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amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning given to such term in Section 3.01(g).
“Unused Commitment” means, with respect to any Bank at any time, such Bank’s Commitment at such time minus the sum at such time of (i) the outstanding principal amount of such Bank’s Revolving Loans, (ii) such Bank’s Letter of Credit Exposure and (iii) such Bank’s Swingline Exposure.
“Unused Swingline Commitment” means, with respect to the Swingline Bank at any time, the Swingline Commitment at such time less the aggregate principal amount of all Swingline Loans that are outstanding at such time.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.02(a), 2.07 and 2.10(b), in each case, such day is also a Business Day.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Special Resolution Regimes” has the meaning given to such term in Section 10.22.
“Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
“Welfare Plan” means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Borrower or in respect of which any Borrower could have liability.
“Wells Fargo” means Wells Fargo Bank, National Association.

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“Wholly Owned Subsidiary” means a Subsidiary of the Parent of which all outstanding Equity Interests (excluding in the case of a foreign Subsidiary only, any directors’ qualifying shares and shares required to be held by foreign nationals) are owned by the Parent and/or another Wholly Owned Subsidiary.
“Withdrawal Liability” has the meaning given to such term in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, (i) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (ii) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yen” means the Currency of Japan.
1.02Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. References in the Loan Documents to (a) any agreement or contract shall mean such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time; and (b) any law shall mean such law as amended, supplemented or otherwise modified from time to time (including any successor thereto) and all rules, regulations, guidelines and decisions interpreting or implementing such law. The term “including” means “including without limitation” and derivatives of such term have a corresponding meaning.
1.03Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States (“GAAP”), applied on a basis consistent (except for changes concurred in by the Parent’s independent public accountants) with the most recent audited consolidated financial statements of the Parent and its Subsidiaries delivered to the Banks; provided that, if the Parent notifies the Administrative Agent that the Parent wishes to amend any covenant in Article VI to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Parent that the Required Banks wish to amend Article VI for such purpose), then the Parent’s compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective (and, concurrently with the delivery of any financial statements required to be delivered hereunder, the Parent shall provide a statement of reconciliation conforming such financial information to such generally accepted accounting principles as previously in effect), until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Parent and the Required

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Banks. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Debt shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
1.04Exchange Rates; Currency Equivalents.
(a)The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating the Dollar Amounts of Letters of Credit denominated in a Foreign Currency and other amounts outstanding under this Agreement denominated in a Foreign Currency. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the Applicable Currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrowers hereunder or calculating the financial covenant hereunder or except as otherwise provided herein or in any other Loan Document, the applicable amount of any Currency for purposes of this Agreement and the other Loan Documents shall be such Dollar Amount as so determined by the Administrative Agent.
(b)Wherever in this Agreement, in connection with any Letter of Credit denominated in a Foreign Currency, an amount, such as a required minimum Stated Amount, is expressed in Dollars, such amount shall be the relevant Foreign Currency Equivalent of such Dollar Amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.
(c)Notwithstanding the foregoing provisions of this Section 1.04 or any other provision of this Agreement, (i) each Issuing Bank may compute the Dollar Amount of the maximum amount of each applicable Letter of Credit issued by such Issuing Bank by reference to exchange rates determined using any reasonable method customarily employed by such Issuing Bank for such purpose, and (ii) the Dollar Amount of all Existing Letters of Credit denominated in Foreign Currencies shall as of the Effective Date be as set forth on Schedule 1.04(c).
(d)Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in Currency of any other country and any relevant market conventions or practices relating to the change in Currency to put the parties in the same position, so far as possible, that they would have been in if no change in currency had occurred.
(e)Determinations by the Administrative Agent pursuant to this Section shall be conclusive absent manifest error.
1.05Redenomination of Certain Foreign Currencies and Computation of Dollar Amounts.
(a)The obligation of any Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London or applicable offshore interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency.

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(b)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)This Agreement will, to the extent the Administrative Agent reasonably determines to be necessary, be amended to comply with any other generally accepted conventions and market practices and otherwise to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency, subject to the Parent’s consent (which consent shall not be unreasonably withheld, conditioned or delayed).
(d)Wherever in this Agreement an amount is expressed in Dollars, it shall be deemed to refer to the Dollar Amount thereof.
1.06Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Charlotte, North Carolina time (daylight or standard, as applicable).
1.07Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
1.08Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, SOFR Market Index Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.08(h), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR, SOFR Market Index Rate or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, SOFR Market Index Rate, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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Article II
AMOUNTS AND TERMS OF
THE CREDIT
2.01Commitments.
(a)Upon and subject to the terms and conditions hereof, (i) each NAIC Bank agrees from time to time on any Business Day during the Availability Period to Issue Syndicated Letters of Credit for the account of any Borrower or any Wholly Owned Subsidiary; (ii) each Fronting Bank agrees from time to time on any Business Day during the Availability Period to Issue Participated Letters of Credit for the account of any Borrower or any Wholly Owned Subsidiary, and each NAIC Bank hereby agrees to purchase participations in the obligations of such Fronting Bank under such Participated Letters of Credit (provided that the aggregate Stated Amount of Participated Letters of Credit Issued by, and Reimbursement Obligations thereunder owed to, any Fronting Bank shall not exceed (A) with respect to Wells Fargo in its capacity as a Fronting Bank, $150,000,000 (or such other amount as may be agreed to by Wells Fargo and the Borrowers from time to time), (B) with respect to Citi in its capacity as a Fronting Bank, $150,000,000 (or such other amount as may be agreed to by Citi and the Borrowers from time to time) and (C) with respect to any other Fronting Bank, any amount separately agreed to by the Parent and such Fronting Bank); (iii) each Bank severally agrees to make loans in Dollars (each, a “Revolving Loan” and collectively, the “Revolving Loans”) to any Borrower from time to time on any Business Day during the Availability Period; and (iv) the Swingline Bank agrees to make loans in Dollars (each, a “Swingline Loan” and collectively, the “Swingline Loans”) to any Borrower, from time to time on any Business Day during the period from the Effective Date to the Swingline Maturity Date, in an aggregate principal amount at any time outstanding not exceeding the Swingline Commitment; provided that no Bank shall be obligated to make or participate in any Credit Extension if, immediately after giving effect thereto, (x) the Credit Exposure of such Bank would exceed its Commitment, (y) the aggregate Credit Exposure would exceed the aggregate Commitments at such time, or (z) the applicable conditions in Section 3.04 or Section 4.02 are not met; provided further that the Swingline Bank shall not make any Swingline Loan if any Bank is at that time a Defaulting Bank, unless the Swingline Bank has entered into arrangements, including the delivery of Cash Collateral by such Defaulting Bank, satisfactory to the Swingline Bank (in its sole discretion) to eliminate the Swingline Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.20(a)(iv)) with respect to such Defaulting Bank arising from either the Swingline Loan then proposed to be made or all other Swingline Loans as to which the Swingline Bank has actual or potential Fronting Exposure to such Bank, as it may elect in its sole discretion. Within the foregoing limits, and subject to and on the terms and conditions hereof, the Borrowers may borrow Loans and obtain Letters of Credit on a revolving basis.
(b)So long as no Default or Event of Default shall have occurred and be continuing, the Borrowers shall have the right from time to time upon prior written notice to the Administrative Agent provided not later than sixty (60) days before any anniversary date of this Agreement, to request a one-year extension of the Maturity Date (each, an “Extension Request”), provided that the Borrowers shall make no more than two (2) Extension Requests during the term of this Agreement. Each Bank must respond to such Extension Request no later than thirty (30) days before the next anniversary date of this Agreement (the “Response Date”). Promptly upon receipt of an Extension Request, the Administrative Agent shall notify each Bank of the contents thereof, and each Bank shall, not later than the Response Date for any Extension Request, deliver a written response to the Administrative Agent, approving or rejecting such Extension Request, and any Bank that fails to deliver such a response by the Response Date shall be deemed to have rejected such Extension Request. If the Required Banks approve an Extension Request (which approval shall be at the sole discretion of each Bank), then the Maturity Date for each approving

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Bank shall be extended for one (1) additional year. If the Required Banks reject an Extension Request, then the Maturity Date for all Banks shall remain unchanged. If a Bank does not approve an Extension Request (any such Bank, a “Non-Extending Bank”), the Borrowers may elect to replace such Non-Extending Bank as a Bank party to this Agreement, provided that no Default or Event of Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, another bank or other financial institution (subject to any consents required under Section 10.07) and the Borrowers shall enter into an Assignment and Assumption and comply with the requirements of Section 10.07. Any Non-Extending Bank that is not replaced shall continue to have the same Maturity Date that is in effect immediately prior to the effective date of the applicable extension of the Maturity Date (the “Existing Maturity Date”). Notwithstanding the foregoing, the extension of the Maturity Date pursuant to this Section shall not be effective with respect to any Bank unless: (i) no Default or Event of Default shall have occurred and be continuing on the date of such extension and after giving effect thereto; and (ii) all of the representations and warranties of the Borrowers in this Agreement and/or in any other Loan Document (A) that are qualified by materiality or Material Adverse Effect shall be true and correct as so qualified, and (B) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects; in each case on and as of the effective date of such extension (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date). On or before the Existing Maturity Date of each Non-Extending Bank, the Borrowers shall pay in full the principal of and accrued and unpaid interest on all of the then-outstanding Loans made by such Non-Extending Bank hereunder and all other amounts owing to such Bank hereunder.
2.02Borrowings.
(a)The Loans shall be denominated in Dollars and, at the option of the applicable Borrower, the Revolving Loans shall be either Base Rate Loans or SOFR Loans (each, a “Type” of Loan); provided that all Revolving Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type. In order to make a Borrowing (other than (x) Borrowings of Swingline Loans, which shall be made pursuant to Section 2.02(c)), (y) Borrowings for the purpose of paying Refunded Swingline Loans, which shall be made pursuant to Section 2.02(d), and (z) continuations or conversions of outstanding Revolving Loans, which shall be made pursuant to Section 2.10), the applicable Borrower shall deliver to the Administrative Agent a fully executed, irrevocable notice of borrowing in the form of Exhibit B-1 (the “Notice of Borrowing”) no later than 11:00 a.m., three (3) U.S. Government Securities Business Days prior to each Borrowing of SOFR Loans and not later than 10:00 a.m., on the same Business Day of a Borrowing of Base Rate Loans. Upon its receipt of the Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the proposed Borrowing. Notwithstanding anything to the contrary contained herein:
(i)each Borrowing shall be in a principal amount of $10,000,000 or a higher integral multiple of $1,000,000 (or, if less, in the amount of the aggregate Unused Commitments);
(ii)if the applicable Borrower shall have failed to designate the Type of Revolving Loans in a Notice of Borrowing, then the Revolving Loans shall be made as Base Rate Loans; and
(iii)if the applicable Borrower shall have failed to specify an Interest Period to be applicable to any Borrowing of SOFR Loans, then such Borrower shall be deemed to have selected an Interest Period of one month.

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(b)Not later than 1:00 p.m. on the requested Borrowing Date, each Bank will make available to the Administrative Agent at the Administrative Agent’s Account an amount, in Dollars and in immediately available funds, equal to its Pro Rata Share of such requested Borrowing as its Revolving Loan or Revolving Loans. As promptly as practicable, upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent in accordance with Section 2.03(a).
(c)In order to make a Borrowing of a Swingline Loan, the applicable Borrower will give the Administrative Agent (and the Swingline Bank, if the Swingline Bank is not also the Administrative Agent) written notice not later than 1:00 p.m., on the requested Borrowing Date. Each such notice (each, a “Notice of Swingline Borrowing”) shall be given in the form of Exhibit B-2, shall be irrevocable and shall specify (i) the principal amount of the Swingline Loan to be made pursuant to such Borrowing (which shall be $5,000,000 or a higher integral multiple of $500,000 (or, if less, in the amount of the Unused Swingline Commitment)) and (ii) the requested Borrowing Date, which shall be a Business Day. Not later than 3:00 p.m., on the requested Borrowing Date, upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Swingline Bank will make available to the Administrative Agent at the Administrative Agent’s Account an amount, in Dollars and in immediately available funds, equal to the amount of the requested Swingline Loan. To the extent the Swingline Bank has made such amount available to the Administrative Agent as provided hereinabove, the Administrative Agent will make such amount available to the applicable Borrower in accordance with Section 2.03(a) and in like funds as received by the Administrative Agent. No Swingline Loan may be used to refinance an outstanding Swingline Loan.
(d)With respect to any outstanding Swingline Loans, the Swingline Bank may at any time (whether or not a Default has occurred and is continuing) in its sole and absolute discretion, and is hereby authorized and empowered by the applicable Borrower to, cause a Borrowing of Revolving Loans to be made for the purpose of repaying such Swingline Loans by delivering to the Administrative Agent (if the Administrative Agent is not also the Swingline Bank) and each other Bank (on behalf of, and with a copy to, the applicable Borrower), not later than 11:00 a.m., one (1) Business Day prior to the proposed Borrowing Date therefor, a notice (which shall be deemed to be a Notice of Borrowing given by the applicable Borrower) requesting the Banks to make Revolving Loans (which shall be made initially as Base Rate Loans) on such Borrowing Date in an aggregate amount equal to the amount of such Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date such notice is given that the Swingline Bank requests to be repaid. Not later than 1:00 p.m., on the requested Borrowing Date, each Bank (other than the Swingline Bank) will make available to the Administrative Agent at the Administrative Agent’s Account an amount, in Dollars and in immediately available funds, equal to its Pro Rata Share of the requested Refunded Swingline Loans. To the extent the Banks have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Swingline Bank in like funds as received by the Administrative Agent, which shall apply such amounts in repayment of the Refunded Swingline Loans. Notwithstanding any provision of this Agreement to the contrary, on the relevant Borrowing Date, the Refunded Swingline Loans (including the Swingline Bank’s ratable share thereof, in its capacity as a Bank) shall be deemed to be repaid with the proceeds of the Revolving Loans made as provided above (including a Revolving Loan deemed to have been made by the Swingline Bank), and such Refunded Swingline Loans deemed to be so repaid shall no longer be outstanding as Swingline Loans but shall be outstanding as Revolving Loans. If any portion of any such amount repaid (or deemed to be repaid) to the Swingline Bank shall be recovered by or on behalf of the applicable Borrower from the Swingline Bank in any

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bankruptcy, insolvency or similar proceeding or otherwise, the loss of the amount so recovered shall be shared ratably among all the Banks in the manner contemplated by Section 2.14(c).
(e)If, as a result of any bankruptcy, insolvency or similar proceeding with respect to any Borrower, Revolving Loans are not made pursuant to Section 2.02(d) in an amount sufficient to repay any amounts owed to the Swingline Bank in respect of any outstanding Swingline Loans, or if the Swingline Bank is otherwise precluded for any reason from giving a notice on behalf of the applicable Borrower as provided for hereinabove, the Swingline Bank shall be deemed to have sold without recourse, representation or warranty (except for the absence of Liens thereon created, incurred or suffered to exist by, through or under the Swingline Bank), and each Bank shall be deemed to have purchased and hereby agrees to purchase, a participation in such outstanding Swingline Loans in an amount equal to its Pro Rata Share of the unpaid amount thereof together with accrued interest thereon. Upon one (1) Business Day’s prior notice from the Swingline Bank, each Bank (other than the Swingline Bank) will make available to the Administrative Agent at the Administrative Agent’s Account an amount, in Dollars and in immediately available funds, equal to its respective participation. To the extent the Banks have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Swingline Bank in like funds as received by the Administrative Agent. In the event any such Bank fails to make available to the Administrative Agent the amount of such Bank’s participation as provided in this Section 2.02(e), the Swingline Bank shall be entitled to recover such amount on demand from such Bank, together with interest thereon for each day from the date such amount is required to be made available for the account of the Swingline Bank until the date such amount is made available to the Swingline Bank at a rate per annum equal to the applicable Federal Funds Rate, plus any administrative, processing or similar fees customarily charged by the Swingline Bank in connection with the foregoing. Promptly following its receipt of any payment by or on behalf of the applicable Borrower in respect of a Swingline Loan, the Swingline Bank will pay to each Bank that has acquired a participation therein such Bank’s ratable share of such payment.
(f)Notwithstanding any provision of this Agreement to the contrary, the obligation of each Bank (other than the Swingline Bank) to make Revolving Loans for the purpose of repaying any Refunded Swingline Loans pursuant to Section 2.02(d) and each such Bank’s obligation to purchase a participation in any unpaid Swingline Loans pursuant to Section 2.02(e) shall be absolute and unconditional and shall not be affected by any circumstance or event whatsoever, including (i) any set-off, counterclaim, recoupment, defense or other right that such Bank may have against the Swingline Bank, the Administrative Agent, any Borrower or any other Person for any reason whatsoever, (ii) the existence of any Default or Event of Default, (iii) the failure of the amount of such Borrowing of Revolving Loans to meet the minimum Borrowing amount specified in Section 2.02(a), or (iv) the failure of any conditions set forth in Section 4.02 or elsewhere herein to be satisfied.
2.03Disbursements; Funding Reliance; Domicile of Loans.
(a)Each Borrower hereby authorizes the Administrative Agent to disburse the proceeds of each Borrowing it makes in accordance with the terms of any written instructions from any Authorized Officer of such Borrower; provided that the Administrative Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter. Any Borrower may at any time deliver to the Administrative Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.
(b)Unless the Administrative Agent shall have received notice from a Bank prior to the proposed date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank’s Pro Rata Share of such Borrowing, the Administrative Agent may assume

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that such Bank has made such share available on such date in accordance with Section 2.02 or 3.02(f), as applicable, and may (but shall not be so required to), in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Bank has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Bank and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from the date such amount is made available to such Borrower to the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Bank, the Overnight Rate and (ii) in the case of a payment to be made by such Borrower, the Adjusted Base Rate. If such Borrower and such Bank shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Bank pays its Pro Rata Share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Bank’s Loan included in such Borrowing. Any payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Bank that shall have failed to make such payment to the Administrative Agent.
(c)The obligations of the Banks hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.11 and Section 10.04 are several and not joint. The failure of any Bank to make any such Loan, to fund any such participation or to make any such payment on any date shall not relieve any other Bank of its corresponding obligation, if any, hereunder to do so on such date, but no Bank shall be responsible for the failure of any other Bank to so make its Loan, purchase its participation or to make any such payment required hereunder.
(d)Each Bank may, at its option, make and maintain any Loan at, to or for the account of any of its Applicable Lending Offices; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan to or for the account of such Bank or otherwise to make payment in accordance with the terms of this Agreement.
2.04Evidence of Debt; Notes.
(a)Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to the Applicable Lending Office of such Bank resulting from the Credit Extensions made by such Applicable Lending Office of such Bank from time to time, including the amounts of principal and interest payable and paid to such Applicable Lending Office of such Bank from time to time under this Agreement.
(b)The Administrative Agent shall maintain the Register pursuant to Section 10.07(d), and a subaccount for each Bank, in which Register and subaccounts (taken together) shall be recorded (i) the amount (and stated interest) of each Loan, the Type of each such Loan and the Interest Period applicable thereto, (ii) the date and amount (and stated interest) of each applicable Reimbursement Obligation, (iii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Bank hereunder in respect of each such Loan or Reimbursement Obligation, and (iv) the amount of any sum received by the Administrative Agent hereunder from the applicable Borrower and each Bank’s Pro Rata Share or L/C Pro Rata Share thereof.
(c)The entries made in the Register and subaccounts maintained pursuant to Section 2.04(b) (and, if consistent with the entries of the Administrative Agent, the accounts maintained pursuant to Section 2.04(a)) shall, to the extent permitted by applicable law, be conclusive evidence of the existence and amounts of the obligations of the applicable Borrower therein recorded absent manifest error; provided, however, that the failure of any Bank or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable,

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or any error therein, shall not in any manner affect the obligation of each Borrower to repay (with applicable interest) the Obligations of such Borrower under this Agreement.
(d)The Loans made by each Bank shall, if requested by the applicable Bank (which request shall be made to the Administrative Agent), be evidenced by (i) in the case of Revolving Loans, a Revolving Note and (ii) in the case of the Swingline Loans, a Swingline Note, in each case executed by each Borrower and payable to such Bank. Each Note shall be entitled to all of the benefits of this Agreement and the other Loan Documents and shall be subject to the provisions hereof and thereof.
2.05Termination or Reduction of the Commitments.
(a)The Commitments shall automatically and permanently terminate on the Maturity Date. The Swingline Commitment shall automatically and permanently terminate on the Swingline Maturity Date.
(b)The Parent may, upon at least two (2) Business Days’ notice to the Administrative Agent, which notice may state that such notice is conditioned upon the effectiveness of alternative financing, in which case such notice may be revoked without penalty prior to the specified time if such condition is not satisfied, terminate in whole or reduce in part the Unused Commitments; provided, however, that each partial reduction (i) shall be in an aggregate amount of $10,000,000 or a higher integral multiple of $1,000,000 and (ii) shall be applied ratably among the Banks in accordance with their respective Commitments. Any termination of SOFR Loans on a day other than the last day of the Interest Period applicable thereto shall be subject to Section 2.17. The amount of any termination or reduction made under this Section 2.05(b) may not thereafter be reinstated.
2.06Mandatory Payments.
(a)Except to the extent due or paid sooner pursuant to the provisions hereof, each Borrower shall repay (i) the aggregate outstanding principal amount of all Revolving Loans made to such Borrower on the Maturity Date and (ii) each Swingline Loan made to such Borrower on the earlier of (A) ten (10) Business Days after such Swingline Loan is made and (B) the Swingline Maturity Date.
(b)In the event that at any time on or prior to the Maturity Date (i) if all Credit Exposure is denominated solely in Dollars, the aggregate Credit Exposure shall exceed 100% of the aggregate Commitments at such time (in each case, after giving effect to any concurrent termination or reduction thereof), or (ii) if any Credit Exposure is denominated in a Foreign Currency, (x) the aggregate Credit Exposure shall exceed 105% of the aggregate Commitments at such time and (y) such imbalance continues for a period of two (2) Business Days, then the Borrowers will immediately prepay the outstanding principal amount of the Swingline Loans and, to the extent of any excess remaining after prepayment in full of outstanding Swingline Loans, the outstanding principal amount of the Revolving Loans in the amount of such excess; provided that, to the extent such excess amount is greater than the aggregate principal amount of Swingline Loans and Revolving Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Administrative Agent and held in the Cash Collateral Account as cover for Letter of Credit Exposure, as more particularly described in Section 3.07, and thereupon such cash shall be deemed to reduce the aggregate Letter of Credit Exposure by an equivalent amount.
2.07Voluntary Prepayments. At any time and from time to time, each Borrower may prepay its Loans, in whole or in part, together with accrued interest to the date of prepayment, without premium or penalty (except as provided in clause (iii) below), upon written notice given

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to the Administrative Agent not later than 11:00 a.m. three (3) U.S. Government Securities Business Days prior to each intended prepayment of SOFR Loans, 11:00 a.m. on the day of each intended prepayment of Base Rate Loans and 2:00 p.m. on the day of each intended prepayment of Swingline Loans; provided that (i) each partial prepayment shall be in a principal amount of $10,000,000 or a higher integral multiple of $1,000,000 ($1,000,000 and $100,000, respectively, in the case of Swingline Loans) or, in the case of Base Rate Loans, any other amount that will cause the aggregate principal amount of all Base Rate Loans of the applicable Borrower to be $10,000,000 or a higher integral multiple of $1,000,000, or, in each case, if less, the entire principal amount then outstanding, (ii) no partial prepayment of SOFR Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining SOFR Loans under such Borrowing to less than $10,000,000, and (iii) any prepayment of SOFR Loans on a day other than the last day of the Interest Period applicable thereto shall be subject to Section 2.17. Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount and Type of the Loans to be prepaid (and, in the case of SOFR Loans, the Interest Period of the Borrowing pursuant to which made), shall be irrevocable and shall bind such Borrower to make such prepayment on the terms specified therein; provided that if a notice of prepayment is given in connection with a conditional notice of termination of the Unused Commitments as contemplated by Section 2.05(b), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.05(b). Loans prepaid pursuant to this Section 2.07 may be reborrowed, subject to the terms and conditions of this Agreement. In the event the Administrative Agent receives a notice of prepayment under this Section, the Administrative Agent will give prompt notice thereof to the Banks; provided that if such notice has also been furnished to the Banks, the Administrative Agent shall have no obligation to notify the Banks with respect thereto.
2.08Interest.
(a)Interest Rate Options. Subject to Section 2.08(b), (i) each Revolving Loan shall bear interest on the outstanding principal amount thereof, from the date of Borrowing thereof until such principal amount shall be paid in full, (A) at the Adjusted Base Rate, during such periods as such Revolving Loan is a Base Rate Loan, and (B) at the Term SOFR plus the Applicable Margin for SOFR Loans, as in effect from time to time during such periods as such Revolving Loan is a SOFR Loan and (ii) each Swingline Loan shall bear interest on the outstanding principal amount thereof, from the date of Borrowing thereof until such principal amount shall be paid in full, at (x) the Adjusted Base Rate or (y) the SOFR Market Index Rate plus the Applicable Margin for SOFR Loans, as selected by the applicable Borrower in its Notice of Swingline Borrowing; provided, that at any time any Swingline Loan is required to be participated hereunder, such Swingline Loan shall bear interest from the date such Swingline Loan is participated until paid in full at the Adjusted Base Rate.
(b)Default Rate. During the existence of any Event of Default under Section 7.01(a) or 7.01(g), and (at the request of the Required Banks) during the existence of any other Event of Default, all outstanding principal amounts of the Loans, all Reimbursement Obligations (to the extent not already bearing an additional 2% per annum pursuant to Section 3.06) and, to the greatest extent permitted by law, all interest accrued on the Loans, all fees that are not paid when due and all unpaid costs, expenses and indemnity obligations shall bear interest at a rate per annum equal to the rate otherwise applicable thereto from time to time plus 2% (or, in the case of interest on interest, costs, expenses and indemnity obligations, at the Adjusted Base Rate plus 2%), and, in each case, such interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against any Borrower of any petition seeking any relief in bankruptcy or under any Bankruptcy Law.
(c)Interest Payment. Accrued (and theretofore unpaid) interest shall be payable as follows (other than with respect to any L/C Disbursement under Section 3.06):

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(i)in respect of each Base Rate Loan (including any Base Rate Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.06 or 2.07, except as provided below), in arrears on the last Business Day of each calendar quarter; provided, that in the event the Loans are repaid or prepaid in full and the Commitments have been terminated, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof;
(ii)in respect of each SOFR Loan (including any SOFR Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.06 or 2.07, except as provided below), in arrears on the last Business Day of the Interest Period applicable thereto and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period; provided, that in the event all SOFR Loans made pursuant to a single Borrowing are repaid or prepaid in full, then accrued interest in respect of such SOFR Loans shall be payable together with such repayment or prepayment on the date thereof;
(iii)in respect of each Swingline Loan, in arrears at the earlier of (A) the maturity of such Swingline Loan, and (B) on the date of payment of such Swingline Loan (including any prepayment of such Swingline Loan or any payment of such Swingline Loan made pursuant to Section 2.02(d)); and
(iv)in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.
(d)Maximum Rate. Nothing contained in this Agreement or in any other Loan Document shall be deemed to establish or require the payment of interest to any Bank at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Bank on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Bank, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount and the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower.
(e)Notice of Interest Rate. The Administrative Agent shall promptly notify the applicable Borrower and the Banks upon determining the interest rate for each Borrowing of SOFR Loans after its receipt of the relevant Notice of Borrowing or Notice of Conversion/Continuation, and upon each change in the Base Rate; provided, however, that the failure of the Administrative Agent to provide the applicable Borrower or the Banks with any such notice shall neither affect any obligations of such Borrower or the Banks hereunder nor result in any liability on the part of the Administrative Agent to any Borrower or any Bank. Each such determination shall, absent manifest error, be conclusive and binding on all parties hereto.
(f)Swiss Withholding Tax. The various rates of interest provided for in this Agreement are minimum interest rates. The parties hereto have assumed that interest at such rates is not and will not become subject to Swiss Withholding Tax. Notwithstanding that the parties hereto do not anticipate that any payment of interest will be subject to Swiss Withholding Tax, each Bank, the Parent and the Administrative Agent agree that if Swiss Withholding Tax is imposed on any interest payment by the Parent to any Bank and it is unlawful for any reason for the Parent to comply with Section 2.16 when it would otherwise be required to make any payment under such Section, then any payment of interest to be made by the Parent to such Bank shall be increased to an amount which (after making any deduction of the Swiss Withholding Tax at the standard rate (which, as of the date of this Agreement, is 35%)) results in a payment to such Bank of an amount equal to the payment which would have been due had no deduction of

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Swiss Withholding Tax been required. In calculating the amount due pursuant to the foregoing sentence, Swiss Withholding Tax shall be calculated on the full grossed-up interest amount. No payment pursuant to this Section 2.08(f) shall be in duplication of any payment pursuant to Section 2.16. Notwithstanding the foregoing, the Parent is not required to make an increased payment to a Bank under this Section 2.08(f) by reason of a Swiss Withholding Tax deduction due to a breach of the Ten Non-Bank Rule and Twenty Non-Bank Rule provided such breach is solely a result of such Bank having (i) made an incorrect declaration of its status as to whether or not it is a Qualifying Bank, (ii) breached the assignment, transfer or exposure transfer restrictions pursuant to Section 10.07(j), or (iii) ceased to be a Qualifying Bank other than as a result of any change after the date it became a Bank under this Agreement in (or in the interpretation, administration or application of) any law or double taxation treaty, or any published practice or published concession of any relevant taxing authority.
(g)Swiss Withholding Tax Refund. If a Bank shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of increased interest paid pursuant to Section 2.08(f), such Bank shall promptly notify the Parent of the availability of such refund claim and shall, within 30 days after receipt of a request by the Parent, make a claim to such Governmental Authority for such refund at the Parent’s expense, if obtaining such refund would not, in the good faith judgment of such Bank, be materially disadvantageous to such Bank; provided that nothing in this Section 2.08(g) shall be construed to require any Bank to institute any administrative proceeding (other than the filing of a claim for any such refund) or judicial proceeding to obtain any such refund. If a Bank determines, in its sole discretion, that it has received a refund in respect of any increased interest paid pursuant to Section 2.08(f), such Bank shall, within 60 days from the date of such receipt, pay over such refund to the Parent (but only to the extent of the increased interest paid by the Parent under Section 2.08(f) giving rise to such refund), net of all out-of-pocket expenses of such Bank in obtaining such refund and without interest (other than interest paid by the relevant Governmental Authority with respect to the relevant portion of such refund); provided that the Parent, upon request of such Bank, agrees to repay the amount paid over to the Parent (plus penalties, interest or other charges) to such Bank in the event such Bank is required to repay such refund to such Governmental Authority. Nothing in this Section 2.08(g) shall be construed to require any Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Parent or any other Person.
(h)Benchmark Replacement Setting.
(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Banks and the Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Banks comprising the Required Banks. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.08(h)(i) will occur prior to the applicable Benchmark Transition Start Date.
(ii)Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective

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without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Banks of (A) any occurrence of a Benchmark Transition Event and its Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement and (D) the commencement or conclusion of any Benchmark Unavailability Period. The Administrative Agent will promptly notify the Borrowers of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.08(h)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Bank (or group of Banks) pursuant to this Section 2.08(h), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.08(h).
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the

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Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(i)Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrowers and the Banks of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
2.09Fees.
(a)Commitment Fee. The Parent agrees to pay to the Administrative Agent for the account of each Bank, a commitment fee, from the Effective Date in the case of each Initial Bank and from the effective date specified in the Assignment and Assumption pursuant to which it became a Bank in the case of each other Bank until the Maturity Date, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing March 31, 2026, and on the Maturity Date, at the rate equal to the Applicable Commitment Fee Percentage in effect from time to time on the daily Unused Commitment of such Bank (excluding clause (iii) of the definition thereof for purposes of this Section 2.09(a) only) during such quarter (or shorter period); provided, however, that no commitment fee shall accrue on the Commitment of a Defaulting Bank so long as such Bank shall be a Defaulting Bank.
(b)Agent’s and Arranger’s Fees. The Parent agrees to pay to the Administrative Agent and each Joint Lead Arranger for its own account such fees as may from time to time be agreed between the Parent and the Administrative Agent or such Joint Lead Arranger.
(c)Letter of Credit Fees, Etc.
(i)Each Borrower agrees to pay to the Administrative Agent for the account of each NAIC Bank a letter of credit fee (the “Letter of Credit Fee”), payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing December 31, 2025, and ending on the later of the L/C Maturity Date and the date of termination of the last Letter of Credit outstanding after the Maturity Date, on such Bank’s L/C Pro Rata Share of the actual daily aggregate Stated Amount during such quarter (or shorter period) of all Letters of Credit Issued on account of such Borrower outstanding from time to time at the rate equal to the Applicable Letter of Credit Fee Percentage in effect from time to time. Notwithstanding anything to the contrary contained herein, during the existence of any Event of Default under Section 7.01(a) or 7.01(g), and at the request of the Required Banks during the existence of any other Event of Default, all Letter of Credit Fees shall accrue at the Applicable Letter of Credit Fee Percentage in effect from time to time plus 2% per annum.
(ii)Each Borrower agrees to pay (A) to each Fronting Bank for its own account, a fronting fee in an amount separately agreed by such Borrower (or the Parent on behalf of such Borrower) and such Fronting Bank with respect to each Participated Letter of Credit Issued for the account of such Borrower; and (B) to each of the L/C Agent and each Fronting Bank, each for its own account, its customary Issuance, presentation, amendment and other processing fees, and other standard costs and charges, relating to Letters of Credit as are from time to time in effect.

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2.10Conversions and Continuations.
(a)Each Borrower may elect (i) to convert all or a portion of the outstanding principal amount of any of its Base Rate Loans into SOFR Loans, or to convert any of its SOFR Loans with Interest Periods ending on the same day into Base Rate Loans, or (ii) upon the expiration of any Interest Period, to continue all or a portion of the outstanding principal amount of any of its SOFR Loans with Interest Periods ending on the same day for an additional Interest Period; provided that (x) after giving effect to any conversion or continuation, each Borrowing of SOFR Loans shall be in a principal amount of $10,000,000 or a higher integral multiple of $1,000,000 and the aggregate principal amount of all Base Rate Loans shall be in a principal amount of $10,000,000 or a higher integral multiple of $1,000,000, (y) except as otherwise provided in Section 2.15(d), SOFR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, any conversion of a SOFR Loan into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto shall be subject to Section 2.17) and (z) no conversion of Base Rate Loans into SOFR Loans or continuation of SOFR Loans shall be permitted during the existence of a Default or Event of Default.
(b)Each Borrower must give the Administrative Agent written notice not later than 11:00 a.m. three (3) U.S. Government Securities Business Days prior to the intended effective date of any conversion of Base Rate Loans into, or continuation of, SOFR Loans and one (1) Business Day prior to the intended effective date of any conversion of SOFR Loans into Base Rate Loans. Each such notice (each, a “Notice of Conversion/Continuation”) shall be irrevocable, shall be given in the form of Exhibit B-3 and shall specify (x) the date of such conversion or continuation (which shall be a Business Day), (y) in the case of a conversion into, or a continuation of, SOFR Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Bank of the proposed conversion or continuation. In the event that any Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any of its outstanding SOFR Loans, such SOFR Loans shall automatically be converted to Base Rate Loans upon the expiration of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof). In the event that any Borrower shall have failed to specify an Interest Period to be applicable to any conversion into, or continuation of, its SOFR Loans, then such Borrower shall be deemed to have selected an Interest Period of one month.
2.11Payments and Computations; Apportionment of Payments.
(a)The Borrowers shall make each payment hereunder irrespective of any right of counterclaim, set-off or other defense (except as otherwise provided in Section 2.20), not later than 11:00 a.m. on the day when due, in Dollars, to the Administrative Agent (except as otherwise expressly provided herein as to payments required to be made directly to the Issuing Banks or the Banks) at the Administrative Agent’s Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by such Borrower is in respect of principal, interest, commitment fees or any other amount then payable hereunder to more than one Bank, to such Banks for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective amount then payable to such Banks and (ii) if such payment by such Borrower is in respect of any amount then payable hereunder to one Bank (including the Swingline Bank), to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 10.07(d), from and after the effective date of such Assignment and

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Assumption, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Bank assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.
(b)All computations of interest and fees hereunder shall be made on the basis of a year consisting of (i) in the case of interest on Base Rate Loans, 365/366 days, as the case may be, or (ii) in all other instances, 360 days; and in each case under clauses (i) and (ii) above, with regard to the actual number of days (including the first day, but excluding the last day) elapsed. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.
(c)Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (unless, in the case of a payment with respect to a SOFR Loan, such next succeeding Business Day falls in another calendar month, in which case such payment shall be made on the next preceding Business Day), and any such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be.
(d)Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the relevant Banks, the Swingline Bank or the relevant Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Banks, the Swingline Bank or the relevant Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the relevant Banks, the Swingline Bank or the relevant Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Bank, such Swingline Bank or such Issuing Bank, with interest thereon, for each day from the date such amount is distributed to it to the date of payment to the Administrative Agent, at the Overnight Rate.
(e)Notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, all amounts collected or received by the Administrative Agent or any Bank after acceleration of the Loans pursuant to Section 7.01 shall be applied by the Administrative Agent as follows:
(i)first, to the payment of all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ and consultants’ fees irrespective of whether such fees are allowed as a claim after the occurrence of an Event of Default under Section 7.01(g)) of the Administrative Agent in connection with enforcing the rights of the Banks under the Loan Documents;
(ii)second, to the payment of any fees, indemnities, expenses and other amounts owed to the Administrative Agent hereunder or under any other Loan Document;
(iii)third, to the payment of all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ and consultants’ fees irrespective of whether such fees are allowed as a claim after the occurrence of an Event of Default under Section 7.01(g)) of the Issuing Banks, the Swingline Bank, the L/C Agent and each of the Banks in connection with enforcing their rights under the Loan Documents;

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(iv)fourth, to the payment of all of the Obligations consisting of accrued fees, interest, indemnities, expenses and other amounts (including fees incurred and interest accruing at the then applicable rate after the occurrence of an Event of Default under Section 7.01(g) irrespective of whether a claim for such fees incurred and interest accruing is allowed in such proceeding);
(v)fifth, to the payment of the outstanding principal amount of the Obligations (including the payment of any outstanding Reimbursement Obligations and the obligation to Cash Collateralize Letter of Credit Exposure);
(vi)sixth, to the payment of all other Obligations and other obligations that shall have become due and payable under the Loan Documents or otherwise and not repaid; and
(vii)seventh, to the payment of the surplus (if any) to whomever may be lawfully entitled to receive such surplus.
(viii)In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category, (y) all amounts shall be apportioned ratably among the Banks in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively pursuant to clauses (iii) through (vii) above, and (z) to the extent that any amounts available for distribution pursuant to clause (v) above are attributable to the Issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent to Cash Collateralize Letter of Credit Exposure pursuant to Section 3.07.
2.12Recovery of Payments.
(a)Each Borrower agrees that to the extent it makes a payment or payments to or for the account of the Administrative Agent, any Bank, the Swingline Bank or any Issuing Bank, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Bankruptcy Law (whether as a result of any demand, settlement, litigation or otherwise), then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.
(b)If any amounts distributed by the Administrative Agent to any Bank, the Swingline Bank or any Issuing Bank are subsequently returned or repaid by the Administrative Agent to the applicable Borrower, its representative or successor in interest, or any other Person, whether by court order, by settlement approved by such Bank, the Swingline Bank or such Issuing Bank, or pursuant to applicable law, such Bank, Swingline Bank or such Issuing Bank will, promptly upon receipt of notice thereof from the Administrative Agent, pay the Administrative Agent such amount. If any such amounts are recovered by the Administrative Agent from such Borrower, its representative or successor in interest or such other Person, the Administrative Agent will redistribute such amounts to the Banks, Swingline Bank or the Issuing Banks on the same basis as such amounts were originally distributed.
2.13Use of Proceeds. The proceeds of the Loans shall be available (and each Borrower agrees that it shall use such proceeds) to provide working capital, and for other general corporate purposes of the Borrowers (including for the Reimbursement Obligations and intercompany liabilities of the Borrowers hereunder) and their respective Subsidiaries, not in

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contravention of any Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions or of the Loan Documents. No proceeds of Loans will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.
2.14Pro Rata Treatment.
(a)Except in the case of Swingline Loans, all fundings, continuations and conversions of Loans shall be made by the Banks pro rata on the basis of their respective Pro Rata Shares or on the basis of their respective outstanding Revolving Loans (in the case of continuations and conversions of Revolving Loans pursuant to Section 2.10), as the case may be from time to time, provided that if the aggregate Credit Exposure held by the NAIC Banks is equal to or greater than the aggregate Commitments held by the NAIC Banks, Revolving Loans shall only be made by Non-NAIC Banks on a several basis in accordance with their pro rata share of their aggregate Unused Commitments.
(b)Subject to the provisions of Section 2.20(a)(ii), all payments from or on behalf of each Borrower on account of any Obligations of such Borrower shall be apportioned ratably among the Banks based upon their respective share, if any, of the Obligations with respect to which such payment was made.
(c)If any Bank shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations hereunder resulting in such Bank receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such Obligations greater than its applicable share thereof as provided herein, then the Bank receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Loans and such other Obligations of the other Banks, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Banks ratably in accordance with their respective applicable shares; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.14(c) shall not be construed to apply to (x) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Bank) or (y) any payment obtained by a Bank as consideration for the assignment of or sale of a participation in any of its Loans or participations in Reimbursement Obligations or Swingline Loans to any assignee or participant. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Bank acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Bank were a direct creditor of such Borrower in the amount of such participation. If under any applicable Bankruptcy Laws, any Bank receives a secured claim in lieu of a setoff to which this Section 2.14(c) applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 2.14(c) to share in the benefits of any recovery on such secured claim.
2.15Increased Costs, Etc.
(a)If, due to any Change in Law, there shall be any increase in the cost to any Bank of agreeing to make or of making, funding or maintaining Loans or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or the making of any payment on any Letter of Credit (excluding, for purposes of this Section 2.15, any such increased costs resulting from Indemnified Taxes or Excluded Taxes), and such Bank reasonably determines it is

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generally charging such amounts to its customers that are similarly situated to the Borrowers and to the extent relevant, with a similar credit facility (it being understood that (x) such determination shall be made by such Bank in good faith and binding on the Borrowers once made and (y) such Bank shall not be obligated to disclose any information it deems confidential to the Borrowers in connection with the exercise of its rights for reimbursement under this Section 2.15(a)), then the applicable Borrower severally agrees to pay, from time to time, within five days after demand by such Bank (with a copy of such demand to the Administrative Agent), which demand shall include a statement of the basis for such demand and a calculation in reasonable detail of the amount demanded, to the Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to the applicable Borrower by such Bank, shall be conclusive and binding for all purposes, absent manifest error.
(b)If, due to any Change in Law, there shall be any increase in the amount of capital or liquidity required or expected to be maintained by any Bank or any corporation controlling such Bank as a result of or based upon the existence of such Bank’s commitment to lend hereunder and other commitments of such type, and such Bank reasonably determines it is generally charging such amounts to its customers that are similarly situated to the Borrowers and to the extent relevant, with a similar credit facility (it being understood that (x) such determination shall be made by such Bank in good faith and binding on the Borrowers once made and (y) such Bank shall not be obligated to disclose any information it deems confidential to the Borrowers in connection with the exercise of its rights for reimbursement under this Section 2.15(b)), then, within five days after demand by such Bank or such corporation (with a copy of such demand to the Administrative Agent), which demand shall include a statement of the basis for such demand and a calculation in reasonable detail of the amount demanded, the applicable Borrower severally agrees to pay to the Administrative Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital or liquidity to be allocable to the existence of such Bank’s commitment to lend or to Issue or participate in Letters of Credit hereunder or to making, funding or maintaining any Loan or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the applicable Borrower by such Bank shall be conclusive and binding for all purposes, absent manifest error.
(c)Subject to Section 2.08(h), if, on or prior to the first day of any Interest Period with respect to any SOFR Loan, (x) the Required Banks notify the Administrative Agent that Term SOFR for such Interest Period for such SOFR Loans will not adequately reflect the cost to such Banks of making, funding or maintaining their SOFR Loans for such Interest Period, or (y) the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining Term SOFR for such Interest Period, the Administrative Agent shall forthwith so notify the applicable Borrower and the Banks, whereupon each such SOFR Loan will (i) in the case of requested new SOFR Loans, be made as or remain Base Rate Loans or as a SOFR Loan with a different Interest Period as to which the Required Banks have not given such a notice and (ii) in the case of existing SOFR Loans, automatically, on the last day of the then existing Interest Period therefor, convert into Base Rate Loans or be continued as a SOFR Loan with a different Interest Period as to which the Required Banks have not given such notice.
(d)Notwithstanding any other provision of this Agreement, if any Change in Law shall assert that it is unlawful, for any Bank or its Applicable Lending Office to perform its obligations hereunder to make SOFR Loans or to continue to fund or maintain SOFR Loans hereunder or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, SOFR Market Index Rate or Term SOFR, then, on notice thereof and demand therefor by such Bank to the Borrowers through the Administrative Agent, (i) each SOFR Loan of such Bank will

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automatically, upon such demand, convert into a Base Rate Loan, (ii) the obligation of such Bank to make SOFR Loans or to convert Loans into SOFR Loans shall be suspended until the Administrative Agent shall notify the Borrowers that such Bank has determined that the circumstances causing such suspension no longer exist (it being understood that such Bank shall make and maintain Base Rate Loans in the amount that would otherwise be made and maintained by such Bank as SOFR Loans absent the circumstances described above) and (iii) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (iii) of the definition of “Base Rate”.
(e)Each Bank shall promptly notify the Borrowers and the Administrative Agent of any event of which it has actual knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Bank’s good faith judgment, otherwise disadvantageous to such Bank) to mitigate or avoid (i) any obligation by the Borrowers to pay any amount pursuant to Section 2.15(a) or 2.15(b) above or pursuant to Section 2.16 or (ii) the occurrence of any circumstances of the nature described in Section 2.15(c) or 2.15(d) (and, if any Bank has given notice of any such event and thereafter such event ceases to exist, such Bank shall promptly so notify the Borrowers and the Administrative Agent). Without limiting the foregoing, each Bank will designate a different Applicable Lending Office if such designation will avoid (or reduce the cost to the Borrowers of) any event described in the preceding sentence and such designation will not, in such Bank’s good faith judgment, be otherwise disadvantageous to such Bank.
(f)Notwithstanding the provisions of Section 2.15(a), 2.15(b) or 2.16 (and without limiting Section 2.15(e) above), if any Bank fails to notify the Borrowers of any event or circumstance that will entitle such Bank to compensation pursuant to Section 2.15(a), 2.15(b) or 2.16 within 120 days after such Bank obtains actual knowledge of such event or circumstance, then such Bank shall not be entitled to compensation from the Borrowers for any amount arising prior to the date which is 120 days before the date on which such Bank notifies the Borrowers of such event or circumstance (except that, if the Change in Law giving rise to compensation is retroactive, then the 120-day shall be extended to include the period of retroactive effect thereof).
(g)If any Change in Law shall impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB, as amended and in effect from time to time)) or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Bank, then the applicable Borrower shall pay to such Bank, additional interest on the unpaid principal amount of each Loan equal to the actual costs of such reserves allocated to such Loan by such Bank (as determined by such Bank in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan; provided such Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Bank. If a Bank fails to give notice 10 days prior to the relevant interest payment date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.
2.16Taxes.
(a)Any and all payments hereunder shall be made, in accordance with Section 2.11, free and clear of and without deduction or withholding for Taxes, except as required by applicable law. If any Borrower or the Administrative Agent shall be required by law (as determined in its good faith discretion) to deduct or withhold any Taxes from or in respect of any sum payable hereunder to any Bank or any Agent, such Borrower or the Administrative Agent

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shall timely pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law, and if such Tax is an Indemnified Tax, (i) the sum payable by such Borrower or the Administrative Agent shall be increased as may be necessary so that after such Borrower and the Administrative Agent have made all required deductions or withholding (including such deductions or withholdings applicable to additional sums payable under this Section 2.16) such Bank or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholding in respect of such Indemnified Tax been made and (ii) such Borrower or the Administrative Agent shall make all such deductions or withholding.
(b)In addition, without duplication of any amounts payable under Section 2.16(a), each Borrower shall pay to the relevant Governmental Authority in accordance with applicable law, or timely reimburse the Administrative Agent for the payment of, any Other Taxes.
(c)Without duplication of any amounts payable under Section 2.16(a) or 2.16(b), each Borrower shall indemnify each Bank and each Agent for and hold them harmless against the full amount of Indemnified Taxes (including Indemnified Taxes imposed on amounts payable under this Section 2.16), imposed on or paid by such Bank or such Agent (as the case may be) and any reasonable expenses arising therefrom or with respect thereto. This indemnification payment shall be made within 30 days from the date such Bank or such Agent (as the case may be) makes written demand therefor.
(d)Each Bank shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Taxes attributable to such Bank (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Bank’s failure to comply with Section 10.07(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Bank, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under any Loan Document or otherwise payable by the Administrative Agent to the Bank from any other source against any amount due to the Administrative Agent under this Section 2.16(d).
(e)Within thirty (30) days after the date of any payment of Taxes by a Borrower pursuant to this Section 2.16, such Borrower shall furnish to the Administrative Agent, at its address referred to in Section 10.02, the original or a certified copy of a receipt evidencing such payment, or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)(i) Each Bank, that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Bank or each Issuing Bank, as the case may be, and on the date of the Assignment and Assumption pursuant to which it becomes a Bank in the case of each other Bank, and from time to time thereafter as requested in writing by the Administrative Agent or any Borrower, shall deliver to each of the Administrative Agent and the applicable Borrower, such properly completed and executed documentation reasonably requested by the applicable Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by any Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by any Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine

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whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii) below) shall not be required if in the Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.
(i)Without limiting the generality of the foregoing,
(A)Each Bank that is a U.S. Person, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Bank or each Issuing Bank, as the case may be, and on the date of the Assignment and Assumption pursuant to which it becomes a Bank in the case of each other Bank, and from time to time thereafter as requested in writing by the Administrative Agent or any Borrower, shall deliver to the Borrowers and the Administrative Agent, two executed copies of Internal Revenue Service (“IRS”) Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding tax;
(B)Any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of any Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Bank claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Bank is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4)to the extent a Foreign Bank is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form

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W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;
(C)any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of any Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the applicable Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(ii)(D)     If a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Bank shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by any Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by any Borrower or the Administrative Agent as may be necessary for the applicable Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(g)Each Bank agrees that if any form or certification it previously delivered pursuant to Section 2.16(f) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.
(i)If the Administrative Agent is a U.S. Person, then it shall, on or prior to the Effective Date (or, in the case of a successor Administrative Agent, on or before the date on which it becomes Administrative Agent, co-agent or sub-agent hereunder), provide the Borrowers with a properly completed and duly executed copy of IRS Form W-9 confirming that the Administrative Agent is

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exempt from U.S. federal backup withholding. If the Administrative Agent is not a U.S. Person, then it shall, on or prior to the Effective Date (or, in the case of a successor Administrative Agent, on or before the date on which it becomes the Administrative Agent, co-agent or sub-agent hereunder), provide the Borrowers with, (A) with respect to payments made to the Administrative Agent for its own account, a properly completed and duly executed IRS Form W-8ECI (or other applicable IRS Form W-8 claiming an exemption from U.S. withholding tax), and (B) with respect to payments made to the Administrative Agent on behalf of any Bank, two properly completed and executed copies of IRS Form W-8IMY (or any successor form) certifying that the Administrative Agent is either (1) a “qualified intermediary” which has assumed primary withholding responsibility under Chapters 3 and 4 of the Internal Revenue Code and primary Form 1099 reporting and backup withholding responsibility, or (2) a U.S. branch providing such form as evidence of its agreement with Borrowers to be treated as a “U.S. person” for U.S. federal withholding Tax purposes (as contemplated by Section 1.1441-1(b)(2)(iv)(A) of the United States Treasury Regulations) and that the payments it receives for the account of such Bank are not effectively connected with the conduct of its trade or business in the United States. If any form or certification Administrative Agent previously delivered expires or becomes obsolete or inaccurate in any respect, it will promptly update such form or certification.
(h)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)Notwithstanding the foregoing, the Parent is not required to make an increased payment to a Bank under this Section 2.16 by reason of a Swiss Withholding Tax deduction due to a breach of the Ten Non-Bank Rule and Twenty Non-Bank Rule provided such breach is solely a result of such Bank having (i) made an incorrect declaration of its status as to whether or not it is a Qualifying Bank, (ii) breached the assignment, transfer or exposure transfer restrictions pursuant to Section 10.07(j), or (iii) ceased to be a Qualifying Bank other than as a result of any change after the date it became a Bank under this Agreement in (or in the interpretation, administration or application of) any law or double taxation treaty, or any published practice or published concession of any relevant taxing authority.

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2.17Compensation. Each Borrower will compensate each Bank upon demand for all losses, expenses and liabilities (including any loss, expense or liability incurred by reason of the liquidation or redeployment of deposits or other funds required by such Bank to fund or maintain such Borrower’s SOFR Loans, but excluding lost profits) that such Bank may incur or sustain (i) if for any reason (other than a default by such Bank) a Borrowing or continuation of, or conversion into, a SOFR Loan of such Borrower does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any SOFR Loan of such Borrower occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of any assignment made pursuant to Section 2.18 or any acceleration of the maturity of the Loans pursuant to Section 7.01), (iii) if any prepayment of any SOFR Loan of such Borrower is not made on any date specified in a notice of prepayment given by such Borrower or (iv) as a consequence of any other failure by such Borrower to make any payments with respect to any SOFR Loan of such Borrower when due hereunder. A certificate (which shall be in reasonable detail) showing the basis for the determinations set forth in this Section 2.17 by any Bank as to any additional amounts payable pursuant to this Section 2.17 shall be submitted by such Bank to the applicable Borrower either directly or through the Administrative Agent. Determinations set forth in any such certificate made in good faith for purposes of this Section 2.17 of any such losses, expenses or liabilities shall be conclusive absent manifest error.
2.18Replacement of Affected Bank, Defaulting Bank or Nonconsenting Bank. At any time any Bank is an Affected Bank, a Defaulting Bank or a Nonconsenting Bank, the Borrowers may, at their sole expense (including the assignment fee specified in Section 10.07(a)) and effort, replace such Affected Bank, Defaulting Bank or Nonconsenting Bank as a party to this Agreement with one or more other Banks and/or Eligible Assignees, and upon notice from the Borrowers such Affected Bank, Defaulting Bank or Nonconsenting Bank shall assign pursuant to an Assignment and Assumption, and without recourse or warranty, its Commitment, its Loans, the Reimbursement Obligations owing to it, its obligations to fund Letter of Credit payments, its participation in, and its rights and obligations with respect to, Swingline Loans and Letters of Credit, and all of its other rights and obligations hereunder to such other Banks and/or Eligible Assignees for a purchase price equal to the sum of the principal amount of the Loans and Reimbursement Obligations so assigned, all accrued and unpaid interest thereon, such Affected Bank’s, Defaulting Bank’s or Nonconsenting Bank’s Pro Rata Share of all accrued and unpaid fees payable pursuant to Section 2.09, any amounts payable pursuant to Section 2.16(j) as a result of such Bank receiving payment of any SOFR Loan prior to the end of an Interest Period therefor (assuming for such purpose that receipt of payment pursuant to such Assignment and Assumption constitutes payment of such SOFR Loan) and all other obligations owed to such Bank hereunder. Notwithstanding the foregoing, (i) no Affected Bank, Defaulting Bank or Nonconsenting Bank shall be required to make any such assignment if, prior to its receipt of the notice from the Borrowers referred to in the foregoing sentence, as a result of a waiver or otherwise, the circumstances entitling the Borrowers to require such assignment cease to apply, and (ii) no Nonconsenting Bank shall be required to make any such assignment if at the time of any such proposed assignment, any Default under this Agreement has occurred and is continuing.
2.19Increase in Commitments.
(a)The Parent shall have the right, at any time and from time to time after the Effective Date by written notice to and in consultation with the Administrative Agent, to request an increase in the aggregate Commitments (each such requested increase, a “Commitment Increase”), by having one or more existing Banks increase their respective Commitments then in effect (each, an “Increasing Bank”), by adding as a Bank with a new Commitment hereunder one or more Persons that are not already Banks (each, an “Additional Bank”), or a combination thereof; provided that (i) any such request for a Commitment Increase shall be in a minimum amount of $25,000,000 or, unless the Administrative Agent otherwise consents, a higher integral

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multiple of $5,000,000, (ii) immediately after giving effect to any Commitment Increase, the aggregate of all Commitment Increases effected after the Effective Date shall not exceed $1,000,000,000, and (iii) no existing Bank shall be obligated to increase its Commitment as a result of any request for a Commitment Increase by the Parent unless it agrees in its sole discretion to do so.
(b)Each Additional Bank must be an NAIC Bank and otherwise qualify as an Eligible Assignee (the approval of which by the Administrative Agent, each Fronting Bank that has Issued an outstanding Letter of Credit and the Swingline Bank shall not be unreasonably withheld, conditioned or delayed) and the Parent and each Additional Bank shall execute a joinder agreement together with all such other documentation as the Administrative Agent may reasonably require, all in form and substance reasonably satisfactory to the Administrative Agent, to evidence the Commitment of such Additional Bank and its status as a Bank hereunder.
(c)If the aggregate Commitments are increased in accordance with this Section 2.19, (i) the Parent shall determine the final amount and allocation of such increase and (ii) the Administrative Agent and the Parent shall determine the effective date (the “Commitment Increase Date,” which shall be a Business Day not less than thirty (30) days prior to the Maturity Date) of such increase. The Administrative Agent shall promptly notify the Parent and the Banks of the final amount and allocation of such increase and the Commitment Increase Date. The Administrative Agent is hereby authorized, on behalf of the Banks, to enter into any amendments to this Agreement and the other Loan Documents as the Administrative Agent shall reasonably deem appropriate to effect such Commitment Increase.
(d)Notwithstanding anything set forth in this Section 2.19 to the contrary, no increase in the aggregate Commitments pursuant to this Section 2.19 shall be effective unless:
(i)The Administrative Agent shall have received the following, each dated the Commitment Increase Date and in form and substance reasonably satisfactory to the Administrative Agent:
(A)as to each Increasing Bank, evidence of its agreement to provide a portion of the Commitment Increase, and as to each Additional Bank, a duly executed joinder agreement together with all other documentation required by the Administrative Agent pursuant to Section 2.19(b);
(B)an instrument, duly executed by each Borrower, acknowledging and reaffirming its obligations under this Agreement and the other Loan Documents;
(C)unless covered by resolutions previously delivered hereunder, a certificate of the secretary or an assistant secretary or other appropriate officer of each Borrower, certifying to and attaching the resolutions adopted by the board of directors (or similar governing body) of such Borrower approving or consenting to such Commitment Increase;
(D)a certificate of a Responsible Officer, certifying that (y) as of the Commitment Increase Date, all representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents qualified as to materiality are true and correct and those not so qualified are true and correct in all material respects, both immediately before and after giving effect to the Commitment Increase (except to the extent any such representation or warranty is expressly stated to have been made as

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of a specific date, in which case such representation or warranty is true and correct (if qualified as to materiality) or true and correct in all material respects (if not so qualified), in each case as of such date), and (z) no Default or Event of Default has occurred and is continuing, both immediately before and immediately after giving effect to such Commitment Increase; and
(ii)If there is a non-ratable increase in the aggregate Commitments, each outstanding Syndicated Letter of Credit shall have been amended giving effect to the reallocation of the Commitments or, if required, returned by each respective beneficiary to the Administrative Agent and cancelled and/or exchanged for a new or amended Syndicated Letter of Credit giving effect to the reallocated Commitments; and
(iii)In the case of any Credit Extension in connection with such Commitment Increase, the conditions precedent set forth in Section 4.02 shall have been satisfied.
(e)To the extent necessary to keep the outstanding Loans ratable in the event of any non-ratable increase in the aggregate Commitments, on the Commitment Increase Date, (i) all then outstanding SOFR Loans (the “Initial Loans”) shall automatically be converted into Base Rate Loans, (ii) immediately after the effectiveness of the Commitment Increase, the applicable Borrowers shall, if they so request, convert such Base Rate Loans into SOFR Loans (the “Subsequent Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Initial Loans and of the Types and for the Interest Periods specified in a Notice of Conversion/Continuation delivered to the Administrative Agent in accordance with Section 2.10, (iii) each Bank shall pay to the Administrative Agent in immediately available funds an amount equal to the difference, if positive, between (y) such Bank’s Pro Rata Share (calculated after giving effect to the Commitment Increase) of the Subsequent Borrowings and (z) such Bank’s Pro Rata Share (calculated without giving effect to the Commitment Increase) of the Initial Loans, (iv) after the Administrative Agent receives the funds specified in clause (iii) above, the Administrative Agent shall pay to each Bank the portion of such funds equal to the difference, if positive, between (y) such Bank’s Pro Rata Share (calculated without giving effect to the Commitment Increase) of the Initial Loans and (z) such Bank’s Pro Rata Share (calculated after giving effect to the Commitment Increase) of the amount of the Subsequent Borrowings, (v) the Banks shall be deemed to hold the Subsequent Borrowings ratably in accordance with their respective Commitment (calculated after giving effect to the Commitment Increase), (vi) each applicable Borrower shall pay all accrued but unpaid interest on the Initial Loans to the Banks entitled thereto, and (vii) Schedule I shall automatically be amended to reflect the Commitments of all Banks after giving effect to the Commitment Increase. The conversion of the Initial Loans pursuant to clause (i) above shall be subject to indemnification by the applicable Borrowers pursuant to the provisions of Section 2.17 if the Commitment Increase Date occurs other than on the last day of the Interest Period relating thereto. Notwithstanding the foregoing, the Parent and the Administrative Agent may agree upon other methods of implementing a Commitment Increase (including a phase-in of a Commitment Increase with certain Banks having temporary risk participations in outstanding Revolving Loans pending the end of Interest Periods for SOFR Loans) so long as the applicable method is not materially disadvantageous to any Bank.

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2.20Defaulting Banks.
(a)Notwithstanding anything to the contrary contained in this Agreement, if any Bank becomes a Defaulting Bank, then, until such time as such Bank is no longer a Defaulting Bank, to the extent permitted by applicable law:
(i)Such Defaulting Bank’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Banks” and in Section 10.01.
(ii)Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Bank (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Bank pursuant to Section 10.05 shall be applied at such time or times as may be determined by the Administrative Agent as follows:
(A)first, to the payment of any amounts owing by such Defaulting Bank to the Administrative Agent hereunder;
(B)second, to the payment on a pro rata basis of any amounts owing by such Defaulting Bank to the Fronting Banks or the Swingline Bank hereunder;
(C)third, if so determined by the Administrative Agent or requested by a Fronting Bank, to Cash Collateralize the Letter of Credit Exposure with respect to such Defaulting Bank in accordance with Section 2.20(c);
(D)fourth, as the applicable Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which such Defaulting Bank has failed to fund its Pro Rata Share as required by this Agreement, as determined by the Administrative Agent;
(E)fifth, if so requested by the Parent or the Administrative Agent, to be held in a non-interest bearing deposit account and released in order to (x) satisfy such Defaulting Bank’s present (to the extent not applied pursuant to the foregoing clauses (A) through (D)) or potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Fronting Banks’ future Fronting Exposure with respect to such Defaulting Bank with respect to future Letters of Credit Issued under this Agreement, in accordance with Section 2.20(c);
(F)sixth, to the payment of any amounts owing to the Banks, the Swingline Bank or any Fronting Bank as a result of any judgment of a court of competent jurisdiction obtained by any Bank, the Swingline Bank or any Fronting Bank against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement;
(G)seventh, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement; and
(H)eighth, to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction;

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(iii)provided that if (x) such payment is a payment of the principal amount of any Loans or any L/C Disbursement in respect of which such Defaulting Bank has not fully funded its Pro Rata Share or its L/C Pro Rata Share, as applicable, and (y) such Loans were made or the related Letters of Credit were Issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and obligations in respect of Letters of Credit owed to, all non-Defaulting Banks on a pro rata basis prior to being applied to the payment of any Loans of, or obligations in respect of Letters of Credit owed to, such Defaulting Bank. Any payments, prepayments or other amounts paid or payable to a Defaulting Bank that are applied (or held) to pay amounts owed by such Defaulting Bank or to post Cash Collateral pursuant to this Section 2.20(a)(ii) shall be deemed paid to and redirected by such Defaulting Bank, and each Bank irrevocably consents thereto.
(iv)No Defaulting Bank shall be entitled to receive any commitment fee under Section 2.09(a) for any period during which that Bank is a Defaulting Bank (and the Borrowers shall not be required to pay any such commitment fee that otherwise would have been required to have been paid to that Defaulting Bank). Each Defaulting Bank shall be entitled to receive Letter of Credit Fees for any period during which that Bank is a Defaulting Bank (and the Borrowers shall be required to pay such Letter of Credit Fees to such Defaulting Bank) only to the extent allocable to its L/C Pro Rata Share of the Stated Amount of Letters of Credit for which such Defaulting Bank has provided Cash Collateral pursuant to this Section 2.20. With respect to any Letter of Credit Fee not required to be paid to any Defaulting Bank pursuant to the previous sentence, the Borrowers shall (x) pay to each non-Defaulting Bank that portion of any such fee otherwise payable to such Defaulting Bank with respect to such Defaulting Bank’s participation in Participated Letters of Credit that have been reallocated to such non-Defaulting Bank pursuant to clause (iv) below, (y) pay to each Fronting Bank the amount of any such fee otherwise payable to such Defaulting Bank to the extent allocable to such Fronting Bank’s Fronting Exposure to such Defaulting Bank, and (z) not be required to pay the remaining amount of any such fee.
(v)All of such Defaulting Bank’s Swingline Exposure and Letter of Credit Exposure in respect of Participated Letters of Credit (and such Defaulting Bank’s Letter of Credit Exposure in respect of Existing Syndicated Letters of Credit that have not at such time been amended in accordance with Section 3.03(b)) shall automatically (effective on the day such Bank becomes a Defaulting Bank) be reallocated among the non-Defaulting Banks (or, with respect to any such Existing Syndicated Letters of Credit, among the Syndicated L/C Participants that are not Defaulting Banks) in accordance with their respective L/C Pro Rata Shares of the aggregate Commitments (calculated without regard to such Defaulting Bank’s Commitment), but in each case only to the extent that such reallocation does not cause the Credit Exposure of any non-Defaulting Bank to exceed such non-Defaulting Bank’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Bank arising from that Bank having become a Defaulting Bank, including any claim of a non-Defaulting Bank as a result of such non-Defaulting Bank’s increased exposure following such reallocation.
(vi)If the reallocation described in Section 2.20(a)(iv) cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to them hereunder or under law, (i) first, prepay Swingline Loans in an amount

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equal to the Swingline Bank’s Swingline Exposure and (ii) second, within two (2) Business Days following notice by the Administrative Agent, deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to Section 2.20(a)(iv)) with respect to such Defaulting Bank in accordance with the procedures set forth in Section 2.20(c). Any Cash Collateral delivered by the Borrowers pursuant to this Section shall be deposited in an interest bearing account with the Administrative Agent and shall bear interest at a rate applicable for such account.
(b)If the Parent, the Administrative Agent, the Swingline Bank and each Fronting Bank that has Fronting Exposure agree in writing in their sole discretion that a Defaulting Bank should no longer be deemed to be a Defaulting Bank, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Defaulting Bank will, to the extent applicable, purchase that portion of outstanding Loans of the other Banks or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans, Syndicated Letters of Credit and funded and unfunded participations in Participated Letters of Credit and Swingline Loans to be held on a pro rata basis by the Banks in accordance with their respective Credit Exposures (without giving effect to Section 2.20(a)(iv)), whereupon such Defaulting Bank will cease to be a Defaulting Bank; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Bank was a Defaulting Bank; provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Bank to non-Defaulting Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Bank.
(c)(i)    At any time that there shall exist a Defaulting Bank, within one (1) Business Day following the written request of the Administrative Agent or any Fronting Bank (with a copy to the Administrative Agent) the applicable Borrower shall Cash Collateralize all Letter of Credit Exposure with respect to such Defaulting Bank at the product of (x) the Cash Collateral Percentage multiplied by (y) all Letter of Credit Exposure with respect to such Defaulting Bank (determined after giving effect to Section 2.20(a)(iv) and any Cash Collateral provided by such Defaulting Bank).
(i)The Borrowers, and to the extent provided by any Defaulting Bank, such Defaulting Bank, hereby grant to the Administrative Agent, for the benefit of the Fronting Banks, and agrees to maintain, a first priority security interest in all Cash Collateral provided by a Borrower pursuant to Section 2.20(c)(i) as security for the Defaulting Banks’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (iii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Fronting Banks as herein provided, or that the total amount of such Cash Collateral is less than the Letter of Credit Exposure with respect to such Defaulting Bank at such time, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Bank).
(ii)Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.20 shall be held and applied to the satisfaction of the Defaulting Bank’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Bank, any interest accrued on such obligation) and other obligations for which the Cash Collateral

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was so provided, prior to any other application of such property as may be provided for herein.
Cash Collateral (or the appropriate portion thereof) provided to reduce Letter of Credit Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Letter of Credit Exposure or other obligations giving rise thereto (including by the termination of Defaulting Bank status of the applicable Defaulting Bank (or, as appropriate, its assignee)) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, that (x) Cash Collateral furnished by or on behalf of a Borrower shall not be released during the existence of a Default or Event of Default and (y) the Person providing Cash Collateral and each applicable Fronting Bank may agree that Cash Collateral shall not be released but instead held to support future anticipated Letter of Credit Exposure or other obligations.
2.21Provisions Relating to Non-NAIC Banks.
(a)Each Bank purporting to provide its portion in the Credit Facility as an NAIC Bank represents that on the date of this Agreement (or, if later, the date such Bank becomes a party to this Agreement), it, or its Applicable Lending Office for the Issuance of Letters of Credit, is an NAIC Bank. Each NAIC Bank agrees to use commercially reasonable efforts in order to at all times be, or to cause its Applicable Lending Office for the Issuance of a Letter of Credit to be, an NAIC Bank. If at any time any NAIC Bank or its Applicable Lending Office for the Issuance of Letters of Credit shall cease to be an NAIC Bank (such Bank, a “Former NAIC Bank”), such Former NAIC Bank shall promptly notify the Parent and the Administrative Agent and forthwith comply with its obligations under this Section 2.21. Each Bank shall promptly provide evidence to the Administrative Agent or the Parent of such Bank’s compliance with the requirements of this Section 2.21 upon request by the Administrative Agent or the Parent. Immediately upon receipt by the Administrative Agent of such notice, the L/C Pro Rata Shares of the NAIC Banks shall automatically be recalculated without regard to such Former NAIC Bank’s Commitment.  As soon as practicable thereafter, each outstanding Syndicated Letter of Credit shall be amended to give effect to the recalculation of the L/C Pro Rata Shares or, if required, returned by each respective beneficiary to the L/C Agent and cancelled and/or exchanged for a new or amended Syndicated Letter of Credit giving effect to the recalculated L/C Pro Rata Shares.
(b)Each Former NAIC Bank shall be obligated to provide Cash Collateral for its Letter of Credit Exposure on the following terms:
(i)With respect to any then existing Participated Letter of Credit Exposure of such Former NAIC Bank, at the option of the applicable Fronting Bank or the Parent, such Former NAIC Bank shall forthwith deliver to the Administrative Agent an amount in cash equal to the product of (i) the Cash Collateral Percentage multiplied by (ii) the maximum amount of such Former NAIC Bank’s Participated Letter of Credit Exposure (such amount provided in respect of such Participated Letter of Credit Exposure being herein called “Participated Letter of Credit Cash Collateral”). Upon receipt of any Participated Letter of Credit Cash Collateral, the Administrative Agent or the applicable Fronting Bank will establish one or more cash collateral accounts in the name and under the sole dominion and control of the Administrative Agent or the applicable Fronting Bank (each such cash collateral account, a “Participated Letter of Credit Collateral Account”) and deposit therein the relevant portion of such Participated Letter of Credit Cash Collateral as collateral solely for the benefit of the applicable Fronting Bank to secure such Former NAIC Bank’s obligations in respect of the Participated Letter of

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Credit Exposure with respect to Participated Letters of Credit issued by such Fronting Bank and such Former NAIC Bank hereby pledges and grants to the Administrative Agent or the applicable Fronting Bank, for the benefit of the applicable Fronting Bank, a security interest in all of its right, title and interest in and to each Participated Letter of Credit Collateral Account and the balances from time to time therein. The balances from time to time in the Participated Letter of Credit Collateral Account shall not constitute payment of any such obligations until applied by the Administrative Agent as provided herein.
(ii)With respect to any then existing Syndicated Letter of Credit Exposure of such Former NAIC Bank, the Parent may request that such Former NAIC Bank shall forthwith deliver to the Administrative Agent an amount in cash equal to the product of (i) the Cash Collateral Percentage multiplied by (ii) the maximum amount of such Former NAIC Bank’s Syndicated Letter of Credit Exposure (such amount provided in respect of such Syndicated Letter of Credit Exposure being herein called the “Syndicated Letter of Credit Cash Collateral”). Upon receipt of any Syndicated Letter of Credit Cash Collateral, the Administrative Agent will establish a cash collateral account (of the type described in clause (i) above) (the “Syndicated Letter of Credit Collateral Account” and, together with each Participated Letter of Credit Collateral Account, each a “Letter of Credit Collateral Account”) and deposit therein such Syndicated Letter of Credit Cash Collateral as collateral solely for the benefit of the Administrative Agent to secure such Former NAIC Bank’s obligations in respect of its Syndicated Letter of Credit Exposure and such Former NAIC Bank hereby pledges and grants to the Administrative Agent a security interest in all of its right, title and interest in and to the Syndicated Letter of Credit Collateral Account and the balances from time to time therein. The balances from time to time in the Syndicated Letter of Credit Collateral Account shall not constitute payment of any such obligations until applied by the Administrative Agent as provided herein.
(iii)Anything in this Agreement to the contrary notwithstanding, funds held in any Letter of Credit Collateral Account established under this subsection (b) shall be subject to withdrawal only as provided herein. Amounts on deposit in each Letter of Credit Collateral Account shall be invested and reinvested by the Administrative Agent in such short-term investments as the Administrative Agent shall determine in its sole discretion or, in the case of any Participated Letter of Credit Collateral Account, as the applicable Fronting Bank for whose benefits the funds therein have been pledged may direct the Administrative Agent. All such investments and reinvestments shall be held in the name and be under the sole dominion and control of the Administrative Agent and shall be credited to the relevant Letter of Credit Collateral Account for the benefit of the Person for which such funds are being held. At any time, and from time to time, the Administrative Agent shall, if instructed by (in the case of any Participated Letter of Credit Collateral Account) the applicable Fronting Bank in its sole discretion or (in the case of the Syndicated Letter of Credit Collateral Account) the Parent in its sole discretion, as the case may be, liquidate any such investments and reinvestments and credit the proceeds thereof to such Letter of Credit Collateral Account and apply or cause to be applied the balances therein to the payment of such Bank’s obligations then due and payable which are secured by such balances.
(iv)If at any time the Letters of Credit in respect of any Letter of Credit Exposure for which Cash Collateral has been provided by such Former NAIC Bank under this subsection (b) shall no longer exist, the Administrative Agent shall, at the request of such Former NAIC Bank, deliver to such Former NAIC Bank (with the concurrence of the applicable Fronting Bank, applicable Former NAIC Bank or the Parent, as

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applicable), against receipt but without any recourse, warranty or representation whatsoever, the remaining balance in the relevant Letter of Credit Collateral Account.
(v)If at any time such Former NAIC Bank shall become an NAIC Bank, subject, in the case of any Syndicated Letter of Credit Exposure of such Bank, to (x) the consent of the beneficiary under each Syndicated Letter of Credit, to the extent required by the terms thereof or under applicable law, and (y) the amendment of each such Syndicated Letter of Credit by the Administrative Agent to reinstate such Bank’s liability thereunder, the Administrative Agent shall, at the request of such Bank, deliver to such Bank (with the concurrence of the applicable Fronting Bank (with respect to any Participated Letter of Credit Exposure) or the Parent (with respect to any Syndicated Letter of Credit Exposure)), against receipt but without any recourse, warranty or representation whatsoever, the remaining balance in the relevant Letter of Credit Collateral Account.
(c)Notwithstanding anything herein to the contrary, so long as any Former NAIC Bank (or its Applicable Lending Office for the Issuance of Letters of Credit) shall be a Non-NAIC Bank, the Parent may, upon notice to such Former NAIC Bank and the Administrative Agent, require such Former NAIC Bank, at the expense of such Former NAIC Bank, to designate a new Applicable Lending Office of such Bank for the Issuance of Letters of Credit, which Applicable Lending Office shall be an NAIC Bank. In the event that (i) any Former NAIC Bank fails, or is unable, to designate a new Applicable Lending Office that is an NAIC Bank in accordance with the preceding sentence, or such Former NAIC Bank does not have an Affiliate that is an NAIC Bank that is able to serve as the Applicable Lending Office for the issuance of Letters of Credit, or (ii) the Applicable Lending Office of any Bank listed as an issuer on any Issued and outstanding Letter of Credit is not or ceases to be an NAIC Bank, the Parent may require such Former NAIC Bank, at the expense of such Former NAIC Bank, to assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.07), all its interests, rights and obligations under this Agreement and the Letters of Credit issued, or participated in, by such Former NAIC Bank to any Eligible Assignee and shall assume such obligations (which assignee may be another Bank, if it, in its sole discretion, accepts such assignment) with (and subject to) the consent of the Administrative Agent (which consent shall not unreasonably be withheld); provided that such Former NAIC Bank shall have received payment of an amount equal to the outstanding amount of its L/C Disbursements (including participations therein), principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding L/C Disbursements, Loans and accrued interest and fees) or the Borrowers (in the case of all other amounts).
Article III
LETTERS OF CREDIT
3.01Syndicated Letters of Credit.
(a)General. Subject to the terms and conditions set forth herein, at the request of any Borrower at any time and from time to time during the Availability Period, each Issuing Bank agrees to Issue Letters of Credit as Syndicated Letters of Credit for the account of such Borrower or for the account of any Wholly Owned Subsidiary; provided, that the Parent shall be a joint applicant and account party with respect to any such Syndicated Letter of Credit Issued for the account of a Person that is not a Borrower, and the Parent shall be deemed the “Borrower” hereunder with respect to any such Syndicated Letter of Credit. Such Syndicated Letters of Credit shall be substantially in the form of Exhibit D with such changes therein as the L/C Agent (in consultation with the applicable Borrower) determines are acceptable to it and not adverse to

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the interests of the Banks, taken as whole. Absent the prior written consent of each Issuing Bank, no Syndicated Letter of Credit may be Issued that would vary the several and not joint nature of the obligations of the Issuing Banks thereunder as provided in the next succeeding sentence. Each Syndicated Letter of Credit shall be Issued by all of the Issuing Banks acting through the L/C Agent, at the time of Issuance as a single multi-bank letter of credit, but the obligation of each Issuing Bank thereunder shall be several and not joint, in the amount of its L/C Pro Rata Share of the Stated Amount of such Syndicated Letter of Credit.
(b)Notice of Issuance. To request the Issuance of a Syndicated Letter of Credit, the applicable Borrower shall hand deliver, telecopy or email (or transmit by such other electronic communication, if arrangements for doing so have been approved by the L/C Agent) to the L/C Agent at least three (3) Business Days in advance of the requested date of Issuance (or such shorter period as is acceptable to the L/C Agent, including with respect to any request for the issuance of a Syndicated Letter of Credit on the Effective Date) a notice in a form reasonably acceptable to the L/C Agent (a “Syndicated Letter of Credit Notice”) requesting the Issuance of a Syndicated Letter of Credit, or identifying the Syndicated Letter of Credit to be amended, renewed, extended or increased, as the case may be, and specifying the date of Issuance (which shall be a Business Day), the date on which such Syndicated Letter of Credit is to expire (which shall comply with Section 3.01(c)), the amount of such Syndicated Letter of Credit, the Applicable Currency of such Syndicated Letter of Credit, the name and address of the beneficiary thereof and the terms and conditions of (and such other information as shall be necessary to prepare, amend, renew, extend or increase, as the case may be) such Syndicated Letter of Credit, it being understood and agreed that Syndicated Letters of Credit may be extended and renewed in accordance with Section 3.01(c). If requested by the L/C Agent, the applicable Borrower shall submit a letter of credit application on the L/C Agent’s standard form (with such changes as the L/C Agent shall reasonably deem appropriate) in connection with any request for a Syndicated Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application submitted by any Borrower to the L/C Agent relating to any Syndicated Letter of Credit, the terms and conditions of this Agreement shall control.
(c)Expiration of Syndicated Letters of Credit. Each Syndicated Letter of Credit shall expire at or prior to the earlier of (i) the close of business on the date one year after the date of the Issuance of such Syndicated Letter of Credit, or (ii) the L/C Maturity Date (subject to Section 3.04(vi)); provided, however, that at the applicable Borrower’s request a Syndicated Letter of Credit shall provide by its terms, and on terms acceptable to the L/C Agent, for renewal for successive periods of one year or less (but not beyond the L/C Maturity Date, subject to Section 3.04(vi)) unless and until the L/C Agent shall have delivered prior written notice of nonrenewal to the beneficiary of such Syndicated Letter of Credit no later than the time specified in such Syndicated Letter of Credit (which the L/C Agent shall do only if one or more of the applicable conditions under Section 4.02 (other than the delivery of a Letter of Credit Notice) is not then satisfied); provided that no Syndicated Letter of Credit shall be renewed after the Maturity Date. The L/C Agent shall promptly provide a copy of any such notice to the applicable Borrower.
(d)Obligation of Banks. The obligation of any Issuing Bank under any Syndicated Letter of Credit shall be several and not joint and shall be in an amount equal to such Issuing Bank’s L/C Pro Rata Share of the aggregate Stated Amount of such Syndicated Letter of Credit at the time such Syndicated Letter of Credit is Issued, and each Syndicated Letter of Credit shall expressly so provide. The failure of any Issuing Bank to make any L/C Disbursement in respect of any Syndicated Letter of Credit on any date shall not relieve any other Issuing Bank of its corresponding obligation, if any, hereunder to do so on such date, but no Issuing Bank shall be responsible for the failure of any other Issuing Bank to make its L/C Disbursement in respect of any Syndicated Letter of Credit. No increase of Commitments under Section 2.19 or assignment of Commitments under Section 2.18 or Section 10.07 or in connection with the amendment and

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restatement of this Agreement on the Effective Date shall change or affect the liability of any Issuing Bank under any outstanding Syndicated Letter of Credit until such Syndicated Letter of Credit is amended giving effect to such increase, assignment or reallocation, as the case may be. However, it is acknowledged by the Administrative Agent and the Issuing Banks that amendments of outstanding Syndicated Letters of Credit may not be immediately effected. Accordingly, whether or not Syndicated Letters of Credit are amended as contemplated hereby, the Issuing Banks hereby irrevocably and unconditionally purchase and sell participations or otherwise make or effect such payments among themselves (but through the Administrative Agent) so that payments by the Issuing Banks of drawings under Syndicated Letters of Credit and payments by the applicable Borrower of L/C Disbursements and interest thereon are, except as otherwise expressly set forth herein, in each case shared by the Issuing Banks in accordance with the respective L/C Pro Rata Shares of the Banks from time to time in effect.
(e)Issuance Administration. Each Syndicated Letter of Credit shall be executed and delivered by the L/C Agent in the name and on behalf of, and as attorney-in-fact for, each Issuing Bank party to such Syndicated Letter of Credit, and the L/C Agent shall act under each Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly provide that the L/C Agent shall act, as the agent of each such Issuing Bank to (i) execute and deliver such Syndicated Letter of Credit, (ii) receive drafts, other demands for payment and other documents presented by the beneficiary under such Syndicated Letter of Credit, (iii) determine whether such drafts, demands and documents are in compliance with the terms and conditions of such Syndicated Letter of Credit, (iv) notify such Issuing Bank and the applicable Borrower that a valid drawing has been made and the date that the related L/C Disbursement is to be made and (v) exercise all rights held by the issuer of a letter of credit under the documents for which such Syndicated Letter of Credit shall provide credit enhancement (or designate any Person as its representative for all such purposes under such documents); provided that the L/C Agent shall have no obligation or liability for any L/C Disbursement under such Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly so provide. Each Issuing Bank hereby irrevocably appoints and designates the L/C Agent as its attorney-in-fact, acting through any duly authorized officer, to execute and deliver in the name and on behalf of such Issuing Bank each Syndicated Letter of Credit to be Issued by such Issuing Bank hereunder and to take such other actions contemplated by this Section 3.01(e). Promptly upon the request of the L/C Agent, each Issuing Bank will furnish to the L/C Agent such additional powers of attorney or other evidence as any beneficiary of any Syndicated Letter of Credit may reasonably request in order to demonstrate that the L/C Agent has the power to act as attorney-in-fact for such Issuing Bank to execute and deliver such Syndicated Letter of Credit.
(f)Disbursement Procedures. The L/C Agent shall, within a reasonable time following its receipt thereof (and, in any event, within any specific time specified in the text of the relevant Syndicated Letter of Credit), examine all documents purporting to represent a demand for payment under any Syndicated Letter of Credit. The L/C Agent shall promptly after such examination and before such L/C Disbursement notify each applicable Issuing Bank and the applicable Borrower by telephone (confirmed by telecopy or email) of such demand for payment. With respect to any demand for payment made under a Syndicated Letter of Credit which the L/C Agent has informed the applicable Issuing Banks is valid, each such Issuing Bank will promptly make an L/C Disbursement in respect of such Syndicated Letter of Credit and in the Applicable Currency, such L/C Disbursement to be made to the account of the L/C Agent most recently designated by it for such purpose by notice to the Issuing Banks. The L/C Agent will make such L/C Disbursement available to the beneficiary of such Syndicated Letter of Credit by promptly crediting the amounts so received, in the funds so received, to the account identified by such beneficiary in connection with such demand for such L/C Disbursement. Promptly following any L/C Disbursement by any Issuing Bank in respect of any Syndicated Letter of Credit, the L/C Agent will notify the applicable Borrower of such L/C Disbursement.

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(g)Reimbursement. Each Borrower agrees that it shall reimburse the applicable Issuing Banks in respect of L/C Disbursements made under such Borrower’s Syndicated Letter of Credit by paying to the Administrative Agent an amount in Dollars equal to the aggregate of the Dollar Amount (calculated as of the L/C Disbursement Date) of each L/C Disbursement no later than 2:00 p.m. on the Business Day following the L/C Disbursement Date (the “Syndicated L/C Honor Date”) with respect to such Syndicated Letter of Credit together with interest thereon payable as provided in Section 3.06. If the applicable Borrower fails to so reimburse the Issuing Banks by such time of the amount of the unreimbursed drawing (the “Unreimbursed Amount”), so long as the conditions set forth in Section 4.02 (other than the delivery of a Notice of Borrowing) are satisfied and subject to the amount of the Unused Commitments, such Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Syndicated L/C Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02(a)(i) for the principal amount of Borrowings, and the L/C Disbursements of each of the Issuing Banks shall be deemed to have satisfied their obligation to fund their Pro Rata Share of such Borrowing. Without limiting any other obligations of each Borrower hereunder, each Borrower hereby agrees to indemnify each applicable Issuing Bank in respect of each Syndicated Letter of Credit denominated in a Foreign Currency for any and all costs, expenses and losses incurred by such Issuing Bank as a result of receiving payment or reimbursement for any L/C Disbursement thereunder from any Person in a Currency other than Dollars. Any such amount payable to any Issuing Bank shall be payable within ten (10) Business Days after demand and submission by such Issuing Bank of satisfactory evidence reflecting the calculation of such amount, which shall be conclusive absent manifest error.
3.02Participated Letters of Credit.
(a)General. Subject to the terms and conditions set forth herein, any Borrower may request any Fronting Bank to Issue, at any time and from time to time during the Availability Period, and such Fronting Bank hereby agrees to Issue, Participated Letters of Credit for the account of such Borrower or for the account of any Wholly Owned Subsidiary; provided, that the Parent shall be a joint applicant and account party with respect to any such Participated Letter of Credit Issued for the account of a Person that is not a Borrower, and the Parent shall be deemed the “Borrower” hereunder with respect to any such Participated Letter of Credit. Each Participated Letter of Credit shall be in a form customarily used or otherwise approved by the applicable Borrower and the applicable Fronting Bank.
(b)Notice of Issuance. To request the Issuance of a Participated Letter of Credit, the applicable Borrower shall hand deliver, telecopy or email (or transmit by such other electronic communication, if arrangements for doing so have been approved by the applicable Fronting Bank and Administrative Agent) to the applicable Fronting Bank and the Administrative Agent (which will promptly notify the NAIC Banks) at least three (3) Business Days in advance of the requested date of Issuance (or such shorter period as is acceptable to the applicable Fronting Bank, including with respect to any request for the Issuance of a Participated Letter of Credit on the Effective Date, subject to approval by the applicable Fronting Bank) a notice in a form reasonably acceptable to the applicable Fronting Bank (a “Participated Letter of Credit Notice”) requesting the Issuance of a Participated Letter of Credit, or identifying the Participated Letter of Credit to be amended, renewed, extended or increased, as the case may be, and specifying the date of Issuance (which shall be a Business Day), the date on which such Participated Letter of Credit is to expire (which shall comply with Section 3.02(c)), the amount of such Participated Letter of Credit, the Applicable Currency of such Participated Letter of Credit, the name and address of the beneficiary thereof and the terms and conditions of (and such other information as shall be necessary to prepare, amend, renew, extend or increase, as the case may be) such Participated Letter of Credit, it being understood and agreed that Participated Letters of Credit may be extended and renewed in accordance with Section 3.02(c). If requested by any

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applicable Fronting Bank, the applicable Borrower shall submit a letter of credit application on such Fronting Bank’s standard form (with such changes as such Fronting Bank shall reasonably deem appropriate) in connection with any request for a Participated Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application submitted by any Borrower to such Fronting Bank relating to any Participated Letter of Credit, the terms and conditions of this Agreement shall control.
(c)Expiration of Participated Letters of Credit. Each Participated Letter of Credit shall expire at or prior to the earlier of (i) the close of business on the date one year after the date of the Issuance of such Participated Letter of Credit, or (ii) the L/C Maturity Date (subject to Section 3.04(vi)); provided, however, that at the applicable Borrower’s request a Participated Letter of Credit shall provide by its terms, and on terms acceptable to the applicable Fronting Bank, for renewal for successive periods of one year or less (but not beyond the L/C Maturity Date, subject to Section 3.04(vi)) unless and until the applicable Fronting Bank shall have delivered prior written notice of nonrenewal to the beneficiary of such Participated Letter of Credit no later than the time specified in such Participated Letter of Credit (which the applicable Fronting Bank shall do only if one or more of the applicable conditions under Section 4.02 (other than the delivery of a Letter of Credit Notice) is not then satisfied); provided that no Participated Letter of Credit shall be renewed after the Maturity Date. The applicable Fronting Bank shall promptly provide a copy of any such notice to the applicable Borrower and the Administrative Agent.
(d)Participations. By the Issuance of a Participated Letter of Credit by the applicable Fronting Bank and without any further action on the part of the applicable Fronting Bank or the Banks, the applicable Fronting Bank hereby grants to each applicable NAIC Bank in respect of such Participated Letter of Credit, and each such NAIC Bank hereby acquires from the applicable Fronting Bank, a participation in such Participated Letter of Credit in an amount equal to the Dollar Amount of such NAIC Bank’s L/C Pro Rata Share of the Stated Amount of such Participated Letter of Credit and the applicable Borrower’s reimbursement obligations with respect thereto. Each NAIC Bank acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Participated Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any such Letter of Credit or the existence of a Default or Event of Default or reduction or termination of the aggregate Commitments. In consideration and in furtherance of the foregoing, each NAIC Bank hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Fronting Bank, the Dollar Amount of such NAIC Bank’s L/C Pro Rata Share of each L/C Disbursement made by the applicable Fronting Bank in respect of any Participated Letter of Credit promptly upon the request of the applicable Fronting Bank at any time from the time such L/C Disbursement is made until such L/C Disbursement is reimbursed by the applicable Borrower or at any time after any reimbursement payment is required to be disgorged or refunded to any Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Promptly following receipt by the Administrative Agent of any payment from any Borrower pursuant to Section 3.02(f), the Administrative Agent shall distribute such payment to the applicable Fronting Bank or, to the extent that any NAIC Bank has made payments pursuant to this paragraph to reimburse the applicable Fronting Bank, then to such NAIC Banks and the applicable Fronting Bank as their interests may appear. Any payment made by a NAIC Bank pursuant to this paragraph to reimburse any Fronting Bank for any L/C Disbursement made by it shall not relieve the applicable Borrower of its obligation to reimburse such L/C Disbursement. Notwithstanding anything herein to the contrary, effective upon the increase of the Commitments pursuant to Section 2.19, each NAIC Bank’s participation in any Participated Letter of Credit outstanding on such date shall be adjusted to reflect its L/C Pro Rata Share after giving effect to such increase.

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(e)Disbursement Procedures; Funding of Participations.
(i)The applicable Fronting Bank shall, within a reasonable time following its receipt thereof (and, in any event, within any time specified in the text of the relevant Participated Letters of Credit Issued by it), examine all documents purporting to represent a demand for payment under a Participated Letter of Credit. The applicable Fronting Bank shall promptly after such examination notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy or email) of such demand for payment and whether such Fronting Bank has made or will make a L/C Disbursement thereunder. If such Borrower shall fail to reimburse the applicable Fronting Bank for such L/C Disbursement on the date and time specified in Section 3.02(f), the Administrative Agent shall notify each applicable NAIC Bank of the applicable L/C Disbursement, the payment then due from such Borrower in respect thereof and the Dollar Amount of such NAIC Bank’s L/C Pro Rata Share thereof. Each applicable NAIC Bank shall upon such notice make funds available to the Administrative Agent in Dollars for the account of the applicable Fronting Bank at the Administrative Agent’s Account in an amount equal to the Dollar Amount of its L/C Pro Rata Share of the unpaid L/C Disbursement (such amount, its “L/C Advance”) not later than 2:00 p.m. on the Business Day specified in such notice by the Administrative Agent. No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the applicable Fronting Bank for the amount of any payment made by such Fronting Bank under such Participated Letter of Credit, together with interest as provided herein.
(ii)If any NAIC Bank fails to make available to the Administrative Agent for the account of the applicable Fronting Bank any amount required to be paid by such NAIC Bank pursuant to the foregoing provisions of this Section 3.02(e) by the time specified in Section 3.02(e)(i), the applicable Fronting Bank shall be entitled to recover from such NAIC Bank (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable Fronting Bank at a rate per annum equal to the Overnight Rate. A certificate of the applicable Fronting Bank submitted to any NAIC Bank (through the Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error. Until a NAIC Bank funds its L/C Advance pursuant to this Section 3.02(e) to reimburse the applicable Fronting Bank for any L/C Disbursement made by it, interest in respect of such NAIC Bank’s L/C Advance shall be solely for the account of the applicable Fronting Bank.
(f)Reimbursement. Each Borrower agrees that it shall reimburse the applicable Fronting Bank in respect of any L/C Disbursement made under such Borrower’s Participated Letter of Credit by paying to the Administrative Agent an amount in Dollars equal to the Dollar Amount (calculated as of the L/C Disbursement Date) of such L/C Disbursement no later than 2:00 p.m. on the Business Day following the L/C Disbursement Date (the “Participated L/C Honor Date”) with respect to such Participated Letter of Credit together with interest thereon payable as provided in Section 3.06. If the applicable Borrower fails to so reimburse the NAIC Banks by such time, the Administrative Agent shall promptly notify each NAIC Bank of the amount of the Unreimbursed Amount, and the amount of such NAIC Bank’s L/C Pro Rata Share thereof. In such event, the applicable Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Participated L/C Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02(a)(i) for the principal amount of Borrowings, but subject to the amount of the Unused Commitments, and subject to the conditions set forth in Section 4.02 (other than the delivery of a Notice of Borrowing), and each NAIC Bank shall fund its Pro Rata Share of such Borrowing as

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set forth in Section 2.02(b). If such Borrower is unable to request a Borrowing of Base Rate Loans because it cannot satisfy each of the conditions set forth in Section 4.02 (other than the delivery of a Notice of Borrowing) or for any other reason, each NAIC Bank shall fund its L/C Advances as set forth in Section 3.02(e). Without limiting any other obligations of each Borrower hereunder, each Borrower hereby agrees to indemnify the applicable Fronting Bank in respect of any Participated Letters of Credit denominated in a Foreign Currency for any and all costs, expenses and losses incurred by it as a result of receiving payment or reimbursement for any L/C Disbursement thereunder from any Person in a Currency other than Dollars. Any such amount payable to any Fronting Bank shall be payable within ten (10) Business Days after demand and submission by such Fronting Bank of satisfactory evidence reflecting the calculation of such amount, which shall be conclusive absent manifest error.
(g)Repayment of Participations.
(i)At any time after the applicable Fronting Bank has made a payment under any Participated Letter of Credit and has received from any NAIC Bank such NAIC Bank’s L/C Advance in respect of such payment in accordance with Section 3.02(e), if the Administrative Agent receives for the account of the applicable Fronting Bank any payment in respect of the related unpaid L/C Disbursement or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such NAIC Bank its L/C Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such NAIC Bank’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
(ii)If any payment received by the Administrative Agent for the account of the applicable Fronting Bank pursuant to Section 3.02(e)(i) is required to be returned under any of the circumstances described in Section 2.12 (including pursuant to any settlement entered into by the applicable Fronting Bank in its discretion), each NAIC Bank shall pay to the Administrative Agent for the account of the applicable Fronting Bank its L/C Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Bank, at a rate per annum equal to the Overnight Rate.
(h)Failure to Make L/C Advances. The failure of any NAIC Bank to make the L/C Advance to be made by it on the date specified in Section 3.02(e) shall not relieve any other NAIC Bank of its obligation hereunder to make its L/C Advance on such date, but no NAIC Bank shall be responsible for the failure of any other NAIC Bank to make the L/C Advance to be made by such other NAIC Bank on such date.
3.03Existing Letters of Credit. The Borrowers, the Administrative Agent, the Fronting Banks and the Banks agree that, as of the Effective Date:
(a)Each Existing Letter of Credit described on Schedule II Issued for the account of a Borrower and which remains outstanding as of the Effective Date shall be deemed Issued as of the Effective Date under this Agreement as a “Syndicated Letter of Credit” or “Participated Letter of Credit” as set forth on such schedule.
(b)As soon as possible following the Effective Date, each Existing Letter of Credit that is a Syndicated Letter of Credit (an “Existing Syndicated Letter of Credit”) shall be amended to replace each Existing Bank under the Existing Revolving Credit Agreement with each NAIC Bank under this Agreement at the time of such amendment in accordance with each such Bank’s L/C Pro Rata Share, it being understood for the avoidance of doubt that such amendment shall

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not be deemed a Credit Extension hereunder. Until an Existing Syndicated Letter of Credit has been amended in accordance with this Section 3.03(b), each Existing Bank shall be deemed to have sold and transferred to each NAIC Bank, as the case may be, and each such NAIC Bank (each, a “Syndicated L/C Participant”) shall be deemed irrevocably and unconditionally to have purchased and received from such Existing Bank, without recourse or warranty, an undivided interest and participation, to the extent of its L/C Pro Rata Share in such Existing Syndicated Letter of Credit, each drawing made thereunder, the obligations of any account party under this Agreement with respect thereto and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments of the Banks hereunder, it is hereby agreed that, with respect to all outstanding Existing Syndicated Letters of Credit and unpaid drawings with respect thereto, there shall be an automatic adjustment to the participations pursuant to this Section 3.03(b) to reflect the new L/C Pro Rata Share of each NAIC Bank. No Borrower shall be obligated to pay any fees or increase in fees as a result of any of the actions taken pursuant to this Section 3.03(b) other than the customary fees the L/C Agent requires in connection with the amendment of letters of credit.
(c)In the event that a drawing occurs under an Existing Syndicated Letter of Credit prior to its amendment as contemplated by this Section, each Syndicated L/C Participant shall immediately pay to the Administrative Agent for the account of each Existing Bank under such Existing Syndicated Letter of Credit such Syndicated L/C Participant’s L/C Pro Rata Share of such Existing Syndicated Letter of Credit, in accordance with the provisions of Section 3.03(b), plus, to the extent any Existing Bank (in its capacity as such) has made a payment to the beneficiary in respect of such drawing, interest on such amount at a rate per annum equal to the Federal Funds Rate from the time of such payment by the Existing Bank to the date such Syndicated L/C Participant makes such payment to the Administrative Agent. The obligation of each Syndicated L/C Participant to make payments to the Administrative Agent for the account of the Existing Banks with respect to Existing Syndicated Letters of Credit issued by it shall be irrevocable and not subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including any of the circumstances set forth in Section 3.05.
3.04Conditions Precedent to the Issuance of Letters of Credit. Each Issuing Bank shall not be under any obligation to, and in the case of clauses (i), (ii), (iv), (v), (vi) and (viii) below shall not, Issue any Letter of Credit if:
(i)any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuance of such Letter of Credit or any law applicable to such Issuing Bank or any NAIC Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over it shall prohibit, or request that it refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon it with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank or any NAIC Bank is not otherwise compensated) not in effect on the Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to it as of the Effective Date;
(ii)the limitation on amounts set forth under Section 2.01(a) will be exceeded, immediately after giving effect thereto;
(iii)the L/C Agent or the applicable Fronting Bank, as the case may be, shall have delivered the written notice of nonrenewal described in Section 3.01(c) and Section 3.02(c) with respect to such Letter of Credit;

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(iv)the Administrative Agent has received written notice from the applicable Fronting Bank or the Required Banks, as the case may be, or any Borrower, on or prior to the Business Day prior to the requested date of the issuance of such Letter of Credit, that one or more of the applicable conditions under Section 4.02 is not then satisfied;
(v)the expiry date of such Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension unless the Required Banks have approved such expiry date;
(vi)the expiry date of such Letter of Credit is after the L/C Maturity Date, unless all of the NAIC Banks have approved such expiry date in writing;
(vii)such Letter of Credit is not in a form reasonably acceptable to, the applicable Borrowers, the Administrative Agent and the L/C Agent or applicable Fronting Bank, as the case may be;
(viii)such Letter of Credit is denominated in a currency other than Dollars or a Foreign Currency; or
(ix)with respect to the issuance of a Participated Letter of Credit, any NAIC Bank is at that time a Defaulting Bank, unless the applicable Fronting Bank (x) has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Fronting Bank (in its sole discretion) with such Defaulting Bank and/or the applicable Borrower, or (y) has received Cash Collateral from (or entered into other arrangements satisfactory to such Fronting Bank in its sole discretion with) the Borrowers to eliminate such Fronting Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.20(a)(iv)) with respect to such Defaulting Bank as it may elect in its sole discretion.
3.05Obligations Absolute. The Reimbursement Obligations of each Borrower with respect to an L/C Disbursement under any Letter of Credit Issued for its account and of any NAIC Bank to reimburse the applicable Fronting Bank with respect to any L/C Disbursement made by such Fronting Bank under any Participated Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and any Letter of Credit Document under all circumstances, including the following circumstances:
(i)any lack of validity or enforceability of this Agreement, any other Loan Document, any Letter of Credit Document or any other agreement or instrument relating thereto;
(ii)any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any Borrower in respect of any Letter of Credit Document or any other amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents;
(iii)the existence of any claim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank, the Administrative Agent, the L/C Agent, any Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any other Letter of Credit Document or any unrelated transaction;

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(iv)any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(v)payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; provided, however, that such draft or certificate substantially complies with the terms of such Letter of Credit;
(vi)any payment made by any Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor−in−possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Bankruptcy Law;
(vii)any adverse change in the relevant exchange rates or in the availability of the relevant Currency in the relevant currency markets generally;
(viii)any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of any Borrower; or
(ix)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any guarantor, other than as may be expressly set forth in this Agreement.
None of the Administrative Agent, the L/C Agent, any Issuing Bank or any NAIC Bank or any of their Related Parties shall have any liability or responsibility to any Borrower by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder, or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond their control; provided that the foregoing shall not be construed to excuse the Administrative Agent, the L/C Agent, any Issuing Bank or any NAIC Bank from liability to any Borrower to the extent of any direct damages (as opposed to consequential or exemplary damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by any Borrower that are caused by the gross negligence or willful misconduct of the Administrative Agent, the L/C Agent, such Issuing Bank or such NAIC Bank, as determined by a court of competent jurisdiction by final and nonappealable judgment, when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.
3.06Interest. Each L/C Disbursement made in respect of a Letter of Credit shall bear interest at a rate per annum equal to the Adjusted Base Rate until the date that is one (1) Business Day following the L/C Disbursement Date; provided that if such L/C Disbursement is not reimbursed in full by 2:00 p.m. on the date that is one (1) Business Day following the L/C Disbursement Date, the unpaid amount of the Reimbursement Obligation thereof shall bear interest from such date until such amount is paid in full at a rate per annum equal to the Adjusted Base Rate plus an additional 2% per annum, payable on demand. The Administrative Agent

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shall give prompt notice to the applicable Borrower and the applicable NAIC Banks of the applicable interest rate determined by the Administrative Agent for purposes of this Section.
3.07Collateralization of Letters of Credit.
(a)(i) Upon (A) the Administrative Agent’s request given in accordance with Section 7.02 during the existence of an Event of Default, and (B) the L/C Maturity Date, each Borrower shall deliver to the Administrative Agent Cash Collateral in an amount equal to the product of the (i) the Cash Collateral Percentage multiplied by (ii) the aggregate Stated Amount of all Letters of Credit Issued for the account of such Borrower outstanding at such time (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and (ii) in the event of a payment under Section 2.06(b), the Administrative Agent will retain such amount as may then be required to be retained, and the Administrative Agent shall deposit such amounts in each case under clauses (i) and (ii) in a special collateral account of such Borrower pursuant to arrangements satisfactory to the Administrative Agent (such account, the “Cash Collateral Account”) for the benefit of the Administrative Agent, the Issuing Banks, and the NAIC Banks, which Cash Collateral Account shall be established and maintained in the United States.
(b)Each Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the NAIC Banks, a Lien upon and security interest in its Cash Collateral Account and all amounts held therein from time to time as security for the Letter of Credit Exposure relating to such Borrower, and for application to its aggregate Reimbursement Obligations as and when the same shall arise. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account for the benefit of the Issuing Banks and the NAIC Banks and such Borrower shall have no interest therein except as set forth in Section 3.07(c). Amounts held in the Cash Collateral Account pursuant to this Section 3.07 shall not bear interest during the existence of an Event of Default.
(c)In the event of a drawing, and subsequent payment by any Issuing Bank, under any Letter of Credit at any time during which any amounts are held in the applicable Cash Collateral Account, the Administrative Agent will deliver to such Issuing Bank a Dollar Amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse such Issuing Bank therefor. Notwithstanding anything in this Agreement to the contrary, to the extent any such drawing is made, the applicable Borrower’s Reimbursement Obligation shall be deemed to have been satisfied and discharged to the extent of any such payment from the Cash Collateral Account. Any amounts remaining in any Cash Collateral Account (including interest and profits) after the expiration of the Letters of Credit and reimbursement in full of the Issuing Banks for all of their respective obligations thereunder shall be held by the Administrative Agent, for the benefit of such Borrower, to be applied against the Obligations of such Borrower in such order and manner as the Administrative Agent may direct. If any Borrower is required to provide Cash Collateral pursuant to Section 3.07(a), such amount (including interest and profits), to the extent not applied as aforesaid, shall be returned to such Borrower; provided that after giving effect to such return (i) the aggregate Credit Exposure would not exceed the aggregate Commitments at such time, and (ii) no Default or Event of Default shall have occurred and be continuing at such time. If any Borrower is required to provide Cash Collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within two (2) Business Days after all Events of Default have been cured or waived.
3.08Use of Letters of Credit. The Letters of Credit shall be available and each Borrower agrees that it shall use Letters of Credit Issued on its account primarily (i) to support obligations under reinsurance liabilities (including intercompany liabilities) of such Borrower or for other general corporate purposes of such Borrower or (ii) with respect to Letters of Credit

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Issued on the account of the Parent, (a) to support obligations under reinsurance liabilities (including intercompany liabilities) of the Parent or any Wholly Owned Subsidiary and (b) for other general corporate purposes of the Parent or such Wholly Owned Subsidiary.
3.09Reporting of Letter of Credit Information. At any time that there is a Fronting Bank that is not also the financial institution acting as Administrative Agent, then (a) on the last Business Day of each calendar month, (b) on each date that a Participated Letter of Credit issued by such Fronting Bank is amended, terminated or otherwise expires, (c) on each date that a Participated Letter of Credit is issued or the expiry date of a Participated Letter of Credit is extended by such Fronting Bank, and (d) upon the request of the Administrative Agent, each Fronting Bank (or, in the case of clauses (b), (c) or (d) of this Section, the applicable Fronting Bank) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including, without limitation, any reimbursement, Cash Collateral, or termination in respect of Participated Letters of Credit issued by such Fronting Bank) with respect to each Participated Letter of Credit issued by such Fronting Bank that is outstanding hereunder. No failure on the part of any Fronting Bank to provide such information pursuant to this Section 3.09 shall limit the obligations of any Borrower or any NAIC Bank hereunder with respect to its reimbursement and participation obligations hereunder.
Article IV
CONDITIONS OF LENDING AND ISSUANCES OF LETTERS OF CREDIT
4.01Conditions Precedent to Effective Date. The occurrence of the Effective Date, and the obligation of each Bank to make Credit Extensions hereunder, is subject to the satisfaction of the following conditions precedent:
(a)The Administrative Agent shall have received the following, each dated the Effective Date (unless otherwise specified), in form and substance reasonably satisfactory to the Administrative Agent (unless otherwise specified) and in sufficient copies for each Bank:
(i)Certified copies of the resolutions of the Board of Directors of each Borrower approving the transactions contemplated by the Loan Documents and each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with transactions contemplated by the Loan Documents and each Loan Document to which it is or is to be a party.
(ii)A certificate of each Borrower, signed on behalf of such Borrower by an Authorized Officer (the statements made in which certificate shall be true on and as of the Effective Date), certifying as to (1) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the Effective Date and (2) the absence of any event occurring and continuing, or resulting from the Effective Date, that constitutes a Default.
(iii)A certificate of an Authorized Officer of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.
(iv)Favorable opinions of (1) Bär and Karrer AG, special Swiss counsel for the Parent, (2) Willkie Farr & Gallagher LLP, special New York counsel for the Borrowers, (3) Conyers Dill & Pearman Limited, special Bermuda

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counsel for Chubb Bermuda, Tempest Life and Tempest and (4) in-house counsel of Chubb INA and Chubb Group Holdings, all in form and substance reasonably satisfactory to the Administrative Agent.
(b)The Borrowers shall have paid (i) all accrued fees of the Administrative Agent, the Joint Lead Arrangers and the Banks and all accrued expenses of the Administrative Agent (including the accrued fees and expenses of counsel to the Administrative Agent and local counsel on behalf of all of the Banks), in each case to the extent then due and payable and (ii) all accrued and unpaid fees due under the Existing Revolving Credit Agreement as of the Effective Date.
(c)On the Effective Date, (i) the Borrowers, the Administrative Agent and each Bank shall have signed a counterpart of this Agreement and shall have delivered (or transmitted by facsimile or in electronic (i.e., “pdf” format)) the same to the Administrative Agent; and (ii) there shall have been delivered to the Administrative Agent for the account of each Bank that has requested the same at least five (5) Business Days prior to the Effective Date, the appropriate Note or Notes, executed by each Borrower, in each case in the amount, maturity and as otherwise provided herein.
(d)The Administrative Agent shall have received an Account Designation Letter from an Authorized Officer of each Borrower.
(e)Each Bank shall have received from the Borrowers at least three (3) Business Days prior to the Effective Date all documentation and other information reasonably requested by such Bank at least ten (10) Business Days prior to the Effective Date that is required to satisfy applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
(f)[Reserved].
(g)Each Borrower shall have delivered to the Administrative Agent, and directly to any Bank requesting the same, a Beneficial Ownership Certification in relation to it (or a certification that such Borrower qualifies for an express exclusion from the “legal entity customer” definition under the Beneficial Ownership Regulations).
4.02Conditions Precedent to all Credit Extensions. The obligation of each Bank and each Issuing Bank to make any Credit Extension (including any Credit Extension on the Effective Date, but excluding (x) Revolving Loans made for the purpose of repaying Refunded Swingline Loans pursuant to Section 2.02(d) and (y) Borrowings constituting a Conversion or Continuation of an outstanding Loan) shall be subject to the further conditions precedent that on the date of such Credit Extension:
(a)The following statements shall be true (and each request for a Credit Extension, and the acceptance by the applicable Borrower that requested such Credit Extension shall constitute a representation and warranty by such Borrower that both on the date of such notice and on the date of such Credit Extension such statements are true):
(i)the representations and warranties contained in each Loan Document are correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, correct in all respects) on and as of such date, before and after giving effect to such Credit Extension, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other the date of such Credit Extension, in which case as of such specific date (provided, however, that the representations

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and warranties contained in Section 5.01(f)(i) and the last sentence of Section 5.01(g) shall be excluded from this clause (i) at all times after (but shall be included on and as of) the Effective Date); and
(ii)no Default has occurred and is continuing, or would result from such Credit Extensions.
(b)The applicable Borrower shall have delivered, as applicable, a Notice of Borrowing in accordance with Section 2.02(a), a Notice of Swingline Borrowing in accordance with Section 2.02(c), or a Letter of Credit Notice in accordance with Section 3.01(b) or Section 3.02(b).
(c)With respect to the making of any Credit Extension, the limitation on amounts set forth under Section 2.01(a) will not be exceeded immediately after giving effect thereto.
(d)With respect to the Issuance of any Letter of Credit, the conditions in Section 3.04 have been satisfied.
4.03Determinations Under Section 4.01. For purposes of determining compliance with the conditions specified in Section 4.01, each Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Banks unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Bank prior to the Effective Date specifying its objection thereto; provided that such Bank has been given at least one (1) Business Days’ notice that the final form of such document or matter is available for its review.
Article V
REPRESENTATIONS AND WARRANTIES
5.01Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:
(a)Each Borrower and each of its Material Subsidiaries (i) is duly organized or formed, validly existing and, to the extent such concept applies, in good standing under the laws of the jurisdiction of its incorporation or formation, except, in the case of any Material Subsidiary other than a Borrower, where the failure to do so would not be reasonably likely to have a Material Adverse Effect, (ii) is duly qualified and in good standing as a foreign corporation or other entity in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite power and authority (including all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except where the failure to have any license, permit or other approval would not be reasonably likely to have a Material Adverse Effect. No Borrower is an Affected Financial Institution.
(b)All of the outstanding Equity Interests in each Borrower (other than the Parent) have been validly issued, are fully paid and non-assessable and (except for any Preferred Securities issued after the date of this Agreement) are owned, directly or indirectly, by the Parent free and clear of all Liens.

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(c)The execution, delivery and performance by each Borrower of each Loan Document to which it is or is to be a party and the consummation of the transactions contemplated by the Loan Documents, are within such Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Borrower’s constitutional documents, (ii) violate any law, rule, regulation (including Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Borrower, any of its Subsidiaries or any of their properties or (iv)  result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Borrower or any of its Subsidiaries. No Borrower nor any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.
(d)No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Borrower of any Loan Document to which it is or is to be a party or the other transactions contemplated by the Loan Documents, or (ii) the exercise by the Administrative Agent or any Bank of its rights under the Loan Documents, except for the authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, subject to bankruptcy, insolvency and similar laws of general application relating to creditors’ rights and to general principles of equity.
(e)This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Borrower party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Borrower party thereto, enforceable against such Borrower in accordance with its terms.
(f)There is no action, suit, investigation, litigation or proceeding affecting any Borrower or any of its Subsidiaries, including any Environmental Action, pending or, to such Borrower’s knowledge, threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) would reasonably be expected to affect the legality, validity or enforceability of any Loan Document or the transactions contemplated by the Loan Documents.
(g)The Consolidated balance sheet of the Parent and its Subsidiaries as at December 31, 2024, and the related Consolidated statements of income and of cash flows of the Parent and its Subsidiaries for the Fiscal Year then ended, accompanied by an unqualified opinion of PricewaterhouseCoopers LLP, independent public accountants, and the Consolidated balance sheet of the Parent and its Subsidiaries as at September 30, 2025, and the related Consolidated statements of income and cash flows of the Parent and its Subsidiaries for the nine months then ended, duly certified by the Chief Financial Officer of the Parent, copies of which have been furnished to each Bank, fairly present, subject, in the case of said balance sheet as at September 30, 2025, and said statements of income and cash flows for the nine months then ended, to year-end audit adjustments, the Consolidated financial condition of the Parent and its Subsidiaries as at such dates and the Consolidated results of operations of the Parent and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP applied on a consistent basis (subject, in the case of the September 30, 2025 balance sheet and statements of income and cash flows, to the absence of footnotes). Since December 31, 2024, there has been no Material Adverse Change.

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(h)No written information, exhibit or report furnished by or on behalf of any Borrower to any Agent or any Bank in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading as at the date it was dated (or if not dated, so delivered) in light of the circumstances under which such statements were made. As of the Effective Date, all of the information in each Beneficial Ownership Certification is true and correct.
(i)Margin Stock constitutes less than 25% of the value of those assets of any Borrower which are subject to any limitation on sale, pledge or other disposition hereunder.
(j)Neither any Borrower nor any of its Subsidiaries is an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940. Neither the making of any Loans, nor the Issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by any Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of the Investment Company Act of 1940 or any rule, regulation or order of the Securities and Exchange Commission thereunder.
(k)Each Borrower is, individually and together with its Subsidiaries, Solvent.
(l)Except to the extent that any and all events and conditions under clauses (i) through (v) below of this Section 5.01(l) in the aggregate are not reasonably expected to have a Material Adverse Effect:
(i)Neither any Borrower nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.
(ii)With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan that is not subject to United States law maintained or contributed to by any Borrower or with respect to which any Subsidiary of any Borrower may have liability under applicable local law (a “Foreign Plan”):
(A)Any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices.
(B)The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles.

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(C)Each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.
(iii)During the twelve (12) consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the request for any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan, no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under section 303(k) of ERISA and no minimum funding waiver has been applied for or is in effect with respect to any Pension Plan. No condition exists or event or transaction has occurred or is reasonably expected to occur with respect to any Pension Plan which could reasonably be expected to result in any Borrower or any ERISA Affiliate incurring any material liability, fine or penalty.
(iv)Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state laws.
(v)No assets of any Borrower are or are deemed to be “plan assets” within the meaning of Department of Labor Regulation §2510.3-101, as modified by Section 3(42) of ERISA.
(vi)(i) No Borrower is or will be (A) an “employee benefit plan,” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA or (B) a “plan” within the meaning of Section 4975(e) of the Internal Revenue Code that is subject to Section 4975 of the Internal Revenue Code; (ii) no Borrower is or will be a “governmental plan” within the meaning of Section 3(32) of ERISA; and (iii) the transactions contemplated by this Agreement are not in violation of any federal, state or local statutes applicable to such Borrower, that regulate investments of fiduciaries with respect to governmental plans and that are similar to Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
(m)In the ordinary course of its business, each Borrower reviews the effect of Environmental Laws on the operations and properties of such Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, and any actual or potential liabilities to third parties and any related costs and expenses). On the basis of this review, each Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect. The operations and properties of each Borrower and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, except for non-compliances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; no Borrower, no Subsidiary and to such Borrower’s knowledge no other Person has released, discharged or disposed of Hazardous Materials on any property currently owned or operated by any Borrower or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect; and there are no Environmental Actions pending or, to such Borrower’s knowledge, threatened against any Borrower or its Subsidiaries, and to such Borrower’s knowledge no circumstances exist that could be reasonably likely to form the basis of any such Environmental Action, which

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(in either case), individually or in the aggregate with all other such pending or threatened actions and circumstances, would reasonably be expected to have a Material Adverse Effect.
(n)Each Borrower and each of its Subsidiaries has filed, has caused to be filed or has been included in all material federal tax returns and all other material tax returns required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties, except to the extent contested in good faith and by appropriate proceedings (in which case adequate reserves have been established therefor in accordance with GAAP).
(o)Set forth on Schedule II hereto is a list of all Existing Letters of Credit.
(p)None of (i) the Parent, any Subsidiary of the Parent, or, to the knowledge of the Parent or such Subsidiary, any of their respective directors, officers, employees or Affiliates, or (ii) to the knowledge of the Parent, any agent or representative of the Parent or any Subsidiary of the Parent that will act in any capacity in connection with or benefit from the Credit Facility, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) is controlled by or is acting on behalf of a Sanctioned Person, (C) has its assets located in a Sanctioned Country or (D) directly derives revenues from investments in, or transactions with, Sanctioned Persons in violation of applicable Sanctions.
(q)Each Borrower and each of its Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by such Borrower and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions. Each Borrower and its Subsidiaries, and to the knowledge of such Borrower, each director, officer, employee, agent and Affiliate of such Borrower and each such Subsidiary, is in compliance in all material respects with all Anti-Corruption Laws and Anti-Money Laundering Laws and applicable Sanctions. No proceeds of any Credit Extension have been used, directly or indirectly, by any Borrower, any of such Borrower’s Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 6.01(j). Each Borrower and each of its Subsidiaries is in compliance in all material respects with the Patriot Act.
(r)Ten Non-Bank Rule and Twenty Non-Bank Rule. The Parent is in compliance with the Ten Non-Bank Rule and the Twenty Non-Bank Rule; it being understood that the Parent shall assume for the purpose of this representation that no Bank or Transferee has (i) incorrectly declared its status as a Qualifying Bank, (ii) breached the assignment, participation, sub-participation or other transfer provisions set forth in Section 10.07 or (iii) ceased to be a Qualifying Bank after the date it became a Bank under this Agreement or otherwise a Transferee.
5.02Representations by Banks. Each Bank represents that, as of the date of this Agreement, it is a Qualifying Bank.
Article VI
COVENANTS OF THE BORROWERS
6.01Affirmative Covenants. So long as any Loan, Reimbursement Obligation or any other Obligation (other than contingent indemnification obligations for which no claim has been made) of any Borrower under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Bank shall have any Commitment hereunder, each Borrower will:
(a)Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include compliance with Environmental Laws, Environmental Permits, ERISA and the Racketeer

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Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all material taxes, assessments and governmental charges or levies imposed upon it or upon its property; provided, however, that neither any Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or levy that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.
(c)Maintenance of Insurance. Maintain, and cause each of its Material Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Parent or such Material Subsidiary operates (it being understood that the foregoing shall not apply to maintenance of reinsurance or similar matters which shall be solely within the reasonable business judgment of the Parent and its Subsidiaries).
(d)Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its existence, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that (i) the Parent and its Subsidiaries may consummate any merger or amalgamation or consolidation permitted under Section 6.02(c), (ii) no Subsidiary (other than a Borrower) shall be required to preserve and maintain its existence or other rights (charter and statutory) if the Board of Directors of a direct or indirect parent of such Subsidiary has determined that such action is not disadvantageous in any material respect to the Parent, such parent or the Banks, and (iii) neither the Parent nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Parent or of such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Parent, such Subsidiary or the Banks.
(e)Visitation Rights. At any reasonable time and from time to time (but not more often than once during any calendar year so long as no Event of Default has occurred and is continuing) upon not less than three (3) Business Days prior notice, permit the Administrative Agent (upon request made by any Agent or any Bank), or any agents or representatives thereof, at the expense (so long as no Default has occurred and is continuing) of such Agent or such Bank, as the case may be, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Parent and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Parent and any of its Subsidiaries with any of their officers or directors and with, so long as a representative of the Parent is present, their independent certified public accountants; provided that neither the Parent nor any of its Subsidiaries shall be required to disclose any information that it reasonably determines is entitled to the protection of attorney-client privilege or if such disclosure would violate any applicable law.
(f)Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Parent and each such Subsidiary sufficient to permit the preparation of financial statements in accordance with GAAP.
(g)Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct

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of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
(h)Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates (other than any such transactions between the Borrowers or Wholly Owned Subsidiaries) on terms that are fair and reasonable and no less favorable than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate.
(i)Pari Passu Ranking. Ensure that at all times the Obligations and the claims of the Banks, the Swingline Bank, the Issuing Banks and the Agents against it under the Loan Documents will rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for claims which are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application or are mandatorily preferred by law applying to insurance companies generally.
(j)Sanctions; Anti-Corruption and Anti-Money Laundering Compliance. (i) Have, and shall cause each of its Subsidiaries to have a compliance program that is reasonably designed to comply with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions; (ii) not request or use, and ensure that its and its Subsidiary’s respective directors, officers, employees and agents shall not use, the proceeds of any Credit Extension hereunder, directly or knowingly indirectly, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case, in violation of applicable Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto; (iii) take, and cause each of its Subsidiaries to take, to the extent commercially reasonable, such actions (including providing information) as are reasonably requested by the Administrative Agent or any Bank in order to assist the Administrative Agent and the Banks in maintaining compliance with the Patriot Act; and (iv) promptly upon the reasonable request of the Administrative Agent or any Bank, provide the Administrative Agent or directly to such Bank, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.
(k)Ten Non-Bank Rule and Twenty Non-Bank Rule. The Parent shall at all times ensure that it is in compliance with the Ten Non-Bank Rule and the Twenty Non-Bank Rule; it being understood that the Parent shall assume for the purpose of this representation that no Bank or Transferee has (i) incorrectly declared its status as a Qualifying Bank, (ii) breached the assignment, participation, sub-participation or other transfer provisions set forth in Section 10.07 or (iii) ceased to be a Qualifying Bank after the date it became a Bank under this Agreement or otherwise a Transferee.
6.02Negative Covenants. So long as any Loan, Reimbursement Obligation or any other Obligation (other than contingent indemnification obligations for which no claim has been made) of any Borrower under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Bank shall have any Commitment hereunder, each of the Borrowers will not, at any time:
(a)Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including accounts) whether now owned or hereafter acquired, or

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assign or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:
(i)Permitted Liens;
(ii)Liens described on Schedule 6.02(a) hereto;
(iii)purchase money Liens upon any property acquired or held by the Parent or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any property to be subject to such Liens, or Liens existing on any property at the time of acquisition or within 180 days following such acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;
(iv)Liens arising in connection with Capitalized Leases; provided that no such Lien shall extend to or cover any assets other than the assets subject to such Capitalized Leases;
(v)(A) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event, (B) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Parent or any of its Subsidiaries in accordance with Section 6.02(c) and not created in contemplation of such event and (C) any Lien existing on any asset prior to the acquisition thereof by the Parent or any of its Subsidiaries and not created in contemplation of such acquisition;
(vi)Liens arising in the ordinary course of its business which (A) do not secure Debt and (B) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;
(vii)Liens on cash and Approved Investments securing Hedge Agreements arising in the ordinary course of business;
(viii)other Liens securing Debt or other obligations outstanding in an aggregate principal or face amount not to exceed at any time 10% of Consolidated Net Worth;
(ix)Liens consisting of deposits made by the Parent or any insurance Subsidiary with any insurance regulatory authority or other statutory Liens or Liens or claims imposed or required by applicable insurance law or regulation against the assets of the Parent or any insurance Subsidiary, in each case in favor of policyholders of the Parent or such insurance Subsidiary or an insurance regulatory authority and in the ordinary course of the Parent’s or such insurance Subsidiary’s business;
(x)Liens on Investments and cash balances of the Parent or any insurance Subsidiary (other than capital stock of any Subsidiary) securing

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obligations of the Parent or any insurance Subsidiary in respect of (i) letters of credit obtained in the ordinary course of business; and/or (ii) trust arrangements formed in the ordinary course of business, or other security arrangements with any insurance Subsidiary of the Parent, in each case for the benefit of cedents to secure reinsurance recoverables owed to them by the Parent or any insurance Subsidiary;
(xi)the replacement, extension or renewal of any Lien permitted by clause (ii) or (v) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount (other than in respect of fees, expenses and premiums, if any) or change in any direct or contingent obligor) of the Debt secured thereby;
(xii)Liens securing obligations owed by any Borrower to any other Borrower or owed by any Subsidiary of the Parent (other than a Borrower) to the Parent or any other Subsidiary;
(xiii)Liens incurred in the ordinary course of business in favor of financial intermediaries and clearing agents pending clearance of payments for investment or in the nature of set-off, banker’s lien or similar rights as to deposit accounts or other funds;
(xiv)judgment or judicial attachment Liens; provided that the enforcement of such Liens is effectively stayed; and
(xv)Liens on securities arising out of repurchase agreements entered into with Banks or their Affiliates or with securities dealers of recognized standing.
(b)Change in Nature of Business. Make any material change in the nature of the business of the Parent and its Material Subsidiaries, taken as a whole, as carried on at the date hereof.
(c)Mergers, Etc. Merge into or amalgamate or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:
(i)any Subsidiary of the Parent may merge into or amalgamate or consolidate with any other Subsidiary of the Parent; provided that, in the case of any such merger, amalgamation or consolidation, the Person formed by such merger, amalgamation or consolidation shall be a Wholly Owned Subsidiary; and provided further that, in the case of any such merger, amalgamation or consolidation to which a Borrower is a party, such Borrower (or in the case of a merger, amalgamation or consolidation involving more than one Borrower, any such Borrower) shall be the surviving Person;
(ii)any Subsidiary of any Borrower may merge into or amalgamate or consolidate with any other Person or permit any other Person to merge into, amalgamate or consolidate with it; provided that the Person surviving such merger, amalgamation or consolidation shall be a Wholly Owned Subsidiary; provided further that, in the case of any such merger, amalgamation or consolidation to which a Borrower is a party, such Borrower (or in the case of a merger, amalgamation or consolidation involving more than one Borrower, any such Borrower) shall be the surviving Person;

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(iii)in connection with any sale or other disposition not prohibited by Section 6.02(d), any Subsidiary of the Parent may merge into or amalgamate or consolidate with any other Person or permit any other Person to merge into or amalgamate or consolidate with it; provided that, in the case of any such merger, amalgamation or consolidation to which a Borrower is a party, such Borrower (or in the case of a merger, amalgamation or consolidation involving more than one Borrower, any such Borrower) shall be the surviving Person; and
(iv)the Parent or any Borrower may merge into or amalgamate or consolidate with any other Person; provided that, in the case of any such merger, amalgamation or consolidation, the Parent or such Borrower (or in the case of a merger, amalgamation or consolidation involving more than one Borrower, any such Borrower) shall be the surviving Person, as the case may be; provided further that, in the case of any such merger, amalgamation or consolidation involving the Parent and a Borrower, the Parent shall be the surviving Person;
provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.
(d)Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any other Borrower to sell, lease, transfer or otherwise dispose of, all or substantially all of its assets (excluding sales of investment securities in the ordinary course of business).
(e)Accounting Changes. Make or permit any change in the accounting policies or reporting practices of the Parent, except as may be required or permitted by GAAP.
6.03Reporting Requirements. So long as any Loan, Reimbursement Obligation or any other obligation of any Borrower under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Bank shall have any Commitment hereunder, the Parent will furnish to the Agents and the Banks:
(a)Default Notice. As soon as possible and in any event within five days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of a Responsible Officer of the Parent setting forth details of such Default, event, development or occurrence and the action that the Parent or the applicable Subsidiary has taken and proposes to take with respect thereto.
(b)Annual Financials.
(i)As soon as available and in any event within ninety (90) days after the end of each Fiscal Year (or, if earlier, within five (5) Business Days after such date as the Parent is required to file its annual report on Form 10-K for such Fiscal Year with the Securities and Exchange Commission), a copy of the annual Consolidated audit report for such year for the Parent and its Subsidiaries, including therein a Consolidated balance sheet of the Parent and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and cash flows of the Parent and its Subsidiaries for such Fiscal Year, all reported on in a manner reasonably acceptable to the Securities and Exchange Commission in each case and accompanied by an opinion of PricewaterhouseCoopers LLP or other independent public accountants of recognized standing reasonably acceptable to the Required Banks, together with (A) a certificate of the Chief Financial Officer, Chief Accounting Officer or Chief Compliance Officer of the

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Parent stating that no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent has taken or proposes to take with respect thereto, and (B) a schedule in substantially the form of Exhibit F of the computations used by the Parent in determining, as of the end of such Fiscal Year, compliance with the covenant contained in Section 6.04.
(ii)As soon as available and in any event, (x) with respect to Chubb INA, within one hundred fifty (150) days after the end of each Fiscal Year, (y) with respect to Chubb Group Holdings, no later than December 5th of each Fiscal Year, and (z) with respect to any other Borrower, within one hundred twenty (120) days after the end of each Fiscal Year, a copy of the annual Consolidated audit report for such year for each Borrower (other than the Parent) and its Subsidiaries, including therein a Consolidated balance sheet of such Borrower and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of such Borrower and its Subsidiaries for such Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, in each case accompanied by an opinion acceptable to the Required Banks of PricewaterhouseCoopers LLP or other independent public accountants of recognized standing acceptable to the Required Banks (it being understood that Chubb INA shall be deemed to have satisfied the requirements of this clause if its financial statements are included in a footnote to the financial statements of the Parent referred to in Section 6.03(b)(i) in a manner consistent with past practice).
(iii)As soon as available and in any event within twenty (20) days after submission, each statutory statement of the Borrowers (or any of them) in the form submitted to the Insurance Division of the Bermuda Monetary Authority.
(c)Quarterly Financials. As soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each Fiscal Year (or, if earlier, within five (5) Business Days after such date as the Parent is required to file its quarterly report on Form 10-Q for such fiscal quarter with the Securities and Exchange Commission), Consolidated balance sheets of the Parent and its Subsidiaries as of the end of such quarter and Consolidated statements of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statements of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to the absence of footnotes and normal year-end audit adjustments) by the Chief Financial Officer, Chief Accounting Officer or Chief Compliance Officer of the Parent as fairly presenting the financial condition of the Parent and its Subsidiaries in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent has taken and proposes to take with respect thereto and (ii) a schedule in substantially the form of Exhibit F of the computations used by the Parent in determining compliance with the covenant contained in Section 6.04.
(d)Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Borrower or any of its Subsidiaries of the type described in Section 5.01(f).

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(e)Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that the Parent sends to its stockholders generally, copies of all regular, periodic and special reports, and all registration statements, that any Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any Governmental Authority that may be substituted therefor, or with any national securities exchange.
(f)ERISA.
(i)ERISA Events. Promptly and in any event within ten (10) days after any Borrower or any ERISA Affiliate institutes any steps to terminate any Pension Plan or becomes aware of the institution of any steps or any written threat by the PBGC to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under section 303(k) of ERISA, or the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that any Borrower or any ERISA Affiliate furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could reasonably be expected to result in any Borrower or any ERISA Affiliate incurring any material liability, fine or penalty, or any material increase in the contingent liability of any Borrower or any ERISA Affiliate with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto.
(ii)Plan Annual Reports. Promptly upon request of any Agent or any Bank, copies of each Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Pension Plan.
(iii)Multiemployer Plan Notices. Promptly and in any event within fifteen (15) Business Days after receipt thereof by any Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Borrower or any ERISA Affiliate in connection with any event described in clause (A) or (B); provided, however, that such notice and documentation shall not be required to be provided (except at the specific request of any Agent or any Bank, in which case such notice and documentation shall be promptly provided following such request) if such condition or event is not reasonably expected to result in any Borrower or any ERISA Affiliate incurring any material liability, fine, or penalty.
(g)Regulatory Notices, Etc. Promptly after any Responsible Officer of the Parent obtains knowledge thereof, (i) a copy of any notice from the Bermuda Monetary Authority or any other person of the revocation, the suspension, a direction or the placing of any restriction or condition on the registration as an insurer of any Borrower under the Bermuda Insurance Act 1978 (and related regulations) or of the institution of any proceeding or investigation which could result in any such revocation, suspension or placing of such a restriction or condition, (ii) copies of any correspondence by, to or concerning any Borrower relating to an investigation conducted by the Bermuda Minister of Finance, whether pursuant to Section 132 of the Bermuda Companies Act 1981 (and related regulations) or otherwise and (iii) a copy of any notice of or requesting or otherwise relating to the winding-up or any similar proceeding of or with respect to any Borrower.

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(h)Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance or properties of any Borrower or any of its Subsidiaries as the Administrative Agent, or any Bank through the Administrative Agent, may from time to time reasonably request. Information required to be delivered pursuant to Sections 6.03(b), 6.03(c), and 6.03(e) shall be deemed to have been delivered on the date on which the Parent provides notice to the Administrative Agent that such information has been posted on the Parent’s website on the Internet at the website address listed on the signature pages hereof, at sec.gov/ or at another website identified in such notice and accessible by the Banks without charge; provided that (x) such notice may be included in a certificate delivered pursuant to Section 6.03(b)(i)(A) or 6.03(c)(i) and (y) the Parent shall deliver paper copies of the information referred to in Sections 6.03(b), 6.03(c), and 6.03(e) to any Bank which requests such delivery.
6.04Financial Covenant. So long as any Loan, Reimbursement Obligation or any other obligation of any Borrower under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Bank shall have any Commitment hereunder, the Parent will:
(a)Consolidated Net Worth. Maintain, as of the last day of any fiscal quarter ending after the Effective Date, Consolidated Net Worth in an amount not less than $46,048,200,000.00.
Article VII
EVENTS OF DEFAULT
7.01Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:
(a)(i) any Borrower shall fail to pay any Loan or Reimbursement Obligation when and as the same shall become due and payable, or (ii) any Borrower shall fail to make any payment of interest on any Loan or Reimbursement Obligation, any fee or any other amount payable by such Borrower under any Loan Document, in each case under this clause (ii) within five (5) Business Days after the same becomes due and payable; or
(b)any representation or warranty made by any Borrower (or any of its officers) under or in connection with any Loan Document (excluding the representation and warranty set forth in Section 5.01(r)) shall prove to have been incorrect in any material respect when made; or
(c)any Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 2.13, 3.08, 6.01(d) (solely with respect to the existence of the Parent), 6.01(j), 6.02, 6.03(a) or 6.04; or
(d)any Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 6.01(e) if such failure shall remain unremedied for five (5) Business Days after written notice thereof shall have been given to such Borrower by any Agent or any Bank; or
(e)any Borrower shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for thirty (30) days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to such Borrower by any Agent or any Bank; or
(f)the Parent or any of its Subsidiaries shall fail to pay any Material Financial Obligation (but excluding Debt outstanding hereunder) of the Parent or such Subsidiary (as the

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case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Financial Obligation; or any such Material Financial Obligation shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Financial Obligation shall be required to be made, in each case prior to the stated maturity thereof; or
(g)any Borrower or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower or any of its Significant Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Borrower or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this Section 7.01(g); or
(h)any final judgment or order for the payment of money in excess of $400,000,000 shall be rendered against any Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of sixty (60) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(i)any material provision of this Agreement or any other Loan Document shall for any reason cease to be valid and binding on or enforceable against any Borrower (other than as a result of a transaction permitted hereunder), or any such Borrower shall so state in writing; or
(j)a Change of Control shall occur; or
(k)any Borrower or any ERISA Affiliate shall incur or shall be reasonably expected to incur liability in excess of $400,000,000 in the aggregate with respect to any Pension Plan or any Multiemployer Plan in connection with the occurrence of any of the following events or existence of any of the following conditions:
(i)Institution of any steps by any Borrower, any ERISA Affiliate or any other Person, including the PBGC to terminate a Pension Plan if as a result of such termination a Borrower or any ERISA Affiliate would reasonably expect to be required to make a contribution to such Pension Plan, or would reasonably expect to incur a liability or obligation; or
(ii)A contribution failure occurs with respect to any Pension Plan sufficient to give rise to a lien under section 303(k) of ERISA; or
(iii)Any condition shall exist or event shall occur with respect to a Pension Plan that is reasonably expected to result in any Borrower or any ERISA

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Affiliate being required to furnish a bond or security to the PBGC or such Pension Plan, or incurring a liability or obligation; or
(l)any Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability or a default, within the meaning of Section 4219(c)(5) of ERISA, has occurred with respect to such Multiemployer Plan in each case which could cause any Borrower or any ERISA Affiliate to incur a payment obligation in excess of $400,000,000;
then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Banks, by notice to the Borrowers, declare the Commitments and the Swingline Commitment and the obligation of the Issuing Banks to Issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, (ii) shall at the request, or may with the consent, of the Required Banks, by notice to the Borrowers, declare all or any part of the outstanding Loans and other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment, demand, notice of intent to accelerate, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under any Bankruptcy Law, (x) the Commitments and Swingline Commitment and the obligation of the Issuing Banks to Issue Letters of Credit shall automatically be terminated, (y) all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers and (z) the obligation of the Borrowers to provide cash collateral under Section 7.02 shall automatically become effective, and/or (iii) shall at the request, or may with the consent, of the Required Banks, exercise all rights and remedies available to it under this Agreement, the other Loan Documents and applicable law.
7.02Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Banks, after having taken any of the actions described in Section 7.01(ii) or otherwise, make demand upon the Borrowers to, and forthwith upon such demand the Borrowers will, pay to the Administrative Agent on behalf of the Banks in same day funds at the Administrative Agent’s office designated in such demand, an amount equal to the aggregate Stated Amount of all Letters of Credit then outstanding as Cash Collateral. If at any time during the existence of an Event of Default the Administrative Agent determines that such funds are subject to any right or claim of any Person other than the Administrative Agent and the Banks or that the total amount of such funds is less than the aggregate Stated Amount of all Letters of Credit, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional Cash Collateral, an amount equal to the excess of (a) such aggregate Stated Amount over (b) the total amount of funds, if any, that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit, such funds shall be applied to reimburse the Issuing Banks or Banks, as applicable, to the extent permitted by applicable law.

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Article VIII
THE GUARANTY
8.01The Guaranty. The Parent hereby unconditionally, absolutely and irrevocably guarantees, as a primary obligor and not merely as surety, the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all Obligations of the other Borrowers under the Loan Documents including the principal of and interest (including, to the greatest extent permitted by law, post-petition interest) on Loans and Reimbursement Obligations owing by such other Borrowers pursuant to this Agreement with respect to Loans and Letters of Credit and fees, expenses, indemnities or any other obligations, whether now existing or hereafter incurred, created or arising and whether direct or indirect, absolute or contingent, or due or to become due. This Guaranty is a guaranty of payment and not of collection. Upon failure by any Borrower to pay punctually any such amount, the Parent agrees to pay forthwith on demand the amount not so paid at the place and in the manner specified in this Agreement.
8.02Guaranty Unconditional. The obligations of the Parent under this Article VIII shall be unconditional, absolute and irrevocable and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
(i)any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other obligor under any of the Loan Documents, by operation of law or otherwise;
(ii)any modification or amendment of or supplement to any of the Loan Documents;
(iii)any release, non-perfection or invalidity of any direct or indirect security for any obligation of any other obligor under any of the Loan Documents;
(iv)any change in the corporate existence, structure or ownership of any obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other obligor or its assets or any resulting release or discharge of any obligation of any other obligor contained in any of the Loan Documents;
(v)the existence of any claim, set-off or other rights which any obligor may have at any time against any other obligor, the Administrative Agent, any Bank or any other corporation or person, whether in connection with any of the Loan Documents or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
(vi)any invalidity or unenforceability relating to or against any other obligor for any reason of any of the Loan Documents, or any provision of applicable law or regulation purporting to prohibit the payment by any other obligor of principal interest or any other amount payable under any of the Loan Documents;
(vii)any law, regulation or order of any jurisdiction, or any other event, affecting any term of any obligation of the Banks’ rights with respect thereto; or

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(viii)any other act or omission to act or delay of any kind by any obligor, the Administrative Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Parent’s obligations under this Article VIII.
8.03Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. The Parent’s obligations under this Article VIII shall remain in full force and effect until the Commitments of the Banks and the Swingline Commitment of the Swingline Bank hereunder shall have terminated, no Letters of Credit shall be outstanding and all Obligations payable by the other Borrowers under the Loan Documents shall have been paid in full. If at any time any payment of any Obligation by a Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Borrower or otherwise, the Parent’s obligations under this Article VIII with respect to such payment shall be reinstated as though such payment had been due but not made at such time.
8.04Waiver by the Parent. The Parent irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any corporation or person against any other obligor or any other corporation or person.
8.05Subrogation. The Parent hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any other Borrower, or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Parent’s obligations under or in respect of this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Bank against any other Borrower, or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any other Borrower, or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all amounts payable under this Guaranty shall have been paid in full in cash, no Letters of Credit shall be outstanding and the Commitments of the Banks and the Swingline Commitment of the Swingline Bank hereunder shall have expired or been terminated. If any amount shall be paid to the Parent in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of all amounts payable under this Guaranty, and (b) the L/C Maturity Date, such amount shall be received and held in trust for the benefit of the Banks, shall be segregated from other property and funds of the Parent and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to all amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any amounts payable under this Guaranty thereafter arising. If (i) the Parent shall make payment to any Bank of all or any amounts payable under this Guaranty, (ii) all amounts payable under this Guaranty shall have been paid in full in cash, and (iii) the L/C Maturity Date shall have occurred, the Banks will, at the Parent’s request and expense, execute and deliver to the Parent appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Parent of an interest in the obligations resulting from such payment made by the Parent pursuant to this Guaranty.
8.06Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrower under any of the Loan Documents is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Parent under

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this Article VIII forthwith on demand by the Administrative Agent made at the request of the requisite proportion of the Banks.
8.07Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of all Obligations payable under this Guaranty and (ii) the L/C Maturity Date, (b) be binding upon the Parent, its successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent, the Issuing Banks, the Swingline Bank, the Banks and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Bank may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including all or any portion of its Commitment and the Loans and Reimbursement Obligations owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise, in each case as and to the extent provided in Section 10.07.
8.08Subordination of Other Obligations. Any Debt of any Borrower now or hereafter held by the Parent is hereby subordinated in right of payment to the Obligations of such Borrower, and any such Debt collected or received by the Parent after receipt of notice of an Event of Default (which has occurred and is continuing) by the Administrative Agent shall be held in trust for the Administrative Agent on behalf of the Banks and shall forthwith be paid over to Administrative Agent for the benefit of Banks to be credited and applied against such Obligations but without affecting, impairing or limiting in any manner the liability of the Parent under any other provision hereof.
Article IX
THE ADMINISTRATIVE AGENT
9.01Appointment and Authority. Each of the Banks (for purposes of this Article, references to the Banks shall also mean each Issuing Bank and the Swingline Bank) hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Joint Lead Arrangers, the Swingline Bank, the Banks and the Issuing Banks, and no Borrower shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
The provisions of this Article and each party’s rights and obligations hereunder shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Bank, the termination of Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
9.02Rights as a Bank. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise the same as though it were not the Administrative Agent and the term “Bank” or “Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.

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Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Banks.
9.03Exculpatory Provisions. The Administrative Agent, the Joint Lead Arrangers and their respective Related Parties shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent, the Joint Lead Arrangers and their respective Related Parties:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Law or that may effect a forfeiture, modification or termination of property of a Defaulting Bank in violation of any Bankruptcy Law; and
(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any Affiliate thereof that is communicated to or obtained by the Person serving as the Administrative Agent, the Joint Lead Arrangers or their respective Related Parties in any capacity.
(d)The Administrative Agent, the Joint Lead Arrangers and their respective Related Parties shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Banks (or such other number or percentage of the Banks as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 7.01, Section 7.02 and Section 10.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent in writing by a Borrower, an Issuing Bank or a Bank.
(e)The Administrative Agent, the Joint Lead Arrangers and their respective Related Parties shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith (including, without limitation, any report provided to it by an Issuing Bank pursuant to Section 3.09), (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or (vi) the validity, sufficiency, enforceability or effectiveness of any Loan Document or

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other agreement, instrument, document or other Communication executed or transmitted in accordance with Section 10.08.
9.04Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying or acting upon, any notice, request, certificate, consent, Communication, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person including any execution or transmission pursuant to Section 10.08. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the Issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Bank or any Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Bank or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Bank or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for one or more Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Parent. Upon any such resignation of the Administrative Agent, the Required Banks shall have the right to appoint a successor Administrative Agent, subject (so long as no Event of Default exists) to the consent of the Parent (which consent shall not be unreasonably withheld). If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owing to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Administrative Agent’s resignation under this Section 9.06 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation or removal shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under

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the Loan Documents and (iii) the Required Banks shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent shall have become effective, the provisions of this Article IX shall inure to the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.
9.07Non-Reliance on Administrative Agent and Other Banks. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Joint Lead Arrangers or any other Bank or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Joint Lead Arrangers or any other Bank or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Bank expressly acknowledges, represents and warrants to the Administrative Agent and each Joint Lead Arranger that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to which it is a party as a Bank for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of investing in the general performance or operations of the Borrowers and their Subsidiaries, or for the purpose of making, acquiring, purchasing or holding any other type of financial instrument such as a security, (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold the commercial loans applicable to it and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans is experienced in making, acquiring, purchasing or holding commercial loans, (d) it has, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger, any other Bank or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries, all applicable bank or other regulatory applicable laws relating to the transactions contemplated by this Agreement and the other Loan Documents and (e) it has made its own independent decision to enter into this Agreement and the other Loan Documents to which it is a party and to extend credit hereunder and thereunder.  Each Bank also acknowledges and agrees that (i) it will, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger or any other Bank or any of their respective Related Parties (A) continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to the Borrowers and their Subsidiaries and (ii) it will not assert any claim under any federal or state securities law or otherwise in contravention of this Section 9.07.
9.08No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers, Syndication Agents, Documentation Agents or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Bank hereunder.

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9.09Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Bankruptcy Law or any other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or Reimbursement Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Reimbursement Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary advisable in order to have the claims of the Banks, Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks, Issuing Banks and the Administrative Agent and their respective agents, sub-agents and counsel and all other amounts due the Banks, Issuing Banks and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank and Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments to the Banks or Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents, sub-agents and counsel, and any other amounts due the Administrative Agent under Section 2.09 or 10.04. Notwithstanding anything in this Section 9.09 to the contrary, nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Bank or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank or any Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Bank or any Issuing Bank in any such proceeding.
9.10Issuing Bank and Swingline Bank. The provisions of this Article IX (other than Section 9.06) shall apply to the Issuing Banks and the Swingline Bank mutatis mutandis to the same extent as such provisions apply to the Administrative Agent.
9.11Erroneous Payments.
(a)Each Bank, each Issuing Bank, and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Bank or Issuing Bank or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Bank or Issuing Bank (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 9.11(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such

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Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and, to the extent permitted by applicable law, each Payment Recipient hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.
(c)In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the Overnight Rate.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Bank that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Bank, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Bank (i) such Bank shall be deemed to have made a cashless assignment of the full face amount of all or a portion of its outstanding Loans (but not its Commitments) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, the Administrative Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Bank and upon such revocation all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Bank without any requirement for payment or other consideration. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Bank or Issuing Bank other than the adjustment of the unutilized Commitments of the Administrative Agent and Payment Recipient after giving effect to any such Erroneous Payment Deficiency Assignment and such Commitments shall remain available in accordance with the terms of this Agreement.  The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 10.07 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.
(e)Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous

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Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 9.11 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrowers, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers for the purpose of making a payment on the obligations.
(f)Each party’s obligations under this Section 9.11 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
(g)Nothing in this Section 9.11 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.
Article X
MISCELLANEOUS
10.01Amendments, Etc.
(a)No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks (or by the Administrative Agent at the direction or with the consent of the Required Banks) (and, in the case of an amendment, the Parent), and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:
(i)unless in writing and signed by all of the Banks (other than any Bank that is, at such time, a Defaulting Bank), do any of the following at any time: (A) waive any of the conditions specified in Section 4.01, in the case of the Effective Date, or Section 4.02(c), (B) change the number of Banks or the percentage of (x) the Commitments, or (y) the Credit Exposure that, in each case, shall be required for the Banks or any of them to take any action hereunder, (C) reduce or limit the obligations of the Parent under Article VIII or release the Parent or otherwise limit the Parent’s liability with respect to the obligations owing to the Agents and the Banks, (D) amend this Section 10.01 or any of the definitions herein that would have such effect, (E) extend the Maturity Date or the L/C Maturity Date, (F) limit the liability of any Borrower under any of the Loan Documents, (G) change or waive any provision of Section 2.14 or any other provision of

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this Agreement requiring the ratable treatment of the Banks or (H) consent to the assignment or transfer by any Borrower of such Borrower’s rights and obligations under any Loan Document to which it is a party;
(ii)unless in writing and signed by each directly affected Bank, do any of the following at any time: (A) increase the Commitments of the Banks or subject the Banks to any additional obligations, (B) reduce the principal of, or interest on, any Loan or Reimbursement Obligation or any fees or other amounts payable hereunder, or increase any Bank’s Commitment, or (C) postpone any date fixed for any payment of principal of, or interest on, any Loan or Reimbursement Obligation or any fees or other amounts payable hereunder;
(iii)provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent or L/C Agent in addition to the Banks required above to take such action, affect the rights or duties of such Agent or L/C Agent, as applicable, under this Agreement or the other Loan Documents and no amendment, waiver or consent shall, unless in writing and signed by an Issuing Bank or the Swingline Bank in addition to the Banks above required to take such action, affect the rights or duties of such Issuing Bank or Swingline Bank, as applicable, under this Agreement or the other Loan Documents;
(iv)and provided further that the Fee Letters may only be amended or modified, and any rights thereunder waived, in a writing signed by the parties thereto.
(b)Notwithstanding anything to the contrary herein, (i) no Defaulting Bank shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Banks or each affected Bank may be effected with the consent of the applicable Banks other than Defaulting Banks), except that (x) the Commitment of any Defaulting Bank may not be increased or extended without the consent of such Bank and (y) any waiver, amendment or modification requiring the consent of all Banks or each affected Bank that by its terms affects any Defaulting Bank more adversely than other affected Banks shall require the consent of such Defaulting Bank, (ii) if the Administrative Agent and the Parent shall have jointly identified (each in its sole discretion) an obvious error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Parent shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Banks within five (5) Business Days following the posting of such amendment to the Banks and (iii) the Administrative Agent (and, if applicable, the Parent) may, without the consent of any Bank, enter into amendments or modifications to this Agreement or any of the other Loan Documents or enter into additional Loan Documents in order to implement any Benchmark Replacement or any Conforming Changes or otherwise effectuate the terms of Section 2.08(h) in accordance with the terms of Section 2.08(h).
10.02Notices, Etc.
(a)All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy communication) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as applicable, as follows:

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        if to the Parent:

Bärengasse 32
CH-8001 Zürich
Switzerland

        with copies to:
Mark Budil, Chief Financial Officer, Chubb Switzerland, Email: Mark.Budil@Chubb.com; and Garland Pezzuolo, Managing Counsel, Chubb Global Corporate Affairs, Email: Garland.Pezzuolo@Chubb.com
        if to Chubb Bermuda, Tempest Life or Tempest:

            17 Woodbourne Avenue
            Hamilton HM08 Bermuda

        with copies to:

Samantha Froud, Chief Administration Officer, Email: Samantha.Froud@Chubb.com; and Garland Pezzuolo, Managing Counsel, Chubb Global Corporate Affairs, Email: Garland.Pezzuolo@Chubb.com

        if to Chubb INA or Chubb Group Holdings:

            436 Walnut Street
            Philadelphia, Pennsylvania 19106 USA

with copies to:

Garland Pezzuolo, Managing Counsel, Chubb Global Corporate Affairs, Email: Garland.Pezzuolo@Chubb.com

if to any Bank, at its Applicable Lending Office;

if to Wells Fargo (in its capacity as Issuing Bank) at its address at 401 N. Research Pkwy, 1st Floor, MAC D4004-017, Winston Salem, NC. 27101-4157, Attn: International Operations -- Standby Letter of Credit Department, Facsimile No. (336) 735-0952, email: StandbyCustomerCare@wellsfargo.com, copy to Kimberly Shaffer, Managing Director, 100 N 18th Street, 10th Floor, Philadelphia, PA 19103, Email: kimberly.shaffer@wellsfargo.com; and

if to Wells Fargo (in its capacity as Administrative Agent or Swingline Bank), at its address at 1525 West W.T. Harris Blvd., Mail Code D1109-019, Charlotte, North Carolina 28262, Attn: Syndication Agency Services, Email:

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agencyservices.requests@wellsfargo.com, Facsimile No. (704) 715-0092, with a copy to Kimberly Shaffer, Managing Director, 100 N 18th Street, 10th Floor, Philadelphia, PA 19103, Email: kimberly.shaffer@wellsfargo.com;

or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, including email, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

    (b)    Notices and other communications to the Banks and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Bank or any Issuing Bank pursuant to Article II or Article III if such Bank or such Issuing Bank, as applicable, has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Parent may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
    (c)    Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Confidential Information available to the Issuing Banks and the other Banks by posting Confidential Information on the Platform. The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Confidential Information or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Confidential Information. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with any Confidential Information or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively,

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the “Agent Parties”) have any liability to any Borrower, any Bank or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of communications through the Internet (including, without limitation, the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct or material breach in bad faith of such Agent Party; provided that in no event shall any Agent Party have any liability to any Borrower, any Bank, any Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).
10.03No Waiver; Remedies. No failure on the part of any Bank, the Swingline Bank, any Issuing Bank or any Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
10.04Costs and Expenses; Indemnity.
(a)Each of the Borrowers agrees to pay on demand, (i) all reasonable and documented out-of-pocket costs and expenses of the Agents, the Joint Lead Arrangers, the L/C Agent, each Issuing Bank and the Swingline Bank, in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable and documented fees and expenses of (1) a single counsel for the Administrative Agent and Wells Fargo in its capacity as an Issuing Bank and the Joint Lead Arrangers, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, (2) to the extent such single counsel does not have regulatory expertise, one additional counsel to advise on regulatory matters, (3) if reasonably necessary, a single local counsel for all Indemnified Parties (taken as a whole) in each relevant jurisdiction and (4) if any such counsel determines that an irreconcilable conflict of interest exists, one additional counsel for all affected Indemnified Parties) it being agreed that the expenses incurred in connection with the preparation, negotiation, execution and delivery of the Commitment Letter, this Agreement and the other Loan Documents on or before the Effective Date shall be subject to the limitations set forth in the Commitment Letter; and (ii) all reasonable and documented costs and expenses of each Agent, the L/C Agent, each Issuing Bank, the Swingline Bank and each Bank in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including the reasonable and documented fees and expenses of (A) a single counsel for the Agents, the L/C Agent, the Issuing Banks, the Swingline Bank and the Banks (taken as a whole), (B) to the extent such single counsel does not have regulatory expertise, one additional counsel to advise on regulatory matters, (C) if reasonably necessary, a single local counsel for all Indemnified Parties (taken as a whole) in each relevant jurisdiction and (D) if any such counsel determines that an irreconcilable conflict of interest exists, one additional counsel for all affected Indemnified Parties).
(b)Each of the Borrowers severally agrees to indemnify and hold harmless each Agent, each Joint Lead Arranger, the L/C Agent, each Issuing Bank, the Swingline Bank, each Bank and each of their Affiliates and each Related Party of any of the foregoing Persons (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and

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expenses (including reasonable and documented fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) this Agreement, the actual or proposed use of the proceeds of the Loans or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, willful misconduct or material breach in bad faith of such Indemnified Party or any of its Affiliates; provided that the Borrowers shall only be obligated to pay the reasonable and documented fees and expenses of (i) a single counsel for the Indemnified Parties (taken as a whole), (ii) if reasonably necessary, a single local counsel for all Indemnified Parties (taken as a whole) in each relevant jurisdiction, (iii) to the extent such single counsel does not have regulatory expertise, one additional counsel to advise on regulatory matters and (iv) to the extent that any such counsel determines that an irreconcilable conflict requires the engagement of additional counsel, one additional counsel in each relevant jurisdiction to the affected Indemnified Parties similarly situated and taken as whole. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Borrower, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Loan Documents are consummated. Each of the Borrowers also agrees not to assert any claim against any Agent, any Joint Lead Arranger, the L/C Agent, the Swingline Bank, any Issuing Bank, any Bank or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the credit facilities provided hereunder, the actual or proposed use of the proceeds of the Loans or Letters of Credit, the Loan Documents or any of the transactions contemplated by the Loan Documents. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)To the extent that the Borrowers for any reason fail indefeasibly to pay any amount required under Section 10.04(a) or Section 10.04(b) to be paid by it to any Agent, any Joint Lead Arranger, the L/C Agent, any Issuing Bank, the Swingline Bank or any Related Party of any of the foregoing, each Bank severally agrees to pay to such Agent, such Joint Lead Arranger, the L/C Agent, such Issuing Bank, such Swingline Bank or such Related Party, as the case may be, such Bank’s Pro Rata Share (as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, such Joint Lead Arranger, the L/C Agent, such Issuing Bank, or the Swingline Bank in its capacity as such, or against any Related Party of any of the foregoing acting for such Person in connection with such capacity. The obligations of the Banks under this Section 10.04(c) are subject to the provisions of Section 2.03(c).
(d)Without prejudice to the survival of any other agreement hereunder or under any other Loan Document, the agreements and obligations contained in Sections 2.15, 2.16, 2.17 and this Section 10.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.
10.05Right of Set-off. Upon (a) (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Administrative Agent to declare amounts owing hereunder to be due and payable pursuant to the provisions of Section 7.01 or (b) the automatic acceleration of amounts owing hereunder pursuant to the provisions of Section 7.01 due to an actual or deemed entry of an order for relief with respect to any Borrower under any Bankruptcy Law, each Agent,

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each Issuing Bank, the Swingline Bank and each Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Issuing Bank, the Swingline Bank, such Bank or such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent, such Issuing Bank, the Swingline Bank or such Bank shall have made any demand under this Agreement and although such obligations may be unmatured; provided that in the event that any Defaulting Bank or any Affiliate thereof shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20(a) and, pending such payment, shall be segregated by such Defaulting Bank or Affiliate of a Defaulting Bank from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, the Swingline Bank and the Banks, and (y) the Defaulting Bank or its Affiliate shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Bank or any of its Affiliates as to which such right of setoff was exercised. Each Agent, each Issuing Bank, the Swingline Bank and each Bank agrees promptly to notify each Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent, each Issuing Bank, the Swingline Bank and each Bank and their respective Affiliates under this Section 10.05 are in addition to other rights and remedies (including other rights of set-off) that such Persons may have.
10.06Binding Effect. This Agreement shall become effective when it shall have been executed by each Borrower, each Issuing Bank, the L/C Agent, the Swingline Bank and each Agent and the Administrative Agent shall have been notified by each Initial Bank that such Initial Bank has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, each Agent, each Issuing Bank, the L/C Agent, the Swingline Bank and each Bank and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Banks.
10.07Assignments and Participations.
(a)Subject to Section 10.07(j), each Bank may, and so long as no Default shall have occurred and be continuing, if demanded by any Borrower pursuant to Section 2.01(b), Section 2.18 or Section 2.21 upon at least five (5) Business Days’ notice to such Bank and the Administrative Agent, will, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment or Swingline Commitment, and the Loans and Reimbursement Obligations owing to it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations of such Bank hereunder, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was (x) a Bank or an Affiliate of any Bank, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than $1,000,000 unless it is an assignment of the entire amount of such assignor’s Commitment or (y) not a Bank or an Affiliate of any Bank, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than $5,000,000 unless it is an assignment of the entire amount of such assignor’s Commitment, (iii) each such assignment shall be to an Eligible Assignee, (iv) each assignment made as a result of a demand by any Borrower pursuant to Section 2.01(b), Section 2.18 or Section 2.21 shall be arranged by such Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights

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and obligations of the assigning Bank under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Bank under this Agreement, (v) no Bank shall be obligated to make any such assignment as a result of a demand by any Borrower pursuant to Section 2.01(b), Section 2.18 or Section 2.21 unless and until such Bank shall have received one or more payments from either such Borrower or other Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Loans made by such Bank and Reimbursement Obligations owing to such Bank, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Bank under this Agreement, (vi) as a result of such assignment, no Borrower shall be subject to additional amounts under Section 2.15 or 2.16, (vii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (viii) any assignment of the Swingline Commitment and Swingline Loans shall be for the entire amount of the Swingline Commitment and Swingline Loans.
(b)Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Assumption, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of a Bank, hereunder and (ii) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights (other than its rights under Sections 2.15, 2.16 and 10.04 to the extent any claim thereunder relates to an event arising prior to such assignment and any other rights that are expressly provided hereunder to survive) and be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the remaining portion of an assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto).
(c)By executing and delivering an Assignment and Assumption, each Bank assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Assumption, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank.

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(d)The Administrative Agent, acting for this purpose (but only for this purpose) as a non-fiduciary agent of the Borrowers, shall maintain at its address referred to in Section 10.02 a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount (and stated interest) of the Loans and Reimbursement Obligations owing to, each Bank from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Banks shall treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Agent or any Bank at any reasonable time and from time to time upon reasonable prior notice.
(e)Upon its receipt of an Assignment and Assumption executed by an assigning Bank and an assignee, the Administrative Agent shall, if such Assignment and Assumption has been completed and is in substantially the form of Exhibit C hereto or in such other form reasonably acceptable to the Administrative Agent, (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Parent and to the parties to such Assignment and Assumption.
(f)In connection with any assignment of rights and obligations of any Defaulting Bank hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Bank, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Bank to the Administrative Agent or any Bank hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Credit Exposure. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Bank hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Bank for all purposes of this Agreement until such compliance occurs.
(g)Subject to Section 10.07(j), each Bank may, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to one or more Persons (other than a natural Person, a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, any Borrower or any Subsidiary or Affiliate of a Borrower) in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, and the Loans and Reimbursement Obligations owing to it); provided, however, that (i) such Bank’s obligations under this Agreement (including its Commitment) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Agents, the Swingline Bank and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement, (iv) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, reimbursement obligations or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the reimbursement obligations or any fees or other amounts payable hereunder, in each case to the extent subject to such participation and (v) no further participation,

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sub-participation or other transfer by any participant of any rights or obligations thereunder may be made in violation of Section 10.07(j). Each Bank shall, as non-fiduciary agent of the Borrowers solely for the purposes of this Section 10.07, record in book entries in a register maintained by such Bank (the “Participant Register”), the name and amount (and stated interest) of the participating interest of each Person entitled to receive payments in respect of any participating interests sold pursuant to this Section 10.07. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(h)Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.07, disclose to the assignee or participant or proposed assignee or participant any information relating to any Borrower furnished to such Bank by or on behalf of any Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Bank.
(i)Any Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including the Loans and Reimbursement Obligations owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or any other applicable central bank; provided that (x) no such creation of a security interest shall release such Bank from any of its obligations hereunder or substitute any such Federal Reserve Bank or similar central bank for such Bank as a party hereto and (y) any foreclosure or similar action by such Federal Reserve Bank or similar central bank shall be subject to the provisions of Section 10.07(j).
(j)Notwithstanding the foregoing provisions of this Section 10.07 or any other provision of this Agreement:
(i)Assignments. No Bank may assign all or any portion of its rights and obligations under this Agreement (including all or any portion of its Commitment or Swingline Commitment or any Loans or Reimbursement Obligations owing to it) to any Person other than a Qualifying Bank, and any assignment by a Bank to a Non-Qualifying Bank shall be void. Prior to the effectiveness of any proposed assignment, the proposed assignee shall deliver to the assigning Bank, the Administrative Agent and the Parent (x) a certificate confirming that it is a Qualifying Bank and (y) if requested by the Parent, a copy of a ruling from the Swiss Federal Tax Administration to the effect that such assignee will be treated as a Qualifying Bank for purposes of Swiss Withholding Tax matters.
(ii)Other Transfers. Except for assignments permitted by clause (i) above, no Bank or initial or subsequent Transferee (as defined below) shall enter into any participation, sub-participation or other arrangement (e.g. a credit default swap) (any of the foregoing, a “Transfer”) under which such Bank or other Person (any of the foregoing, a “Transferor”) Transfers any of its exposure under this Agreement to any other Person (a “Transferee”) unless (x) the Transferee is a Qualifying Bank and agrees in writing, for the benefit of the Borrowers, that it will not make any further Transfer in violation of this Section 10.07(j) or (y) under and throughout the life of such arrangement:

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(A)the relationship between the Bank and the Transferee is that of a debtor and creditor (including in the bankruptcy or similar event of the Bank or a Borrower);
(B)the Transferee will have no proprietary interest in the benefit of this Agreement or in any monies received by the Bank under or in relation to this Agreement; and
(C)the Transferee will under no circumstances:
(1)be subrogated to, or substituted in respect of, the Bank’s claims under this Agreement; and
(2)otherwise have any contractual relationship with, or rights against, any Borrower under or in relation to this Agreement.
(iii)All Assignments and Other Transfers. If any Bank or other Transferor makes an assignment or Transfer in violation of this Section 10.07(j), then (1) such Bank or Transferor shall reimburse and indemnify the Parent for all losses, liabilities, taxes, costs and expenses incurred by the Borrowers as a result thereof, including with respect to any amount paid by any Borrower to any other Bank as a result of such violation, and (2) the Parent shall not be required to make any increased payment to such Bank or Transferor or any assignee or Transferee thereof pursuant to Section 2.08(f) or Section 2.16. The provisions of this Section 10.07(j) shall terminate and be of no further force or effect if the Loans, Reimbursement Obligations, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents have become forthwith due and payable (at maturity, by acceleration or otherwise).
10.08Counterparts; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf”) format shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The parties agree that the electronic signature of a party to this Agreement shall be as valid as an original signature of such party and shall be effective to bind such party to this Agreement. The parties agree that any electronically signed Loan Document (including this Agreement) shall be deemed (i) to be “written” or “in writing,” (ii) to have been signed and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files. No party shall contest the admissibility of true and accurate copies of electronically signed documents on the basis of the best evidence rule or as not satisfying the business records exception to the hearsay rule. The Administrative Agent and each of the Borrowers may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record, which shall be deemed created

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in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including one or more copies of any Communication in the form of an imaged Electronic Record, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.
10.09No Liability of the Issuing Banks. Each Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither an Issuing Bank nor any of its Related Parties shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not strictly comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that such Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to such Borrower, to the extent of any direct, but not consequential, damages suffered by such Borrower that such Borrower proves were caused by (i)  such Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Banks may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.
10.10Confidentiality. Neither any Agent nor any Bank shall disclose any Confidential Information to any Person without the consent of the Parent, other than (a) to such Agent’s or such Bank’s Affiliates and their respective Related Parties who are informed of the confidential nature of such Confidential Information and are or have been advised of their obligation to keep information of such type confidential and such Agent or Bank shall, to the extent not prohibited by applicable law, be responsible for compliance with this paragraph by its Affiliates and Related Parties, in each case solely in connection with the transactions contemplated hereby, (b) to actual or prospective Eligible Assignees and participants, and to any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative or securitization transaction related to the obligations under this Agreement, and in each case provided that any such disclosure shall be made subject to the acknowledgment and acceptance by such Person that such information is being disseminated on a confidential basis (and they shall agree to be bound to substantially the same terms as are set forth in this paragraph or as are otherwise reasonably acceptable to the Parent and the applicable Agent or Bank), (c) as required by any law, rule or regulation or judicial process (in which case such party shall notify the Parent, in advance if practicable, to the extent permitted by law), (d) as requested or required by any state, federal or foreign or supranational authority or examiner regulating such Bank or pursuant to any request of any self-regulatory body having or claiming authority to regulate or oversee any aspect of a Bank’s business of that of any of its Affiliates (in which case such party shall, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination, regulatory or supervisory authority, notify the Parent, in advance if practicable, to the extent lawfully permitted to do so), (e) to any rating agency when required by it; provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Borrowers received by it from such Bank, (f) to any other party hereto, (g) in connection with the exercise of any remedies under this Agreement or under any other Loan Document, or any action or proceeding relating to this Agreement or any other Loan Document, or the enforcement of

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rights hereunder or thereunder, (h) with the consent of the Parent, or (i) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facility. Notwithstanding anything herein to the contrary, the information subject to this Section 10.10 shall not include, and the Administrative Agent and each Bank may disclose to any and all Persons, without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby or by any of the other Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Bank relating to such tax treatment and tax structure (it being understood that this authorization is retroactively effective to the commencement of the first discussions between or among any of the parties regarding the transactions contemplated hereby or by any of the other Loan Documents); provided that with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any Person.
10.11Jurisdiction, Etc.
(a)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction in the event such action or proceeding cannot be heard or otherwise determined in the New York State courts or federal courts of the United States sitting in the Borough of Manhattan in New York City.
(b)Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court sitting in the Borough of Manhattan in New York City.
(c)Each of the Borrowers hereby irrevocably appoints Chubb Group Holdings, with offices on the Effective Date at 436 Walnut Street, Philadelphia, Pennsylvania 19106, USA, as its agent to receive, accept and acknowledge for and on its behalf services of any and all legal process, summons, notices and documents which may be served in any such action or proceeding, and Chubb Group Holdings accepts and confirms appointment as agent for each of the Borrowers. If for any reason such agent shall cease to be available to act as such, the Borrowers agree to promptly designate a new agent satisfactory to the Administrative Agent in the Borough of Manhattan, The City of New York, to receive, accept and acknowledge for and on its behalf service of any and all legal process, summons, notices and documents which may be

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served in any such action or proceeding pursuant to the terms of this Section 10.11. In the event that any Borrower shall fail to designate such new agent, service of process in any such action or proceeding may be made on such Borrower by the mailing of copies thereof by express or overnight mail or courier, postage prepaid, to such Borrower at its address set forth opposite its signature below.
10.12Governing Law. This Agreement and any claims, controversy, dispute, or cause of action (whether in contract, tort or otherwise and whether at law or in equity) based upon, arising out of, or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
10.13WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENTS AND THE BANKS IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE LOANS, THE LETTERS OF CREDIT, OR THE ACTIONS OF ANY AGENT OR ANY BANK IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.
10.14Disclosure of Information. Each Borrower agrees and consents to the Administrative Agent’s and the Banks’ disclosure of information relating to this transaction to Thomson Reuters, other bank market data collectors and similar service providers to the lending industry and service providers to the Administrative Agent and the Banks in connection with the administration of the Loan Documents. Such information will consist of deal terms and other information customarily found in such publications. The Parent shall have the right to review and approve any such disclosure made by the Administrative Agent before such disclosure is made (such approval not to be unreasonably withheld).
10.15Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which, in accordance with its normal banking procedures, the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Borrower in respect of any such sum due from it to the Administrative Agent, any Issuing Bank or any Bank hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, such Issuing Bank or such Bank of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent, such Issuing Bank or such Bank may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent, such Issuing Bank or such Bank in the Agreement Currency, the applicable Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, such Issuing Bank or such Bank, as applicable, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent, such Issuing Bank or such Bank in such currency, the Administrative Agent, each Issuing Bank and each Bank agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable law).
10.16Certain Swiss Withholding Tax Matters.

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(a)If the Ten Non-Bank Rule, the Twenty Non-Bank Rule or any other law, rule or guideline regarding Swiss Withholding Tax is amended in any material respect after the date of this Agreement, then the Parent or the Administrative Agent may (and, upon request of the Required Banks, the Administrative Agent shall), by written notice to the other, request that this Agreement be amended to reflect such change. Promptly after any such request, the Parent and the Administrative Agent shall enter into discussions regarding an amendment hereto that will place the parties hereto in substantially the same position (or in a different position acceptable to the Parent and the Required Banks) from a Swiss Withholding Tax perspective as they would have been in if the change had not happened. Without limiting the foregoing, (i) the Parent agrees that it will promptly agree to any amendment requested by the Administrative Agent or the Required Banks that would ease the restrictions set forth in Section 10.07(j) if such amendment would not result in any greater risk that Swiss Withholding Tax would be applicable to any payment under this Agreement; and (ii) the Banks and the Administrative Agent agree that they will promptly agree to any amendment requested by the Parent that would change the restrictions set forth in Section 10.07(j) if such amendment is necessary to avoid the risk that Swiss Withholding Tax would be applicable to any payment under this Agreement and is not unduly burdensome to the Banks.
(b)Each Bank agrees that it will, and will cause any Person to which it sells any participation to, promptly notify the Parent and the Administrative Agent if for any reason it ceases to be a Qualifying Bank. Without limiting the foregoing, if at any time the Parent reasonably believes that any Bank’s status for Swiss Withholding Tax purposes has changed, then the Parent may request that such Bank (and each Bank agrees that under such circumstances it will) promptly confirm whether it is a Qualifying Bank or a Non-Qualifying Bank.
10.17USA PATRIOT Act; Anti-Money Laundering Laws. Each Bank that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Bank) hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act or any other Anti-Money Laundering Laws, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name, address and tax identification number of the Borrowers and other information that will allow such Bank or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Patriot Act or such Anti-Money Laundering Laws.
10.18Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Revolving Credit Agreement, effective from and after the Effective Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Banks or the Administrative Agent under the Existing Revolving Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Effective Date, the credit facilities described in the Existing Revolving Credit Agreement, shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans, letters of credit and other obligations of the Borrowers outstanding as of such date under the Existing Revolving Credit Agreement, shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Effective Date, reflect the Commitments of the Banks hereunder.
10.19No Advisory or Fiduciary Responsibility.
(a)In connection with all aspects of each transaction contemplated hereby, each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection

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therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrowers and its Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers and the Banks, on the other hand, and the Borrowers are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Joint Lead Arrangers and the Banks is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrowers or any of their respective Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent, the Joint Lead Arrangers or the Banks has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrowers with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Joint Lead Arranger or Bank has advised or is currently advising any Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, the Joint Lead Arrangers or the Banks has any obligation to any Borrower or any of their respective Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Joint Lead Arrangers and the Banks and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrowers and their respective Affiliates, and none of the Administrative Agent, the Joint Lead Arrangers or the Banks has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Joint Lead Arrangers and the Banks have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.
(b)Each Borrower acknowledges and agrees that each Bank, each Joint Lead Arranger and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any Borrower, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Bank, Joint Lead Arranger or Affiliate thereof were not a Bank or Joint Lead Arranger or an Affiliate thereof (or an agent or any other person with any similar role under the Credit Facility) and without any duty to account therefor to any other Bank, the Joint Lead Arrangers, the Borrowers or any Affiliate of the foregoing. Each Bank, the Joint Lead Arrangers and any Affiliate thereof may accept fees and other consideration from any Borrower or any Affiliate thereof for services in connection with this Agreement, the Credit Facility or otherwise without having to account for the same to any other Bank, the Joint Lead Arrangers, any Borrower or any Affiliate of the foregoing.
10.20Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

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(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
10.21Certain ERISA Matters.
(a)Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent, each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that at least one of the following is and will be true:
(i)such Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) of one or more Benefit Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments;
(ii)the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)(A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

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(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Bank.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent, each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that none of the Administrative Agent, any Joint Lead Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
10.22Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Bank shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 10.22, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

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“Covered Entity” means any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
CHUBB LIMITED

/s/ Markus Budil
Markus Budil
Chief Financial Officer, Chubb Switzerland

(signatures continued)

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CHUBB BERMUDA INSURANCE LTD.
The Common Seal of Chubb Bermuda Insurance Ltd. was hereunto affixed in the presence of:

/s/ Samantha Froud
Samantha Froud
Director and Chief Administration Officer

(signatures continued)

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CHUBB TEMPEST LIFE REINSURANCE LTD.
The Common Seal of Chubb Tempest Life Reinsurance Ltd. was hereunto affixed in the presence of:
/s/ Samantha Froud
Samantha Froud
Director and Chief Administration Officer

(signatures continued)

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CHUBB TEMPEST REINSURANCE LTD.
The Common Seal of Chubb Tempest Reinsurance Ltd. was hereunto affixed in the presence of:

/s/ Samantha Froud
Samantha Froud
Director and Chief Administration Officer

(signatures continued)

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CHUBB GROUP HOLDINGS INC.

/s/ Drew K. Spitzer
Drew K. Spitzer
Treasurer

CHUBB INA HOLDINGS LLC

/s/ Drew K. Spitzer
Drew K. Spitzer
Treasurer

(signatures continued)

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, as an Issuing Bank, the Swingline Bank and as a Bank
By:    /s/ Kimberly Shaffer
Name:    Kimberly Shaffer
Title:    Managing Director

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BANK OF AMERICA, N.A., as a Bank
By:    /s/ Christopher Choi
Name:    Christopher Choi
Title:    Managing Director

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CITIBANK, N.A., as an Issuing Bank and as a Bank
By:    /s/ Maureen Maroney
Name:    Maureen Maroney
Title:    Vice President

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HSBC BANK USA, NATIONAL ASSOCIATION, as a Bank
By:    /s/ Michael Albanese
Name:    Michael Albanese
Title:    Managing Director

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BARCLAYS BANK PLC, as a Bank
By:    /s/ Ronnie Glenn
Name:    Ronnie Glenn
Title:    Authorized Signatory

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JPMORGAN CHASE BANK, N.A., as a Bank

By:    /s/ Ritika Chawla
Name:    Ritika Chawla
Title:    Vice President

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ROYAL BANK OF CANADA, as a Bank

By:    /s/ Matt Boland
Name:    Matt Boland
Title:    Senior Director

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STANDARD CHARTERED BANK, NEW YORK, as a Bank

By:    /s/ Steven Gargiulo
Name:    Steven Gargiulo
Title:    Executive Director

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BNP PARIBAS, as a Bank

By:    /s/ Patrick McNeely
Name:    Patrick McNeely
Title:    Managing Director

By:    /s/ Patrick Cunnane
Name:    Patrick Cunnane
Title:    Director

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DEUTSCHE BANK AG NEW YORK BRANCH, as a Bank

By:    /s/ Ming K Chu
Name:    Ming K Chu
Title:    Director

By:    /s/ Marko Lukin
Name:    Marko Lukin
Title:    Vince President

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THE BANK OF NOVA SCOTIA, as a Bank

By:    /s/ Arun Vaidyanathan
Name:    Arun Vaidyanathan
Title:    Director

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STATE STREET BANK AND TRUST COMPANY, as a Bank

By:    /s/ David Helfer
Name:    David Helfer
Title:    Vice President

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AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as a Bank

By:    /s/ Robert Grillo
Name:    Robert Grillo
Title:    Executive Director

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THE BANK OF NEW YORK MELLON, as a Bank

By:    /s/ Matthew Morris
Name:    Matthew Morris
Title:    Vice President

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DBS BANK LTD., as a Bank

By:    /s/ Lee Chen Yuo
Name:    Lee Chen Yuo
Title:    Executive Director

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GOLDMAN SACHS BANK USA, as a Bank

By:    /s/ Ananda DeRoche
Name:    Ananda DeRoche
Title:    Authorized Signatory

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ING BANK N.V., LONDON BRANCH, as a Bank

By:    /s/ Olive Yu
Name:    Olive Yu
Title:    Director

By:    /s/ Mariette Groen
Name:    Mariette Groen
Title:    Managing Director

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MUFG BANK, LTD., as a Bank

By:    /s/ Rajiv Ranjan
Name:    Rajiv Ranjan
Title:    Director

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PNC BANK, N.A., as a Bank

By:    /s/ Crisesth Compton
Name:    Crisesth Compton
Title:    Vice President

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UBS SWITZERLAND AG, as a Bank

By:    /s/ Brigette Succetti
Name:    Brigette Succetti
Title:    Managing Director

UBS SWITZERLAND AG, as a Bank

By:    /s/ Onerva Latzel Martikainen
Name:    Onerva Latzel Martikainen
Title:    Associate Director

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SCHEDULE I
COMMITMENT AMOUNTS

SCHEDULE II
EXISTING LETTERS OF CREDIT
See attached.

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SCHEDULE 1.04(c)
EXISTING LETTERS OF CREDIT DENOMINATED IN FOREIGN CURRENCIES
See attached.

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SCHEDULE 6.02(a) LIENS

None.

EXHIBIT A-1

FORM OF REVOLVING NOTE

    ____________, 20__

FOR VALUE RECEIVED, each of CHUBB LIMITED, a Swiss Company, CHUBB GROUP HOLDINGS INC., a Delaware corporation, CHUBB BERMUDA INSURANCE LTD., a Bermuda company, CHUBB TEMPEST LIFE REINSURANCE LTD., a Bermuda company, CHUBB TEMPEST REINSURANCE LTD., a Bermuda company and CHUBB INA HOLDINGS LLC, a Delaware limited liability company (collectively, the “Borrowers”), severally and not jointly, hereby promises to pay to ______________________________ (the “Bank”), at the offices of Wells Fargo Bank, National Association (the “Administrative Agent”) located at 1525 W. W.T. Harris Blvd., Charlotte, North Carolina 28262 (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the Third Amended and Restated Credit Agreement, dated as of December 19, 2025 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrowers, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, the aggregate unpaid amount of all Revolving Loans made by the Bank to such Borrower under the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning.
Each Borrower further promises to pay interest on the unpaid principal amount of each Revolving Loan made to such Borrower from the date of such Revolving Loan until such Revolving Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest shall be made in Dollars.

    This Revolving Note is one of the Revolving Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a statement of the terms and provisions under which this Revolving Note may be required to be prepaid or this Revolving Note may be accelerated. In the event of any conflict or inconsistency between the terms of this Revolving Note and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern.

[This Note replaces the promissory notes dated [●] (the “Prior Notes”) issued by the undersigned to the Bank. This Note shall amend, restate, replace and supersede (but not cause a novation of any indebtedness or other obligations owing thereunder) the Prior Notes.]1
1 To be included if notes were delivered to the relevant Bank in connection with the existing 5-year facility.

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This Revolving Note shall be governed by, and construed in accordance with, the laws of the State of New York. Each Borrower irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Revolving Note.

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IN WITNESS WHEREOF, each Borrower has caused this Revolving Note to be executed by its duly authorized corporate officers as of the day and year first above written.

CHUBB LIMITED

Name:
Title:
CHUBB GROUP HOLDINGS INC.

Name:
Title:

CHUBB BERMUDA INSURANCE LTD.
The Common Seal of Chubb Bermuda Insurance Ltd. was hereunto affixed in the presence of:

Name:
Title:

CHUBB TEMPEST LIFE REINSURANCE LTD.
The Common Seal of Chubb Tempest Life Reinsurance Ltd. was hereunto affixed in the presence of:

Name:
Title:

[signatures continue]

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CHUBB TEMPEST REINSURANCE LTD.
The Common Seal of Chubb Tempest Reinsurance Ltd. was hereunto affixed in the presence of:

Name:
Title:

CHUBB INA HOLDINGS LLC

Name:
Title:

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EXHIBIT A-2

FORM OF SWINGLINE NOTE

    ____________, 20__

FOR VALUE RECEIVED, each of CHUBB LIMITED, a Swiss Company, CHUBB GROUP HOLDINGS INC., a Delaware corporation, CHUBB BERMUDA INSURANCE LTD., a Bermuda company, CHUBB TEMPEST LIFE REINSURANCE LTD., a Bermuda company, CHUBB TEMPEST REINSURANCE LTD., a Bermuda company and CHUBB INA HOLDINGS LLC, a Delaware limited liability company (collectively, the “Borrowers”), severally and not jointly, hereby promises to pay to ______________________________ (the “Swingline Bank”), at the offices of Wells Fargo Bank, National Association (the “Administrative Agent”) located at 1525 W. W.T. Harris Blvd., Charlotte, North Carolina 28262 (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the Third Amended and Restated Credit Agreement, dated as of December 19, 2025 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrowers, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, the aggregate unpaid amount of all Swingline Loans made by the Swingline Bank to such Borrower under the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning.
    Each Borrower further promises to pay interest on the unpaid principal amount of each Swingline Loan made to such Borrower from the date of such Swingline Loan until such Swingline Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest shall be made in Dollars.

    This Swingline Note is one of the Swingline Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a statement of the terms and provisions under which this Swingline Note may be required to be prepaid or this Swingline Note may be accelerated. In the event of any conflict or inconsistency between the terms of this Swingline Note and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern.

[This Swingline Note replaces the promissory note dated [●] (the “Prior Swingline Note”) issued by the undersigned to the Swingline Bank. This Swingline Note shall amend, restate, replace and supersede (but not cause a novation of any indebtedness or other obligations owing thereunder) the Prior Swingline Note.]1

This Swingline Note shall be governed by, and construed in accordance with, the laws of the State of New York. Each Borrower irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Swingline Note.

[Remainder of page intentionally left blank]
1 To be included if note was delivered to the relevant Bank in connection with the existing 5-year facility.

18618537v4 24740.00040

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IN WITNESS WHEREOF, each Borrower has caused this Swingline Note to be executed by its duly authorized corporate officers as of the day and year first above written.

CHUBB LIMITED

Name:
Title:
CHUBB GROUP HOLDINGS INC.

Name:
Title:

CHUBB BERMUDA INSURANCE LTD.
The Common Seal of Chubb Bermuda Insurance Ltd. was hereunto affixed in the presence of:

Name:
Title:

CHUBB TEMPEST LIFE REINSURANCE LTD.
The Common Seal of Chubb Tempest Life Reinsurance Ltd. was hereunto affixed in the presence of:

Name:
Title:

[signatures continue]

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CHUBB TEMPEST REINSURANCE LTD.
The Common Seal of Chubb Tempest Reinsurance Ltd. was hereunto affixed in the presence of:

Name:
Title:

CHUBB INA HOLDINGS LLC

Name:
Title:

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EXHIBIT B-1
FORM OF NOTICE OF BORROWING
[Date]
Wells Fargo Bank, National Association,
as Administrative Agent
1525 West W.T. Harris Blvd
Mailcode D1109-019
Charlotte, North Carolina 28262
Attention: Syndication Agency Services
Ladies and Gentlemen:
The undersigned, [NAME OF BORROWER] (the “Borrower”), refers to the Third Amended and Restated Credit Agreement, dated as of December 19, 2025, among the Borrower, the other borrowers party thereto, certain lenders from time to time party thereto, and you, as Administrative Agent for the Banks (as amended, modified, restated or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), and, pursuant to Section 2.02(a) of the Credit Agreement, hereby gives you, as Administrative Agent, irrevocable notice that the Borrower requests a Borrowing of Revolving Loans under the Credit Agreement, and to that end sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:
(i)The aggregate principal amount of the Proposed Borrowing is $_______________.1
(ii)The Loans comprising the Proposed Borrowing shall be initially made as [Base Rate Loans] [SOFR Loans].2
(iii)[The initial Interest Period for the SOFR Loans comprising the Proposed Borrowing shall be [one/three/six months].]3
(iv)The Proposed Borrowing is requested to be made on __________________ (the “Borrowing Date”).4
The Borrower hereby certifies that the following statements are true on and as of the date hereof and will be true on and as of the Borrowing Date:

1 To be in a principal amount of $10,000,000 or a higher integral multiple of $1,000,000 (or if less, the amount of the aggregate Unused Commitments).
2 Select the applicable Type of Loans.
3 Include this clause in the case of a Proposed Borrowing comprised of SOFR Loans, and select the applicable Interest Period (one, three or six months).
4 Shall be a Business Day (i) at least one Business Day after the date hereof, unless delivered prior to 10:00 a.m., in which case the Proposed Borrowing may occur on the date hereof (in the case of Base Rate Loans), or (ii) at least three U.S. Government Securities Business Days after the date hereof if delivered no later than 11:00 a.m. (in the case of SOFR Loans).

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A.Each of the representations and warranties contained in Article V of the Credit Agreement (other than the representations and warranties contained in Section 5.01(f)(i) and the last sentence of Section 5.01(g) of the Credit Agreement)1 and in the other Loan Documents is and will be true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, correct in all respects) on and as of each such date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, correct in all respects) as of such date;
B.No Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom; and
C.After giving effect to the Proposed Borrowing, the aggregate Credit Exposure will not exceed the aggregate Commitments.
Very truly yours,
[NAME OF BORROWER]
By:    _________________________________
Name:    _________________________________
Title:    _________________________________

1 Include parenthetical unless the Proposed Borrowing is to occur on the Effective Date.

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EXHIBIT B-2
FORM OF NOTICE OF SWINGLINE BORROWING
[Date]
Wells Fargo Bank, National Association,
as Administrative Agent
1525 West W.T. Harris Blvd
Mailcode D1109-019
Charlotte, North Carolina 28262
Attention: Syndication Agency Services
Ladies and Gentlemen:
The undersigned, [NAME OF BORROWER] (the “Borrower”), refers to the Second Amended and Restated Credit Agreement, dated as of December 19, 2025, among the Borrower, the other borrowers party thereto, certain lenders from time to time party thereto, and you, as Administrative Agent for the Banks (as amended, modified, restated or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), and, pursuant to Section 2.02(c) of the Credit Agreement, hereby gives you, as Administrative Agent and as Swingline Bank, irrevocable notice that the Borrower requests a Borrowing of a Swingline Loan under the Credit Agreement, and to that end sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(c) of the Credit Agreement:
(i)The principal amount of the Proposed Borrowing is $_______________.1
(ii)The Proposed Borrowing is requested to be made on __________________ (the “Borrowing Date”).2
(iii)The Swingline Loans comprising the Proposed Borrowing shall be initially made at the [Adjusted Base Rate] [SOFR Market Index Rate plus the Applicable Margin for SOFR Loans].3
The Borrower hereby certifies that the following statements are true on and as of the date hereof and will be true on and as of the Borrowing Date:
A.Each of the representations and warranties contained in Article V of the Credit Agreement (other than the representations and warranties contained in Section 5.01(f)(i) and the last sentence of Section 5.01(g) of the Credit Agreement)4 and in the other Loan Documents is and will be true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, correct in all respects) on and as of each such date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in
1 To be in a principal amount of $5,000,000 or a higher integral multiple of $500,000 (or if less, the amount of the aggregate Unused Swingline Commitment).
2 Notice must be received by 1:00 p.m. on the date of the Proposed Borrowing.
3 Select the applicable interest rate.
4 Include parenthetical unless the Proposed Borrowing is to occur on the Effective Date.

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which case such representation or warranty shall be true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, correct in all respects) as of such date;
B.No Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom; and
C.After giving effect to the Proposed Borrowing, (i) the aggregate Credit Exposure will not exceed the aggregate Commitments, (ii) the Swingline Lender’s aggregate Credit Exposure will not exceed the Swingline Lender’s aggregate Commitment and (iii) the aggregate outstanding principal amount of Swingline Loans will not exceed the Swingline Commitment.
Very truly yours,
[NAME OF BORROWER]
By:    _________________________________
Name:    _________________________________
Title:    _________________________________

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EXHIBIT B-3
FORM OF NOTICE OF CONVERSION/CONTINUATION
[Date]
Wells Fargo Bank, National Association,
as Administrative Agent
1525 West W.T. Harris Blvd
Mailcode D1109-019
Charlotte, North Carolina 28262
Attention: Syndication Agency Services
Ladies and Gentlemen:
The undersigned, [NAME OF BORROWER] (the “Borrower”), refers to the Second Amended and Restated Credit Agreement, dated as of December 19, 2025, among the Borrower, the other borrowers party thereto, certain lenders from time to time party thereto, and you, as Administrative Agent for the Banks (as amended, modified, restated or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), and, pursuant to Section 2.10(b) of the Credit Agreement, hereby gives you, as Administrative Agent, irrevocable notice that the Borrower requests a [conversion] [continuation]1 of Revolving Loans under the Credit Agreement, and to that end sets forth below the information relating to such [conversion] [continuation] (the “Proposed [Conversion] [Continuation]”) as required by Section 2.10(b) of the Credit Agreement:
(i)The Proposed [Conversion] [Continuation] is requested to be made on _______________.2
(ii)The Proposed [Conversion] [Continuation] involves $____________3 in aggregate principal amount of Revolving Loans made pursuant to a Borrowing on ________________,4 which Revolving Loans are presently maintained as [Base Rate] [SOFR] Loans and are proposed hereby to be [converted into Base Rate Loans] [converted into SOFR Loans] [continued as SOFR Loans].5
(iii)[The Interest Period for the Revolving Loans being [converted into] [continued as] SOFR Loans pursuant to the Proposed [Conversion] [Continuation] shall be [one/three/six months].]6
1 Insert “conversion” or “continuation” throughout the notice, as applicable.
2 Shall be a Business Day at least one Business Day after the date hereof (in the case of any conversion of SOFR Loans into Base Rate Loans) or at least three U.S. Government Securities Business Days after the date hereof (in the case of any conversion of Base Rate Loans into, or continuation of, SOFR Loans), and additionally, in the case of any conversion of SOFR Loans into Base Rate Loans, or continuation of SOFR Loans, shall be the last day of the Interest Period applicable to such SOFR Loans.
3 After giving effect to any conversion or continuation, each Borrowing of SOFR Loans shall be in a principal amount of $10,000,000 or a higher integral multiple of $1,000,000 and the aggregate principal amount of all Base Rate Loans shall be in a principal amount of $10,000,000 or a higher integral multiple of $1,000,000.
4 Insert the applicable Borrowing Date for the Revolving Loans being converted or continued.
5 Complete with the applicable bracketed language.
6 Include this clause in the case of a Proposed Conversion or Continuation involving a conversion of Base Rate Loans into, or continuation of, SOFR Loans, and select the applicable Interest Period.

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The Borrower hereby certifies that the following statement is true both on and as of the date hereof and on and as of the effective date of the Proposed [Conversion] [Continuation]: no Default has or will have occurred and is continuing or would result from the Proposed [Conversion] [Continuation].
Very truly yours,
[NAME OF BORROWER]
By:    _________________________________
Name:    _________________________________
Title:    _________________________________

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EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION
THIS ASSIGNMENT AND ASSUMPTION (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any Letters of Credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.    Assignor:        ______________________________

Assignor [is] [is not] a Defaulting Bank.

2.    Assignee:        ______________________________
                [and is an Affiliate of [identify Bank]]

3.    Borrowers:        Chubb Limited, Chubb Group Holdings Inc., Chubb Bermuda Insurance Ltd., Chubb Tempest Life Reinsurance Ltd., Chubb Tempest Reinsurance Ltd., Chubb INA Holdings LLC

4.    Administrative Agent:     Wells Fargo Bank, National Association, as the Administrative Agent under the Credit Agreement.

5.    Credit Agreement:    The Third Amended and Restated Credit Agreement, dated as of December 19, 2025 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrowers, certain lenders from time to time party thereto (the “Banks”), and the Administrative Agent.

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    6.    Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans/ Letter of Credit Exposure for all Banks (or their Applicable Lending Offices for the Issuance of Letters of Credit)	Amount of Commitment/Loans Assigned/Letters of Credit Exposure Assigned[1]	Percentage Assigned of Commitment/Loans/ Letter of Credit Exposure[2]
Senior Unsecured Revolving Credit Facility	$	$	%

    [7.    Trade Date:        ______________]3

8.    Effective Date:        ______________ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

1Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
2Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans/Letter of Credit Exposure of all Banks thereunder (or their Applicable Lending Offices for the Issuance of Letters of Credit).
3To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

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The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR:

[NAME OF ASSIGNOR]

By:    _________________________________

Title:    _________________________________

ASSIGNEE:

[NAME OF ASSIGNEE]

By:    _________________________________

Title:    _________________________________

[Consented to and]1 Accepted:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Swingline Bank
By:    _________________________________
Title:    _________________________________

[Consented to:]2

[NAME OF RELEVANT PARTY]

By:    _________________________________

Title:    _________________________________

1To be added only if the consent of the Administrative Agent and Swingline Bank is required by the terms of the Credit Agreement.
2To be added only if the consent of the Parent and/or other parties is required by the terms of the Credit Agreement.

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ANNEX 1 to Assignment and Assumption

The Third Amended and Restated Credit Agreement, dated as of December 19, 2025, among Chubb Limited, Chubb Group Holdings Inc., Chubb Bermuda Insurance Ltd., Chubb Tempest Life Reinsurance Ltd., Chubb Tempest Reinsurance Ltd., Chubb INA Holdings LLC (collectively, the “Borrowers”), certain Banks from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Bank; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) it is not a Disqualified Bank, (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 6.03(b) and 6.03(c) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank, and (vi) if it is a Bank organized under the laws of a jurisdiction outside the United States, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Bank.

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The Assignee represents to the Administrative Agent, the Parent and the Banks, on the Effective Date, that (x) it is [not] a Qualifying Bank for purposes of Swiss Withholding Tax and (y) such Assignee is an NAIC Bank.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued on and after the Effective Date.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

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EXHIBIT D
FORM OF SYNDICATED LETTER OF CREDIT

Issue Date
Clean, Irrevocable Unconditional Letter of Credit No.:
To Beneficiary:(Name)
    (Address)
Dear Sir or Madam:
The banks and financial institutions set forth in Schedule 1 to this Syndicated Letter of Credit (the “Banks”) have established through Wells Fargo Bank, National Association, acting as the letter of credit agent (in such capacity, the “L/C Agent” and attorney-in-fact for the Banks), this clean, irrevocable, and unconditional (except as expressly otherwise stated herein) letter of credit (this “Letter of Credit”) in your favor as beneficiary (the “Beneficiary”) at the request and for the account of [Chubb Limited][Chubb Bermuda Insurance Ltd.][Chubb Tempest Life Reinsurance Ltd.][Chubb Tempest Reinsurance Ltd.][Chubb INA Holdings LLC] [Chubb Group Holdings Inc. ] (the “Account Party”) for drawings up to [U.S. $____________][ €____________][ £____________] [ ¥ ___________][Canadian $____________][H.K. $ ____________] effective immediately and expiring at the L/C Agent’s address at Wells Fargo Bank, National Association, 401 Linden Street, First Floor, Winston-Salem, North Carolina, 27101, Attention: International Operations, Standby Letters of Credit, NC 6034 (or any other office which may be designated by the L/C Agent by written notice delivered to you) no later than 5:00 p.m., Charlotte, North Carolina time, on __________________ (the “Expiration Date”[, as such date may be extended as set forth below]1).
The Banks severally undertake to promptly honor your sight draft(s) drawn on us, duly endorsed on the reverse side thereof by the Beneficiary expressly specifying the Letter of Credit No. ____________, for all or any part of this credit upon presentation of your draft drawn on us at the L/C Agent’s office specified in the first paragraph hereof on a Business Day on or prior to the Expiration Date.
The term “Beneficiary” as used herein includes any successor by operation of law of the named Beneficiary including, without limitation, any liquidator, rehabilitator, receiver or conservator. The term “Business Day” means a day which is not a Saturday, Sunday, or any other day on which banking institutions in Winston-Salem, North Carolina or the city in which the payment office of the L/C Agent is located are required by law to be closed.
Except as stated herein, this undertaking is not subject to any condition, requirement or qualification. The Banks’ several obligations under this Letter of Credit shall be their individual obligations, and are in no way contingent upon reimbursement with respect thereto, or upon their ability to perfect any lien or security interest. This Letter of Credit sets forth in full all obligations of the Banks.
1 Insert if Account Party requests automatic renewal.

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Each of the Banks agrees, for itself alone and not jointly with any other Bank, to honor a draft drawn by you and presented to the L/C Agent in an amount not to exceed the aggregate amount available to be drawn hereunder multiplied by such Bank’s percentage obligation as set forth on Schedule 1 to this Letter of Credit (the “Percentage Obligations”) and in accordance with the terms and conditions hereinafter set forth. The obligations of the Banks hereunder shall be several and not joint, and multiple draws shall be available under this Letter of Credit. Upon the transfer by a Bank to the L/C Agent for your account of the amount specified in a draft drawn on such Bank hereunder, such Bank shall be fully discharged of its obligations under this Letter of Credit with respect to such draft, such Bank shall not be obligated thereafter to make any further payments under this Letter of Credit with respect to such draft, and the amount available to be drawn thereafter under this Letter of Credit shall be automatically and permanently reduced by an amount equal to the amount of such draft. The failure of any Bank to make funds available to the L/C Agent for payment under this Letter of Credit shall not relieve any other Bank of its obligation hereunder to make funds available to the L/C Agent. Neither the L/C Agent nor any Bank shall be responsible for the failure of any other Bank to honor its share of any drawings hereunder or to make funds available to the L/C Agent.
Except to the extent the amount of this Letter of Credit may be increased, this Letter of Credit cannot be modified or revoked without your written consent, provided that this Letter of Credit may be amended to delete a Bank or add a Bank or change Percentage Obligations so long as such amendment does not decrease the amount of this Letter of Credit, and need only be signed by the L/C Agent so long as any Bank added shall be approved by the Securities Valuation Office of the National Association of Insurance Commissioners.
Wells Fargo Bank, National Association has been appointed by the Banks, has been granted the authority by the Banks to act as, and has been irrevocably granted a power of attorney by the Banks to act as L/C Agent for the Banks obligated under this Letter of Credit. As L/C Agent, Wells Fargo Bank, National Association has full power of attorney from such Banks to act on their behalf hereunder to (i) execute and deliver this Letter of Credit, (ii) receive drafts, other demands for payment and other documents presented by you hereunder, (iii) determine whether such drafts, demands and documents are in compliance with the terms of this Letter of Credit, and (iv) notify the Banks and the Account Party that a valid drawing has been made and the date that the related payment under this Letter of Credit is to be made; provided, however, that the L/C Agent shall have no obligation or liability for any payment under this Letter of Credit (other than payment to you of such funds as have been made available to it by the Banks pursuant to your draw).
[This Letter of Credit expires on the Expiration Date, but will automatically renew without amendment for one year from the Expiration Date or any future expiration date (as applicable, the “New Expiration Date”) unless at least [30] [60] [90] days prior to such Expiration Date or New Expiration Date, the L/C Agent notifies you by registered mail or courier delivery that this Letter of Credit will not renew.]1
Only the Beneficiary may make drawings under the Letter of Credit, and this Letter of Credit is not transferable.
[This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (2007 Revision) International Chamber of Commerce publication No. 600 (the “Uniform Customs”) and to the extent not inconsistent therewith, the laws of the State of New York. Notwithstanding Article 36 of the Uniform Customs, in the event that one or more of the occurrences specified in Article 36 of the
1 Insert if Account Party requests automatic renewal.

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Uniform Customs occurs, then the Banks hereby specifically agree that this Letter of Credit shall be extended so as not to expire during such interruption of business and shall extend for ten days after such resumption of business.] 1

[This Letter of Credit is subject to and governed by the laws of the State of New York, and the International Standby Practices 98 (ISP98) (International Chamber of Commerce Publication No. 590). In the event of any conflict, the laws of the State of New York will control.]2

Signature        Title

Wells Fargo Bank, National Association
as L/C Agent and attorney-in fact for
the Banks set forth in Schedule 1
to this Syndicated Letter of Credit

SCHEDULE 1

1 Insert UCP 600 if required by an insurance regulator, otherwise ISP 98 should be used.
2 Insert UCP 600 if required by an insurance regulator, otherwise ISP 98 should be used.

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EXHIBIT E-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(NON-PARTNERSHIP FOREIGN BANKS)

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U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Banks That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of December 19, 2025, by and among Chubb Limited, a Swiss company (the “Parent”), Chubb Bermuda Insurance Ltd., a Bermuda exempted company (“Chubb Bermuda”), Chubb Tempest Life Reinsurance Ltd. (“Tempest Life”), a Bermuda exempted company, Chubb Tempest Reinsurance Ltd., a Bermuda exempted company (“Tempest” and together with the Parent, Chubb Bermuda and Tempest Life, the “Foreign Borrowers”), Chubb Group Holdings Inc., a Delaware corporation (“Chubb Group Holdings”), Chubb INA Holdings LLC, a Delaware limited liability company (“Chubb INA” and together with Chubb Group Holdings and any Foreign Borrower that may become a resident for tax purposes in the United States, the “U.S. Borrowers”), the lenders who are or may become party thereto, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (c) it is not a ten percent (10%) shareholder of any of the U.S. Borrowers within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (d) it is not a controlled foreign corporation related to any of the U.S. Borrowers as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished the Administrative Agent and the U.S. Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN E, as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the U.S. Borrowers and the Administrative Agent in writing and (b) the undersigned shall have at all times furnished the U.S. Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF BANK]
By:
Name:
Title:
Date: ________ __, 20__

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EXHIBIT E-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(NON-PARTNERSHIP FOREIGN PARTICIPANTS)

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U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of December 19, 2025, by and among Chubb Limited, a Swiss company (the “Parent”), Chubb Bermuda Insurance Ltd., a Bermuda exempted company (“Chubb Bermuda”), Chubb Tempest Life Reinsurance Ltd. (“Tempest Life”), a Bermuda exempted company, Chubb Tempest Reinsurance Ltd., a Bermuda exempted company (“Tempest” and together with the Parent, Chubb Bermuda and Tempest Life, the “Foreign Borrowers”), Chubb Group Holdings Inc., a Delaware corporation (“Chubb Group Holdings”), Chubb INA Holdings LLC, a Delaware limited liability company (“Chubb INA” and together with Chubb Group Holdings and any Foreign Borrower that may become a resident for tax purposes in the United States, the “U.S. Borrowers”), the lenders who are or may become party thereto, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (c) it is not a ten percent (10%) shareholder of any of the U.S. Borrowers within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (d) it is not a controlled foreign corporation related to any of the U.S. Borrowers as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished its participating Bank with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN E, as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank in writing and (b) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20__

18618537v4 24740.00040

EXHIBIT E-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(FOREIGN PARTICIPANT PARTNERSHIPS)

18618537v4 24740.00040

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of December 19, 2025, by and among Chubb Limited, a Swiss company (the “Parent”), Chubb Bermuda Insurance Ltd., a Bermuda exempted company (“Chubb Bermuda”), Chubb Tempest Life Reinsurance Ltd. (“Tempest Life”), a Bermuda exempted company, Chubb Tempest Reinsurance Ltd., a Bermuda exempted company (“Tempest” and together with the Parent, Chubb Bermuda and Tempest Life, the “Foreign Borrowers”), Chubb Group Holdings Inc., a Delaware corporation (“Chubb Group Holdings”), Chubb INA Holdings LLC, a Delaware limited liability company (“Chubb INA” and together with Chubb Group Holdings and any Foreign Borrower that may become a resident for tax purposes in the United States, the “U.S. Borrowers”), the lenders who are or may become party thereto, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of any of the U.S. Borrowers within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to any of the U.S. Borrowers as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished its participating Bank with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or W-8BEN E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank in writing and (ii) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20__

18618537v4 24740.00040

EXHIBIT E-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(FOREIGN BANK PARTNERSHIPS)

18618537v4 24740.00040

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Banks That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of December 19, 2025, by and among Chubb Limited, a Swiss company (the “Parent”), Chubb Bermuda Insurance Ltd., a Bermuda exempted company (“Chubb Bermuda”), Chubb Tempest Life Reinsurance Ltd. (“Tempest Life”), a Bermuda exempted company, Chubb Tempest Reinsurance Ltd., a Bermuda exempted company (“Tempest” and together with the Parent, Chubb Bermuda and Tempest Life, the “Foreign Borrowers”), Chubb Group Holdings Inc., a Delaware corporation (“Chubb Group Holdings”), Chubb INA Holdings LLC, a Delaware limited liability company (“Chubb INA” and together with Chubb Group Holdings and any Foreign Borrower that may become a resident for tax purposes in the United States, the “U.S. Borrowers”), the lenders who are or may become party thereto, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of any of the U.S. Borrowers within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to any of the U.S. Borrowers as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished the Administrative Agent and the U.S. Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or W-8BEN E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the U.S. Borrowers and the Administrative Agent in writing and (ii) the undersigned shall have at all times furnished the U.S. Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF BANK]
By:
Name:
Title:
Date: ________ __, 20__

18618537v4 24740.00040

EXHIBIT F

FORM OF COMPLIANCE CERTIFICATE

[Date]
The undersigned [Chief Financial Officer/Chief Accounting Officer/Chief Compliance Officer], on behalf of Chubb Limited, a Swiss company (the “Parent”), hereby certifies, solely in the undersigned’s capacity as an officer and not in any individual capacity, to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:

1.This certificate is delivered to you pursuant to Section 6.03[(b)(i)][(c)] of the Third Amended and Restated Credit Agreement, dated as of December 19, 2025 (the “Credit Agreement”), by and among the Parent, Chubb Group Holdings Inc., a Delaware corporation (“Chubb Group Holdings”), Chubb Bermuda Insurance Ltd., a Bermuda exempted company (“Chubb Bermuda”), Chubb Tempest Life Reinsurance Ltd., a Bermuda exempted company (“Tempest Life”), Chubb Tempest Reinsurance Ltd., a Bermuda exempted company (“Tempest”), and Chubb INA Holdings LLC, a Delaware limited liability company (“Chubb INA” and together with the Parent, Chubb Group Holdings, Chubb Bermuda, Tempest Life and Tempest, the “Borrowers” and each individually a “Borrower”), the lenders from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

2.I have reviewed the Consolidated financial statements of the Parent and its Subsidiaries dated as of _______________ and for the _______________ period[s] then ended and such statements fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.

3.I have reviewed the terms of the Credit Agreement, and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the financial condition of the Parent and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. As of the date hereof, no Default or Event of Default has occurred and is continuing[except, as set forth in the statement as to the nature thereof and the action that the Parent has taken or proposes to take with respect thereto].

4.The Parent is in compliance with the financial covenant contained in Section 6.04 of the Credit Agreement as of the end of the accounting period referenced herein as shown on such Schedule 1.

[Remainder of page intentionally left blank; signature page follows]

18618537v4 24740.00040

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the day and year first written above.

CHUBB LIMITED

By:
Name:
Title:

18618537v4 24740.00040

Schedule 1
to
Compliance Certificate
For the [Quarter]/[Year] ended ______________________ (the “Statement Date”)

1.	Minimum Consolidated Net Worth (Section 6.04(a))

(a)Consolidated Net Worth as of the Statement Date

(i) Consolidated shareholders’ equity of the Parent and
its Consolidated Subsidiaries              $__________

less:
(ii) amount attributable to noncontrolling interests $__________
(iii) amount of “Accumulated Other Comprehensive
Income (Loss)” reflected on a Consolidated balance sheet of the Parent and its Consolidated Subsidiaries prepared in accordance with GAAP     $__________
		$__________ $__________ $__________

	(b)Minimum Consolidated Net Worth permitted under Section 6.04(a) of the Credit Agreement	$46,048,200,000.00

	Is line 1(b) greater than or equal to line 1(a)?	Yes / No

18618537v4 24740.00040